As filed with the Securities and Exchange Commission on November 13, 2007
Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VEIN ASSOCIATES OF AMERICA, INC.
(Name of Small Business Issuer in its Charter)

Florida	8000	65-0899977
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Eric Luetkemeyer
400 International Parkway
Suite 100
Heathrow, Florida
Tel: (407) 708-5827
Fax: (407) 708-5819
(Name, Address and Telephone Number of Principal Executive Offices and Agent for Service)

With a Copy to:
Uri Doron, Esq.
Troutman Sanders LLP
405 Lexington Avenue
New York, New York 10174
(212) 704-6000

Approximate date of proposed sale to the public:  From time to time after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, par value $0.001	10,005,389	(1)	$0.11	(2)	$1,100,592.79	(2)	$44

(1)
Total represents 7,170,078 shares of common stock issuable upon conversion of shares of Series A convertible preferred stock, 1,890,208 shares of common stock issuable upon conversion of shares of Series B convertible preferred stock, and 945,103 shares of common stock issuable upon exercise of warrants to be offered by selling security holders of the Registrant. In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the closing bid and asked prices of the common stock on November 7, 2006 as reported on the Pink Sheets Electronic Quotation Service.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2007

VEIN ASSOCIATES OF AMERICA, INC.

10,005,389 shares of common stock
$0.001 par value

We are registering up to 10,005,389 shares of our common stock for sale by certain of our shareholders from time to time. 7,170,078 of the shares are issuable upon conversion of shares of Series A convertible stock, 1,890,208 of the shares are issuable upon conversion of Series B convertible preferred stock, and 945,103 of the shares are issuable upon exercise of warrants. The selling security holders will receive all the proceeds from the sale of the offered shares. See “Selling Shareholders” on page 58 of this prospectus.

Our common stock is traded on the Pink Sheets under the symbol “VNAA.PK.” The last reported bid price of the common stock on October 25, 2007 was $0.14 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 TO READ ABOUT CERTAIN RISKS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at 400 International Parkway, Suite 100, Heathrow, Florida 32746. Our telephone number is (407) 708-5818.

The date of this Prospectus is   _____________, 2007.

TABLE OF CONTENTS

Cautionary Notice Regarding Forward-Looking Statements	1
Prospectus Summary	2
Risk Factors	4
Use of Proceeds	14
Market for Our Common Stock and Related Shareholder Matters	15
Description of Business	17
Description of Property	27
Management’s Discussion and Analysis or Plan of Operation	29
Management	47
Executive Compensation	50
Principal Shareholders	53
Selling Security Holders	56
Plan of Distribution	63
Related Party Transactions	65
Description of Securities	67
Legal Proceedings	69
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	70
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	71
Experts	72
Legal Matters	72
Transfer Agent and Registrar	73
Where You Can Find More Information	72
Index to Financial Statements	74

Cautionary Notice Regarding Forward-Looking Statements

We make certain forward-looking statements in this registration statement. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings), demand for our services, and other statements of our plans, beliefs, or expectations, including the statements contained under the captions “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation,” “Description of Business,” as well as captions elsewhere in this document, are forward-looking statements. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. Indeed, it is likely that some of our assumptions will prove to be incorrect. Our actual results and financial position will vary from those projected or implied in the forward-looking statements and the variances may be material. You are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties, together with the other risks described from time to time in reports and documents that we file with the Securities and Exchange Commission (the “Commission”) should be considered in evaluating forward-looking statements.

The nature of our business makes predicting the future trends of our revenues, expenses, and net income difficult. Thus, our ability to predict results or the actual effect of our future plans or strategies is inherently uncertain. The risks and uncertainties involved in our business could affect the matters referred to in any forward-looking statements and it is possible that our actual results may differ materially from the anticipated results indicated in these forward-looking statements. Important factors that could cause actual results to differ from those in the forward-looking statements include, without limitation, the factors discussed above in the section entitled “Risk Factors” and the following:

•	the availability of funds and working capital;

•	our ability to attract and retain additional physicians and practices;

•	our ability to obtain reimbursements for health care services;

•	the operations of our allied physician practices;

•	legislative and regulatory changes that affect our business;

•	the actions and initiatives of current and potential competitors;

•	investor sentiment; and

•	our reputation.

We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or supplements to this prospectus, as applicable. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by any forward-looking statements.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (the “Commission”). You should rely on the information provided in this prospectus. Neither we nor the selling security holders listed in this prospectus have authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable Commission rules may require us to update this prospectus in the future.

The Company

We were initially incorporated in the State of Nevada in October 2004 as National MediCenters Inc. In December 2004, we changed our name to Vascular Relief Centers Corp. to reflect our focus on developing a nationwide network of clinics providing minimally invasive treatment of hemorrhoids and varicose and spider veins. In July 2005, to enhance our ability to obtain financing for our operations, we effected a share exchange with Cyberquest Group, Inc., a Florida corporation publicly traded on the Pink Sheets, whereby Vascular Relief Centers Corp. became a wholly owned subsidiary of Cyberquest Group. Inc. As a result of the share exchange, we are a publicly traded “pink-sheet” company. In August 2005, we changed our name to Vein Associates of America, Inc. to reflect our new purpose as a manager and operator of vein specialty physician practices.

We focus on providing management services to clinics that provide high-quality, minimally-invasive vein treatments nationwide. We have sought to engage several well-known and experienced physicians to oversee the operation of our clinics. Each physician was selected after an investigation into the individual’s education, experience, and accomplishments. We currently have seven physicians overseeing seven managed facilities.

We have also concentrated our efforts on building a strong management team, which is currently comprised of medical specialists, healthcare marketing and consulting professionals, and finance professionals. We are building a core of managers with connections in target U.S. markets, experience in managing growth companies, and in expanding medical outpatient facilities nationwide. During 2006, we acquired the assets of a clinic owned by Dr. John Kingsley, a leader in the vascular and phlebology fields. Dr. Kingsley has personally trained over 60 physicians practicing vein therapy in the U.S. today. Dr. Kingsley oversees training of our network of physicians and helps ensure that they are up-to-date on the latest techniques and treatments. Dr. Kingsley serves as Chairman of our Medical Advisory Board and our Board of Directors.

Our business strategy is to acquire existing physician practices, train the physicians and support staff, fund each clinic during its initial stages and provide ongoing marketing and administrative support such as centralized scheduling, billing, collection, marketing, and management. We typically initially pay new physicians a salary and then convert them to a performance based compensation arrangement. Upon acquisition of an existing practice that facilitates entrance into a new market we compensate the physician based on the performance of the physician. Under this structure, the physicians can focus on treating patients as the administrative and business functions are centralized in our Orlando headquarters.

In November 2004, we acquired our first physician practice, the Vein Center of Orlando, Inc. located in Orlando, Florida. Since then we became a national company managing seven physician practices across the nation, including (1) Birmingham, Alabama (2) Irmo, South Carolina, (3) Durham, North Carolina, (4) Ship Bottom, New Jersey, (5) Edina, Minnesota, (6) Plano, Texas, and (7) Kerrville, Texas. We have targeted several additional physician practices in new markets and are in negotiations to purchase the assets of and manage several physician practices.

The Offering

Common stock offered by the selling security holders:
10,005,389 (7,170,078 and 1,890,208 of which are issuable upon conversion of Series A and Series B convertible preferred stock, respectively, and 945,103 of which are issuable upon exercise of warrants.)

Common stock outstanding as of October 25, 2007:	47,723,700 shares.

Series A convertible preferred stock outstanding as of October 25, 2007:	41,334,898 shares.

Series B convertible preferred stock outstanding as of October 25, 2007:	3,250 shares.

Use of Proceeds:
We will not receive any of the proceeds from the sale of the shares by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may be sold by the selling security holder under this prospectus.

Risk Factors:
An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 5.

Pink Sheets Symbol:	VNAA.PK.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this registration statement before making an investment decision. The risks and uncertainties described below may not be the only ones we face. If any of the following risks actually occurs, our business, results of operations or financial condition would likely suffer. In such an event, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history and since our inception have had a history of large operating losses.

We were founded in October 2004. Accordingly, we have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development. There can be no assurance that we will be successful in addressing such risks and any failure to do so may have a material adverse effect on our business, prospects, financial condition, and results of operations.

As of June 30, 2007, we had an accumulated net deficit of $(26,846,367). These deficits resulted, in part, from our high corporate expenses in connection with the establishment of the business, limited revenues, and adverse operating margins from certain allied physician practices, which we have had since inception. We believe that our corporate expenses, as a percent of revenue, will decrease going forward as a result of revenue increases. However, there are no assurances that we will be able to significantly grow our revenue, reduce our corporate expenses, or become profitable in the future. These factors raise doubt about our ability to continue as a going concern. Also, as a result of our losses, the opinion of our Independent Registered Public Accountants on our audited financial statements for fiscal years 2007 and 2006 has included an explanatory paragraph in the auditors report relating to our status as a “going concern.” The going concern explanatory paragraph indicates that our auditors have substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern ultimately depends on our ability to increase patient fees, reduce expenses to a level that will allow us to operate profitably and sustain positive operating cash flows, and our ability to attract additional investment capital.

Due to our limited operating history, we will be unable to accurately forecast revenues.

Due to our limited operating history and our planned growth through acquisitions, we are currently unable to accurately forecast our future revenues. Our current and future expense levels are largely based on our investment plans and estimates of future revenues which are expected to increase. Revenues and operating results generally depend on effective marketing campaigns, networking with referral sources, and leveraging our purchasing power, which are difficult to forecast as our company is relatively new. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business, prospects, financial condition, and results of operations. Furthermore, as a strategic response to changes in the competitive environment, we may, from time to time, make certain pricing, service, or marketing decisions which could have a material adverse effect on our business, prospects, financial condition, or results of operations.

We have a history of losses which we expect to continue into the future.

As a relatively new company with no history of profitability, we continue to incur losses and expect to incur losses in the future. As of June 30, 2007, we had an accumulated deficit of $(26,846,367). We may not achieve or sustain profitability in the future. If we do not begin to generate revenues or find alternate sources of capital, we will either have to suspend or cease operations, in which case you will lose your investment.

We will need additional capital and will be required to curtail our planned expansion if it is not available.

Our principal future uses of funds are for capital spending to execute our strategy of acquisitions, working capital requirements, and debt service. We expect that our net losses will continue for the foreseeable future. Our need for additional capital to finance our operations and growth will be greater if, among other things, our revenue or expense estimates prove to be incorrect. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which would adversely affect our prospects, business, operating results, and financial condition by forcing us to reduce the pace of our planned expansion, to curtail our operations, or not pursue opportunities which present themselves.

We have created the Vein Associates brand name and any negative publicity may affect our operations.

We have created a chain of medical centers under the Vein Associates brand name. In our industry, a good reputation and referrals from existing clients and physicians are essential for success. If any of our centers or providers becomes involved in an incident that generates negative publicity, it might negatively affect the value of this brand name and all our centers’ ability to market products and services to existing and new clients.

We need to successfully manage our growth and business plan in order for the addition of any new centers to be profitable.

Our future growth depends in part upon expanding the number of our centers. We cannot provide any assurance that we will be successful in expanding the number of centers or that such additions will achieve revenue levels and operating margins satisfactory to sustain operations. Demand for our services is driven by the aging population, most notably the baby boomer generation, increased name recognition, and our ability to obtain referrals. Due to the uncertainty surrounding these factors, we cannot guarantee that our performance will not be negatively affected by the reception of our marketing strategies, or the condition of the general or local economies.

We depend on our senior management and key employees, the loss of which could adversely affect our operations.

Our success depends to a large degree upon the skills of our senior management team and current key employees, such as Dr. John R. Kingsley, the Chairman of our Board, and Eric Luetkemeyer, our Chief Executive Officer, and upon our ability to identify, hire, and retain additional medical, marketing, technical and financial personnel, including Physicians-In-Charge for each of our medical facilities. We may be unable to retain our existing key personnel or attract and retain additional key personnel.

We maintain key person life insurance for Eric Luetkemeyer, our Chief Executive Officer, but not for any other director, officer or employee. Due to our reliance on our key employees, the loss of any of our key employees or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business, operating results, and financial condition. In addition, several members of our senior management and/or key employees have joined us in recent months and may need to spend a significant amount of time learning our business model and management system while performing their regular duties. The integration of new executives or any new personnel could disrupt our ongoing operations.

On November 5, 2007, Andrew Schenker our Chief Financial Officer was terminated, and Eric Luetkemeyer replaced him as Chief Financial Officer in addition to his duties as Chief Executive Officer. This increases our dependence on Mr. Luetkemeyer and any failure to retain him could have a material adverse effect on our business.

We rely on the medical professionals who deliver our services. Some of these professionals may terminate their employment contracts at the end of the then-current term upon 120 days written notice prior to the end of any given three year term. A loss of these professionals would affect our ability to deliver our services and execute our business plan.

We may not realize our anticipated return on capital commitments made to expand our capabilities.

From time to time, we expect to make significant capital expenditures to acquire the assets of new clinics, obtain additional equipment, or implement new processes designed to increase our efficiency, capacity, and medical procedures provided. Some of these projects require additional training for our employees and not all projects may be implemented as anticipated. If any of these projects do not achieve the anticipated revenue and profitability goals, our returns on these capital expenditures may not be as expected.

We have potential conflicts of interest relating to our related party transactions which could harm our business.

  We have potential conflicts of interest relating to existing agreements we have with certain of our directors, officers, shareholders, and employees. Potential conflicts of interest can exist if a related party director, officer, or shareholder has to make a decision that has different implications for us and the related party.

If a dispute arises in connection with any of these agreements that is not resolved in a manner satisfactorily to us, our business could be harmed. These agreements include:

•
a management services agreement with a professional corporation that is owned by Dr. John R. Kingsley, a director and principal shareholder (for more details of the management services agreement, see “Management’s Discussion and Analysis or Plan of Operation”);

•	an asset purchase agreement we have entered into with an entity owned by Dr. John R. Kingsley;

•	notes payable with Eric Luetkemeyer, our Chief Executive Officer and principal shareholders; and

•	a lease agreement with a certain officer, director, and principal shareholder.

Potential conflicts of interest may arise in connection with the forgoing agreements that may have materially different implications for us and the related party and there can be no assurance that it will not harm us.

We depend on recruiting and retaining vein treatment specialists and other qualified healthcare professionals for our success.

Our success is dependent upon our continuing ability to recruit, train and retain or affiliate with vascular surgeons and other qualified healthcare professionals. Although we have not experienced significant problems attracting and retaining key personnel and professionals in the recent past, we face competition for such personnel from other healthcare providers, research and academic institutions, government entities, and other organizations. In the event we are unable to recruit and retain these professionals, such shortages could have a material adverse effect on our ability to grow. Additionally, certain of our senior physicians, due to their reputations and experience, are very important in the recruitment and education of our employees. The loss of any such senior physicians could negatively impact us.

Ten of our doctor-employees are employed under employment agreements which, among other provisions, provide that the physician will not compete with us (or the professional corporations contracting with us) for a period of time after employment terminates. Such covenants not to compete are enforced to varying degrees from state to state. In most states, a covenant not to compete will be enforced only to the extent that it is necessary to protect the legitimate business interest of the party seeking enforcement, that it does not unreasonably restrain the party against whom enforcement is sought, and that it is not contrary to the public interest. This determination is made based upon all the facts and circumstances of the specific case at the time enforcement is sought. It is unclear whether our interests under our management services agreements will be viewed by courts as the type of protected business interest that would permit us to enforce a non-competition covenant against the vein physicians employed by us. Since our success depends in substantial part on our ability to preserve the business of our allied physicians, a determination that these provisions will not be enforced could have a material adverse effect on us.

Our information systems are critical to our business and a failure of those systems could materially harm us.

We depend on our ability to store, retrieve, process, and manage a significant amount of information, and to provide our vein treatment centers with efficient and effective accounting, claim filing, collection, and scheduling systems. If our information systems fail to perform as expected, or if we suffer an interruption, malfunction, or loss of information processing capabilities, it could have a material adverse effect on our business.

Risks Related to Our Industry

The vein therapy market is highly competitive.

Vein therapy is a highly competitive business in each market in which we operate. Our treatment clinics face competition from hospitals, other medical practitioners, and other operators of vein treatment clinics. Certain of our competitors have longer operating histories and significantly greater financial and other resources than we do. Competitors with greater access to financial resources may enter our markets and compete with us. In the event that we are unable to compete successfully, our business may be adversely affected and competition may make it more difficult for us to affiliate with additional vein treatment facilities on terms favorable to us.

Government regulation may affect our ability to carry out our business plan and may change from time to time.

The U.S. healthcare industry, including certain aspects of our business, is highly regulated and regulatory agencies are vested with broad discretion in interpreting applicable laws and regulations. The interpretation of these laws may vary from state to state. While we believe that our operations will be conducted so as to comply in all material respects with the healthcare laws that apply to our operations in each state, our arrangements and proposed activities have not been examined by federal or state authorities for compliance with applicable laws and regulations, and no governmental opinions have been sought or received. Furthermore, there can be no assurance that the regulatory environment in which we operate will not change significantly in the future, requiring us to restructure our arrangements. Our revenues, and those of our allied physician practices, could be adversely affected by unanticipated changes in applicable laws.

We will be required to obtain licenses from various federal, state, and local authorities for our facilities and certain of the healthcare services that will be offered by or through us. In addition, every state imposes licensing requirements on the individual medical providers and other professionals with whom we intend to enter into contractual arrangements. If we and these individuals cannot obtain and maintain all required licenses, our operations may suffer.

We are subject to “corporate practice of medicine” prohibitions.

Statutes, regulations, and Attorney General opinions in many states, including Georgia, Michigan, Minnesota, New Jersey, North Carolina, South Carolina, and Texas, expressly prohibit or have been interpreted to prohibit what is known as the “corporate practice of medicine.” These laws are designed to prevent interference in the medical decision-making process from anyone who is not a licensed physician. Application of these prohibitions varies from state to state. Some states may allow a business to exercise significant management responsibilities over the day-to-day operation of a professional practice, while other states restrict or prohibit such activities.

Some of our operations are in states with “corporate practice of medicine” prohibitions. In such states, we may be unable to assert critical financial or operational control of our allied physicians’ practices. If a state in which we operate determines that we are engaged in the corporate practice of medicine, we might be required to restructure or cease such operations and be subject to penalties as well. The need to comply with “corporate practice” prohibitions may also increase our administrative costs or even make allied physicians in certain states unwilling to enter into contractual relationships with us.

We are subject to “fee-splitting” prohibitions.

Statutes, regulations, and Attorney General opinions in many states, including Florida, Georgia, Michigan, Minnesota, New Jersey, North Carolina, and Texas, either expressly prohibit or have been interpreted to prohibit physicians and other healthcare providers from sharing or splitting fees with unlicensed entities, such as us. Other states have fee-splitting prohibitions that apply when professional fees are shared with a referral source, even an unaffiliated licensed professional. Violations of these state laws may result in censure, fines, loss of a healthcare provider’s license, or even criminal penalties. These statutes and regulations vary from state to state and are often vague and subject to differing interpretations. We have operations in certain states which have “fee-splitting” prohibitions. In these states, we will need to ensure that our relationships with our allied physicians comply with applicable state laws in this regard. If a state in which we operate determines that our financial arrangements with allied physicians constitute fee-splitting, we might be required to restructure or cease such operations, and we and/or our allied physicians might be subject to penalties as well.

We are subject to self-referral prohibitions.

Many states, including Florida, Georgia, New Jersey, North Carolina and South Carolina, have statutes that prohibit physicians from referring patients to other persons or entities in which they have an ownership interest or with which they have some other financial relationship, unless an exception to the statute applies. Violations of these state laws may result in censure, fines, loss of a healthcare provider’s license, or even criminal penalties. These statutes vary from state to state and are often vague and subject to differing interpretations. We will need to ensure that our relationships with our allied physicians comply with applicable state law in this regard. If a state in which we operate determines that our financial arrangements with allied physicians violate the state self-referral prohibition, we might be required to restructure or cease such operations, and we and/or our allied physicians might be subject to penalties as well.

The Federal Physician Self-Referral Law, commonly referred to as the “Stark Law,” prohibits referrals by a physician of Medicare patients to providers for certain “designated health services” if the physician (or his or her immediate family member) has an ownership interest in, or other financial relationship with, the provider, unless an exception applies. We may have arrangements under which we compensate various physicians and other healthcare providers for services, which arrangements would likely constitute financial arrangements under the Stark Law definition. Consequently, to the extent that we seek Medicare reimbursement for the provision of “designated health services” to our clients, we will need to ensure that an exception to the Stark Law is available to cover our financial arrangements. Any determination that we have violated the Stark Law could have a material adverse effect on us and subject us to fines or even civil or criminal sanctions.

We are subject to anti-kickback regulations.

Section 1128B(b) of the Social Security Act (the “Anti-kickback Statute”) prohibits the offer, payment, solicitation or receipt of remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, for (a) the referral of patients or arranging for the referral of patients to receive services for which payment may be made in whole or in part under a federal healthcare program, which includes Medicare and Medicaid, or (b) the purchase, lease, order, or arranging for the purchase, lease or order of any good, facility, service or item for which payment may be made under a federal healthcare program. Courts have generally adopted a broad interpretation of the scope of the Anti-kickback Statute and have held, for example, that the Anti-kickback Statute may be violated if merely one purpose of a payment arrangement is to induce referrals. We will need to ensure that our financial arrangements do not violate the Anti-kickback Statute. Any determination that we have violated the Anti-kickback Statute could have a material adverse effect on us and subject us to fines or even civil or criminal sanctions.

Many states, including Florida, Georgia, Michigan, New Jersey, New York, North Carolina, South Carolina, and Texas, have laws which are similar to the federal anti-kickback laws. These state laws apply to healthcare services performed in the state even when not reimbursed by Medicare, Medicaid, or other federal health benefit programs. In order to avoid violating a particular state’s anti-kickback law, we will need to structure our arrangements with other parties such that such management is not viewed as a mechanism to exchange remuneration for referrals of their patients to us or our allied physicians for healthcare services.

Violations of any of these state laws may result in censure, fines, loss of a healthcare provider’s license, or even criminal penalties. These statutes and regulations vary from state to state and are often vague and subject to differing interpretations.

Federal and state law enforcement authorities may scrutinize arrangements between healthcare providers and potential referral sources to ensure that the arrangements are not designed as a mechanism to exchange remuneration for patient care referrals. Courts have generally adopted a broad interpretation of the scope of the Anti-kickback Statute and have held, for example, that the Anti-kickback Statute may be violated if merely one purpose of a payment arrangement is to induce referrals. Violations of the Anti-kickback Statute can result in both criminal and civil sanctions.

We depend on payments from government Medicare programs for a significant amount of our revenues and our business could be materially harmed by any changes that result in reimbursement reductions.

Our payor mix includes Medicare patients. We estimate that approximately 20%and 33% of our net patient service revenue for fiscal 2007 and 2006, respectively, consisted of payments from Medicare. These government programs generally reimburse us on a fee-for-service basis based on predetermined government reimbursement rate schedules. As a result of these reimbursement schedules, we are limited in the amount we can record as revenue for our services from these government programs. If our operating costs increase, we will not be able to recover these costs from government payors. Medicare reimbursement rates are determined by a formula which takes into account an industry wide conversion factor which may change on an annual basis.  In 2005, the Conversion Factor increased by 1.50%, and in 2006 and 2007, the rate remained constant as compared to 2005. The net result of these changes in the Conversion Factor in the past three years has not had a significant impact on our business. There can be no assurance that increases will continue, scheduled increases will materialize or decreases will not occur in the future. Changes in the Medicare or similar government programs that limit or reduce the amounts paid to us for any of our services or specific procedures could cause our revenues and profitability to decline.

If we fail to comply with the provision of the Civil Monetary Penalties Law relating to inducements provided to patients, we could be subject to civil penalties and exclusion from the Medicare programs which could materially harm us.

Under a provision of the federal Civil Monetary Penalties Law, civil monetary penalties (and exclusions) may be imposed on any person who offers or transfers remuneration to any patient who is a Medicare beneficiary, when the person knows or should know that the remuneration is likely to induce the patient to receive medical services from a particular provider. This broad provision applies to many kinds of inducements or benefits provided to patients, including complimentary items and services or transportation that are of more than a nominal value. We have reviewed our practices of providing services to our patients, and have structured those services in a manner that we believe complies with the law and its interpretation by government authorities. We cannot provide assurances, however, that government authorities will not take a contrary view and impose civil monetary penalties and exclude us for past or present practices.

If a federal or state agency asserts a different position or enacts new laws or regulations regarding illegal payments under the Medicare or other governmental programs, we may be subject to civil and criminal penalties, experience a significant reduction in our revenue or be excluded from participation in the Medicare or other governmental programs.

Any change in interpretations or enforcement of existing or new laws and regulations could subject our current business practices to allegations of impropriety or illegality, or could require us to make changes in our treatment centers, equipment, personnel, services, pricing, or capital expenditure programs, which could increase our operating expenses and have a material adverse effect on our operations or reduce the demand or profitability of our services.

Additionally, new federal or state laws may be enacted that may cause our relationships with our physicians to become illegal or result in the imposition of penalties against us or our treatment centers. If any of our business arrangements with our physicians are deemed to violate the federal anti-kickback statute or similar laws, or if new federal or state laws are enacted rendering these arrangements illegal, our business would be adversely affected.

If payments by managed care organizations and other commercial payors decrease, our revenue and profitability could be adversely affected.

We estimate that approximately 79% and 56% of our net patient fee revenues for fiscal 2007 and 2006, respectively, was derived from commercial payors such as managed care organizations and private health insurance programs. These commercial payors generally pay us for the services rendered to an insured patient based upon predetermined rates. Managed care organizations typically pay at lower rates than private health insurance programs. While commercial payor rates are generally higher than government program reimbursement rates, commercial payor rates are based in part on Medicare reimbursement rates. Hence, when Medicare rates are lowered, commercial rates are often lowered as well. If managed care organizations and other private insurers reduce their rates or we experience a significant shift in our revenue mix toward additional managed care payors or Medicare reimbursements, then our revenue and profitability will decline and our operating margins will be reduced. Any inability to maintain suitable financial arrangements with commercial payors could have a material adverse impact on our business.

We are exposed to possible liability in excess of insurance coverage.

Each licensed professional with whom we establish a relationship is required to carry general liability and professional liability (malpractice) insurance to cover potential lawsuits and claims. As a result of our association with such professionals, we may be named as a co-defendant in any suit brought against them and, even if we are not ultimately subject to liability; we may incur costs in defending such a suit. While we do not practice a profession and thus cannot purchase direct malpractice insurance for ourselves, we have purchased vicarious professional liability coverage, which covers all medical facilities that we currently operate. We have also purchased insurance coverage for our directors and officers. For the foregoing policies, we have coverage in amounts that we anticipate will adequately cover our potential liability exposure. Still, large, unforeseen damage awards may exceed our coverage. It is also possible that coverage may not continue to be available to us on satisfactory terms. Successful claims against us or our allied physicians could have a material adverse impact on our business and financial condition.

Our financial results could be adversely affected by the increasing costs of professional liability insurance and by successful malpractice claims.

We are exposed to the risk of professional liability and other claims against us and our physicians and professionals arising out of patient medical treatment at our treatment centers. Malpractice claims, if successful, could result in substantial damage awards which might exceed the limits of any applicable insurance coverage. Insurance against losses of this type can be expensive and insurance premiums are expected to increase significantly in the near future. Insurance rates vary from state to state, by physician specialty, and other factors. The rising costs of insurance premiums, as well as successful malpractice claims against us or one of our physicians could have a material adverse effect on our financial position and results of operations.

It is also possible that our excess liability and other insurance coverage will not continue to be available at acceptable costs or on favorable terms. In addition, our insurance may not be adequate to cover all potential liabilities arising from governmental fines and penalties, indemnification agreements, and certain other uninsurable losses. As a result, we may become responsible for substantial damage awards that are uninsured.

We are subject to regulation by the FDA.

The Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, and other federal and state statutes govern, among other things, the testing, manufacture, safety, labeling, storage, recordkeeping, advertising and promotion of vein treatment products. The process of maintaining regulatory approvals for our treatment processes or marketing of our services could be costly and time-consuming and is subject to unanticipated delays. Regulatory requirements ultimately imposed could also adversely affect our ability to test or market our services.

Our costs and potential risks have increased as a result of the regulations relating to privacy and security of patient information.

There are numerous federal and state regulations addressing patient information privacy and security concerns. In particular, the federal regulations issued under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, contain provisions that:

•	protect individual privacy by limiting the uses and disclosures of patient information;

•	require the implementation of security safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form; and

•	prescribe specific transaction formats and data code sets for certain electronic healthcare transactions.

Compliance with these regulations requires us to spend money and our management to spend substantial time and resources. We believe that we are in material compliance with the HIPAA regulations with which we are currently required to comply. The HIPAA regulations expose us to increased regulatory risk if we fail to comply. If we fail to comply with the regulations, we could suffer civil penalties up to $100 per violation with a maximum penalty of $25,000 per each requirement violated per calendar year and criminal penalties with fines up to $250,000 per violation, and our business could be harmed.

Risks Related to Our Common Stock

Future sales of our common stock could depress our market price and diminish the value of your investment.

Future sales of shares of our common stock or securities that are convertible into our common stock, including pursuant to this registration statement, could adversely affect the market price of our common stock. If any of our principal stockholders sells a large number of shares or if we issue a large number of shares, the market price of our common stock could significantly decline. Moreover, the perception in the public market that our principal stockholders might sell shares of common stock could further depress the market for our common stock.

There are currently 123,281,061 shares of our Common Stock issuable upon conversion of our Series A Preferred Stock, at a conversion price of $0.03042 per share. There are currently 20,000,000 shares of Common Stock issuable upon exercise of the warrants issued in connection with our Series A Preferred Stock at an exercise price of $0.00002 per share. The holders of these Series A shares have a lesser economic interest per share than the Series B preferred stock and certain warrants issued in connection with the Series B Preferred Stock. Upon effectiveness of our first registration statement, and assuming continued compliance with disclosure requirements, all of these shares of Common Stock underlying the Series A Preferred Stock or warrants issued in connection with the Series A Preferred Stock (together, the “Series A Shares”) may be eligible for resale subject to Rule 144 under the 1933 Act. A portion of the Series A convertible preferred stock will also be registered on a pro rata basis with the Series B convertible preferred stock and Series B warrant hereunder. Significant sales of the shares of Common Stock underlying the Series A convertible preferred stock and Series B convertible preferred stock and Series B warrants could cause the market price of our Common Stock to drop significantly. Any reduction in the market price of our Common Stock could diminish the value of your investment.

Our common stock price could be volatile, which could result in substantial losses for investors.

Our common stock price could be subject to volatility. Fluctuations in the price of our common stock could be rapid and severe and could leave investors little time to react. Factors that could affect the market price of our common stock include:

•	the limited amount of our common stock held by our non-affiliates;

•	quarterly variations in our operating results;

•	general conditions in our industry or in the securities market;

•	changes in the market’s expectations about our earnings;

•	changes in financial estimates and recommendations by securities analysts concerning our company or the consumer products industry in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends in our markets;

•	changes in laws and regulations affecting our business;

•	sales of substantial amounts of our common stock by our directors, executive officers, or principal stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions and acts of war or terrorism.

Volatility in the price of our common stock could be exacerbated by the relatively small number of shares of our common stock that are publicly traded. Fluctuations in the price of our common stock could contribute to an investor losing all or part of his investment.

Because our shares are deemed “penny stocks,” you may have difficulty selling them in the secondary trading market.

The Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange, the equity security also constitutes a “penny stock.” As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. These regulations also impose various sales practice requirements on broker-dealers. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market is limited. As a result, the market liquidity for our common stock is severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

The issuance of preferred stock may adversely affect the price of our Common Stock, which could cause a reduction in the value of your investment.

In addition to the Series A Preferred Stock and Series B Preferred Stock, we are authorized to issue up to 9 million additional shares of preferred stock. The preferred stock may be issued in series from time to time with such preferences, limitations, and relative rights as our Board of Directors may determine by resolution without shareholder approval. The potential exists that preferred stock might be issued which would grant dividend and liquidation preferences senior to those of our Common Stock, diminishing the value of our Common Stock. We may also be required to issue additional shares of preferred stock as liquidated damages if we fail to register the shares of common stock underlying our Series A convertible preferred stock, Series B convertible preferred stock and warrants by certain dates. Any such issuance may dilute your equity ownership and cause a reduction in the value of your investment.

The lack of a developed trading market may make it difficult for you to sell your Common Stock.

Should your Common Stock become tradable pursuant to an effective registration statement or be eligible for exemption from applicable trading restrictions, any trading of our Common Stock will likely be conducted on the Pink Sheets or, if we subsequently become eligible, on OTC Bulletin Board trading market. Trading activity in our Common Stock has fluctuated and has been very limited. We cannot guarantee that a consistently active trading market will develop in the future, especially while we remain on the Pink Sheets or even if we become quoted on the OTC Bulletin Board. A holder of the Common Stock may find it difficult to dispose of or obtain accurate quotations as to the market value of our Common Stock.

We do not intend to pay dividends and you may not receive a return on your investment without selling shares.

Since we are utilizing available cash for working capital purposes and acquisitions, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Therefore, you will not likely receive a return on our investment without selling the Shares or Warrant Shares, or arranging for a private resale of your Series B Preferred Stock or Warrants.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling security holder. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes.

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

The Market for Our Common Stock

Our shares of common stock, par value $0.001 per share, have been quoted on the Pink Sheets Electronic Quotation Service under the trading symbol “VNAA.PK” since August 2005. The following table sets forth the high and low bid prices for our common stock as reported on the Pink Sheets Electronic Quotation Service. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

	Year Ended June 30, 2008				Year Ended June 30, 2007		Year Ended June 30, 2006
	High		Low		High	Low	High		Low

First Quarter	$0.50		$0.12		$0.25	$0.105	$3.25	(2)	$1.02	(2)
Second Quarter	$0.35	(1)	$0.14	(1)	$0.30	$0.135	$2.74		$0.95
Third Quarter	—		—		$0.25	$0.01	$1.25		$0.30
Fourth Quarter	—		—		$0.25	$0.10	$0.70		$0.18

As reported by Bloomberg.

(1)	Information provided through October 25, 2007.

(2)	Information provided beginning July 20, 2005, the day we closed the share exchange with Cyberquest Group, Inc.

On October 25, 2007, the closing price for our common stock, as reported by the Pink Sheets Electronic Quotation Service, was $0.14 per share and there were approximately 175, 20, and 20 shareholders of common stock, Series A preferred stock, and Series B preferred stock of record, respectively, however, we believe that there are additional beneficial owners of our common stock who own their shares in “street name.”

We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement.  The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the Securities Act 1934, as amended, concurrently with the effectiveness of the Form SB-2 registration statement.

Dividend Policy

We have not paid any cash dividends since its inception and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We expect to retain our earnings, if any, to provide funds for the expansion of our business. Future dividend policy will be determined periodically by the Board of Directors based upon conditions then existing, including our earnings and financial condition, capital requirements, and other relevant factors.

Equity Compensation Plans

The following table sets forth certain information, as at June 30, 2007, with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	-		-	-
Equity compensation plans not approved by security holders	100,000	(1)	$0.40	737,000	(1)(2)
Total	100,000		$0.40	737,000

(1)
Pursuant to an Employee Agreement dated May 1, 2006 with James Isobe, we agreed to issue options to purchase 500,000 shares of our common stock, vesting 20% each year for 5 years. These options are exercisable at $0.40 per share and will expire automatically upon the earlier of 5 years after vesting or the date we cease to employ Dr. Isobe. Options to purchase 100,000 shares of our common stock vested on May 1, 2007.

On March 1, 2007, we agreed to issue options to purchase 150,000 shares of our common stock vesting 20% each year for 5 years to one of our employees at $0.25 per share and will expire automatically upon the earlier of 5 years after vesting or the date we cease to employ this employee. None of the options to purchase our common stock have vested as of yet.

(2)
Pursuant to an Asset Purchase Agreement dated May 1, 2006 with Dr. Kingsley, we agreed to issue 105,000 shares of common stock vesting 20% each year for 5 years beginning on May 1, 2007 to certain of his employees. Two employees left before any shares vested, thus, their shares were reallocated among the remaining employees. 18,000 shares of our common stock vested on May 1, 2007.

Pursuant to an Asset Purchase Agreement dated June 1, 2007 with Mark A. McQuaid, MD, PA, we agreed to issue 100,000 shares of common stock to employees at his discretion. To date, no awards have been issued.

DESCRIPTION OF BUSINESS

A. Organization and History

Vein Associates of America, Inc. is a healthcare management company which operates advanced medical facilities exclusively focused on the treatment of vein diseases. We have 7 established clinics. These specialized, professional medical treatment centers use new and effective vein treatment techniques. Our physicians use high-technology medical instrumentation and procedures to treat vein disease. In addition to being successful, these procedures are minimally-invasive, cause little to no pain, and carry low risk. Most of our procedures are covered by Medicare and commercial insurance carriers.

We were initially incorporated in the State of Nevada in October 2004 as National MediCenters Inc. In December 2004, we changed our name to Vascular Relief Centers Corp. In July 2005, to enhance our ability to obtain financing for our operations, we effected a share exchange into Cyberquest Group, Inc., a Florida corporation publicly traded on the pink sheet market, whereby Vascular Relief Centers Corp. became a wholly-owned subsidiary of Cyberquest Group. Inc. As a result of the share exchange, we are a publicly traded “pink-sheet” company. In August 2005, we changed our name to Vein Associates of America, Inc. to reflect our new purpose as a manager and operator of vein specialty physicians’ offices. Since inception, we have focused on providing management services to clinics that provide quality non-invasive vein treatment nationwide. To this end, we have sought to engage several well-known and experienced physicians to oversee the operation of our clinics. Each physician was selected after an investigation into the individual’s education, experience, and accomplishments. We currently have 10 physicians overseeing 7 managed facilities.

As part of our growth strategy, we have also focused on collaborating with the practices of well-respected medical doctors who specialize in vein treatment. In our first two years of operations, we acquired the assets of three currently operating treatment facilities located in Birmingham, Alabama, Durham, North Carolina and Plano, Texas.  On October 12, 2007, we have acquired the assets of a facility located in Irmo, South Carolina. To expand our national network, we are currently in negotiations to operate several additional clinics and hope to continue to establish our presence in new locations nationwide. (For additional details on each acquisition, see “Management’s Discussion and Analysis of Plan of Operation.”)

B. Business Strategy

Our strategy is two-fold: (1) to meet the needs of a changing health care market by developing and managing a network of vein treatment specialists to whom we deliver high-quality, cost-effective management services, and (2) to provide minimally invasive alternative procedures to individuals seeking vein and hemorrhoids treatments.

As a manager of physician practices, we serve as an outsourcing option for physicians who do not possess the network management skills, capital, and independence to develop and manage an integrated health care delivery network. The key elements of this strategy include: (1) utilizing information systems to enhance cost effectiveness and clinical outcomes; (2) implementing a patient-oriented system; and (3) adding physician offices in new locations.

Utilizing Information Systems. Our information systems enable remote users to access a centralized database. Information is collected from each medical facility and presented in the form of integrated applications, which allows users to share information in real-time regardless of location and without expensive synchronization processes. Medical information on each patient and the ensuing financial transaction stemming from each procedure within the enterprise is recorded in the database, including patient attendance, diagnosis, medical procedures, product sales, insurance eligibility, pre-certification requirements, and all related ledger activity. This data is stored in the centralized database and can be analyzed remotely. This intranet resource also provides users with access to information published by management and designated personnel within our organization, such as human resources, information technology, business operations, clinical operations, and medical direction.

Implementing a Patient-Oriented System. Our integrated health care delivery networks are constructed with the recognition that the need and demand for costly health care services are, to a large degree, generated by the decisions and actions of patients. To assist patients, both present and prospective, we have established a national customer care center to handle general patient inquiries, answer questions, and schedule treatments and follow-up care. The care center operates through a toll-free telephone number 866-4NOVEIN (866-466-8346) and our website (www.noveins.com), and will employ automated tools to systemize and reduce the cost of patient interaction while providing touch points for patients. This coupled with our quality treatment results is an integrated health care delivery network that is efficient and convenient for the patients and encourages them to become knowledgeable and active participants who, in partnership with their providers, optimize decisions affecting individual health and productivity.

Adding Physician Offices in New Locations. Economies of scale associated with the use of our information systems and collective bargaining power used for negotiating with payors and suppliers alike increase as the number of physician offices under our management increases. We believe that our current infrastructure which includes our national call center and billing, accounting and information technology departments can be used to support additional clinics without incurring additional significant capital costs.

C. Services Provided

We operate seven physician practices, certain of which we operate through entities owned by physicians (a “physician practice” or a “practice”) in states which prohibit the corporate practice of medicine. We primarily serve as a management service organization pursuant to a Management Service Agreement with a physician practice. Under a Management Service Agreement, the physician has the exclusive authority and control over the medical aspects of the practice, while we have the sole authority to manage the business and administrative aspects of the physician practice.

The management services we provide are designed to encompass all of the non-clinical aspects of managing a medical vein treatment practice and include:

•	Billing and Collection. We bill and collect all patient receivables.

•	Financial Services. We provide budgeting, accounting, payroll and other services to practices.

•	Strategic Planning. We work with practices to establish budgets, determine goals, set strategic direction and assess the possibility of capital projects or other initiatives.

•	Physician Recruiting. We assist in recruiting physicians.

•	Personnel Management and Benefits Administration. We hire and administer all non-clinical staff and administer benefits for physicians and employees.

•	Compliance and Risk Management. We provide insurance and risk management functions and assist in compliance activities.

•
Practice Quality and Efficiency Initiatives. We work with practices to refine business processes with the goal of increasing practice productivity and efficiency while improving patients’ experiences. In addition, we provide management and advisory services related to information technology and analytical services to support physician-directed initiatives targeted at improving patient outcomes.

•
Marketing Support. Practices are provided with a wide array of marketing materials designed to increase referrals and new patients, including market analysis reports, brochures, pamphlets, and direct mail programs.

•	Managed Care Contracting Support. We assist practices in negotiating and analyzing managed care contracts.

D. Vein Treatment

All of the facilities we operate are specialized vein treatment centers. To ensure high quality care, we provide our physicians with technologically advanced medical equipment to promote innovative and minimally invasive methods of treating severe hemorrhoids and varicose and spider veins, which are proven alternatives to traditional hospital surgery.

According to the American Vascular Association, more than 80 million Americans suffer from some form of venous disorder including varicose veins and spider veins. The American Venous Forum, an international consortium of venues and lymphatic specialists, estimates more than 24 million Americans have varicose veins. Varicose veins, in addition to being uncomfortable and unpleasant, are often an indicator of a more serious medical problem. The licensed physicians under our management use high-resolution color ultrasounds, fiber-optic lasers, and the emission of radio frequencies to diagnose and treat these conditions in a minimally invasive way.

Varicose Veins

Varicose veins are enlarged, weakened, dilated veins that have permanently lost their ability to carry blood from the legs back to the heart against the force of gravity. As the blood falls back down the leg and pools due to gravity, the veins overfill giving them an unsightly bulging appearance. Visible vein problems often result from vein insufficiency deeper in the legs, where blood flow may be compromised. The saphenous veins are major leg veins that return blood to the heart from the feet and legs. Within the saphenous veins are valves that control the flow of blood toward the heart and prevent blood from “refluxing” back in the opposite direction. If these valves fail and do not function properly, gravity can force the blood to flow backward to the previous healthy valve, causing pressure in the vein to increase. Varicose veins cause tired, heavy, aching, throbbing, swollen legs which are typically worse at night than in the day. Nighttime leg cramps and leg restlessness (sometimes called Restless Leg Syndrome) are also very common problems caused by varicose veins. Treatment of the diseased veins can reduce or eliminate these symptoms. If left untreated, varicose veins always worsen over time, and may lead to the formation of blood clots (thrombosis), inflammation of the vein (phlebitis) and inflammation of the skin (dermatitis), and finally ulceration.

Heredity is the primary contributing factor that causes varicose veins. A genetic tendency causes veins to weaken and wear over time. Thus, regardless of treatment, if an individual has a strong hereditary predisposition, the more likely an individual will be afflicted by varicose veins. Other contributing factors include pregnancy, hormone containing medications, obesity, standing for long periods of time, and traumatic injury to the leg. In most cases, nothing can prevent the veins from wearing out, but if effective treatment is given early in the course of the disease, complications like phlebitis, blood clots, and ulcerations can be prevented and symptoms relieved.

Spider Veins

Spider veins are abnormally dilated blood vessels in the skin. They usually appear on the legs but can also occur on the face, chest, arms and back. Contrary to what many physicians are taught, spider veins can case the same symptoms as larger varicose veins, including itching, burning, heaviness, and fatigue in the legs. Although they may cause various symptoms, spider veins are not usually a health hazard and do not lead to serious complications. In rare cases, spider veins bleed profusely after an injury, otherwise, they are treated mostly as a cosmetic problem.

Spider veins develop in two ways. First, tiny pre-existing veins can enlarge and become dilated over time. Secondly, your body grows new veins in the skin where it is unnecessary. Pregnancy, hormone-containing medications, and hormonal fluctuations can stimulate their appearance, thus, spider veins are more common in women. They are not caused by crossing the legs or by prolonged standing or sitting at work. The tendency to develop abnormal veins is primarily hereditary and largely cannot be prevented. Support hose, exercise, and dietary supplements are helpful for symptoms but often the veins keep growing. In some cases the appearance of spider veins may be an indication that larger diseased veins exist underneath. The physician may use ultrasound to search for any larger diseased veins that may be causing the spider veins. If larger diseased veins are found, they need to be treated first and eliminated, otherwise spider vein treatment will be ineffective.

Non-Surgical Treatment Of Varicose And Spider Veins

Diagnostic Duplex Doppler Exam

In order for any treatment to be successful, the location of venous reflux must be identified. We accomplish this by using an advanced ultrasound-imaging test called a Venous Duplex Scan, which creates a “map” of the veins by pinpointing the location of the damaged valves. Ultrasound imaging and ultrasound-detected blood flow can diagnose nearly all vascular conditions. Ultrasound vascular testing is painless and non-invasive; there are no needle sticks and no catheters inserted into the veins or arteries. Veins are imaged with duplex ultrasound and pulse wave Doppler. This technology provides a direct image of the veins and also measures the flow of blood. These images show the size of the veins and the direction of blood flow, including “reflux,” or abnormal flow, through vein valves. They also spot blood clots and pinpoint the cause of specific vein abnormalities so our clinicians can formulate a precise treatment plan for the patient. The exam can be performed in any of our medical facilities and requires no anesthesia.

Transilluminated Sclerotherapy ™

Spider veins can be caused by pressure from blood leaking from connecting reticular veins (superficial blue-green veins). In order to obtain better and longer-lasting results, it is important to locate and treat these superficial feeder veins. Our physicians utilize a device called the Veinlite to locate these often hard-to-find veins, and utilize a treatment called Transilluminated Sclerotherapy. The Veinlite illuminates the skin making it translucent so the reticular veins can be easily seen. Sclerotherapy is then used to eliminate them, thereby making the treatment of the overlying spider veins more effective. The procedure is performed in the doctor's office and requires no preparation or anesthesia.

Endovenous Laser Treatment

A new, minimally invasive laser treatment called Endovenous Laser Treatment is changing the way these problematic veins are treated. Until the use of the Endovenous Laser Treatment, treatment entailed painfully stripping the saphenous vein from the groin to ankle. This required a hospital stay with the attendant risks of general anesthesia, prolonged recovery, potential infection, and unsightly scars.

Using an alternative called Endovenous Foam Treatment, our physicians use ultrasound guidance and insert a slender catheter into the saphenous vein at the knee through a tiny needle stick in the skin. A special foam medication is then infused into the diseased vein. The foam irritates the lining of the vein causing it to contract and close, allowing blood to be rerouted to healthy veins. The treated vein then becomes harmless fibrous tissue and is gradually absorbed by the body. There is virtually no discomfort afterwards and no downtime. The procedure is performed in a doctor's office and requires no preparation or anesthesia.

Hemorrhoids

Hemorrhoids are varicose (swollen or dilated) veins of the rectum. According to the American Society of Colon & Rectal Surgeons, hemorrhoids are a common and disabling condition and more than half the U.S. population will develop symptoms of hemorrhoids, usually after the age of 30. As reported by the American Society of Colon & Rectal Surgeons, millions of Americans currently suffer from hemorrhoids. Symptoms include itching, bleeding, pressure, and pain. A doctor’s visit is recommended to rule out inflammatory diseases and cancer.

Treatment For Hemorrhoids

Changes in diet and lifestyle will offer relief for hemorrhoids over time. Over-the-counter suppositories and creams have little more than a placebo affect and offer only temporary relief at best. Non-surgical procedures include rubber band ligation (tying off the hemorrhoids); using heat, laser or electric current to create scar tissue (coagulation therapy); or injecting chemicals to shrink the tissue (injection sclerotherpay). In some instances, surgery may be required, especially if there is a blood clot blocking the vein. Most patients, however, will avoid or postpone medical treatment because of the well-known pain, prolonged recovery, and high cost associated with a surgical hemorrhoidectomy.

E. Industry

Concerns over the cost of health care have resulted in the increasing prominence of managed care. As markets evolve from traditional fee-for-service medicine to managed care, HMOs and health care providers confront market pressures to provide high quality health care in a cost-effective manner. Employer groups have begun to bargain collectively in an effort to reduce premiums and to bring about greater accountability of HMOs and providers with respect to accessibility, choice of provider, quality of care, outcome management, and other indicators of consumer satisfaction. The focus on cost-containment and outcome management has placed small-to mid-sized physician groups and solo practices at a disadvantage because they typically have higher operating costs and little purchasing power with suppliers, also, they often lack the capital to purchase new technologies that can improve quality and reduce costs, and they do not have the cost accounting and quality management networks necessary for entry into sophisticated risk-sharing contracts with payors, including Medicare and private insurance companies.

Despite widespread consolidation in the hospital and physician communities, the vein treatment market remains highly fragmented. In the vein treatment market, integrated networks do not exist and the operational aspects of the vein treatment market often lack the centralized management and efficiencies of scale enjoyed by large, well-managed service businesses. In addition, the vein treatment physician community, generally, does not have access to capital or the integrated information systems that are necessary to effectively enter into payment arrangements and to provide financial and clinical information desired by payors.

We manage a network of independent physicians or physician groups by centralizing administrative functions and providing operating information systems to coordinate and integrate the delivery of health care through clinical protocols, utilization review, outcomes measurement, and financial reporting. These affiliations include the acquisition of physician practice assets, equity participation in our company, or affiliation on a contractual basis.

We believe that many vein treatment physicians are concluding that in order to compete effectively in this emerging environment, they must affiliate themselves with larger organizations like us, which offer skilled and innovative management, sophisticated information systems, collective bargaining power, and the capital resources necessary to function effectively in a managed care environment. Moreover, many payors and their intermediaries, including governmental entities and HMOs, are increasingly looking to outside providers to develop and maintain quality outcomes, management programs, and patient care data.

F. Competition

Overall, the vein market is highly fragmented with numerous single location clinics located around the U.S. We do, however, have several existing competitors, as well as a number of potential new competitors. These include local competitors typically having one to three centers that focus on varicose vein diagnosis and treatment. In most instances, their treatment involves the use of heat, infra red or laser cauterization. Some of these competitors treat the arterial supply to the area versus treating the problem within the vein itself. We, however, treat the problem vein directly for varicose veins and in the treatment of spider veins take the added step of treating feeder veins. These local companies are not “national” in their reach and each has very little brand recognition.

Our direct competitors in the vein market include Vein Clinics of America, with 25 locations in the mid-west and the east cost; Vein Affiliates, with 15 locations across the nation; Vein Solutions, with 14 locations in the south, mid-west and east coast. The only multi facility competitor in the hemorrhoid market that we are aware of is Hemorrhoid Relief Centers, which is a network of 15 clinics owned by a chiropractor, who employs one medical doctor at each clinic.

G. Marketing and Advertising

We concentrate our marketing efforts on direct-to-consumer advertising through local, regional, and national marketing in a variety of media sources which include direct mail and our internet website, www.noveins.com. As we expand our network of clinical affiliates, we will also target primary referring physicians through direct mail, sales calls, and attendance at various conferences and professional forums.

H. Research and Development

We have not spent any funds on research and development in the years ended June 30, 2007 and 2006, respectively.

I. Intellectual Property

We have initiated the process of registering a service mark on our name in the United States.

J. Regulatory

The following is a summary of certain regulatory matters that may be applicable to our business.

Reimbursement

Government Reimbursement in General

Most individuals have insurance coverage through Medicare, Medicaid, a federal or state healthcare program, or a private insurance company. Medicare is the commonly used name for the healthcare payment program governed by certain provisions of the United States Social Security Act. Medicare is an exclusively federal program that provides certain healthcare benefits to beneficiaries who are 65 years of age or older, disabled or qualify for the End Stage Renal Disease Program. Medicaid is a program that pays for medical assistance for certain individuals and families with low incomes and resources. This program became law in 1965 and is jointly funded by the Federal and State governments (including the District of Columbia and the Territories) to assist states in providing medical long-term care assistance to people who meet certain eligibility criteria. Medicaid is the largest source of funding for medical and health-related services for people with limited income.

Private Reimbursement in General

Most healthcare providers rely on third-party payors to reimburse for the healthcare provider’s services. Many private insurance companies contract with healthcare providers on an “exclusive” or a “preferred” provider basis, and some insurers have introduced plans known as preferred provider organizations (“PPOs”). Under preferred provider plans, patients who use the services of contracted providers are subject to more favorable co-payments and deductibles than apply when they use non-contracted providers. Under an exclusive provider plan, which includes most health maintenance organizations (“HMOs”), private payors limit coverage to those services provided by selected hospitals. With this contracting authority, private payors direct patients away from nonselected providers by denying coverage for services provided by them.

Increased sensitivity to the cost of health care and the desire to reduce healthcare costs have led to substantial growth among HMOs, PPOs, and other alternative delivery systems. Most PPOs and HMOs currently pay healthcare providers on a fee-for-service basis or on a fixed rate basis. Some HMOs are now offering or mandating a “capitation” payment method under which healthcare providers are paid a predetermined periodic rate for each enrollee in the HMO. In a capitated payment system, the healthcare providers assume a financial risk for the cost and scope of care given to such HMO enrollees for the term of the contract.

Anti-kickback Statutes

Section 1128B(b) of the Social Security Act (the “Anti-kickback Statute”) prohibits the offer, payment, solicitation or receipt of remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, for (a) the referral of patients or arranging for the referral of patients to receive services for which payment may be made in whole or in part under a federal healthcare program, which includes Medicare and Medicaid, or (b) the purchase, lease, order, or arranging for the purchase, lease or order of any good, facility, service or item for which payment may be made under a federal healthcare program. Courts have generally adopted a broad interpretation of the scope of the Anti-kickback Statute and have held, for example, that the Anti-kickback Statute may be violated if merely one purpose of a payment arrangement is to induce referrals. We will need to ensure that our financial arrangements do not violate the Anti-kickback Statute. Any determination that we have violated the Anti-kickback Statute could have a material adverse effect on us and subject us to fines or even civil or criminal sanctions.

Many states, including Florida, Georgia, Michigan, New Jersey, New York, North Carolina, South Carolina, and Texas, have laws which are similar to the federal anti-kickback laws. These state laws apply to healthcare services performed in the state even when not reimbursed by Medicare, Medicaid, or other federal health benefit programs. Since we operate in some of these states, in order to avoid violating a particular state’s anti-kickback law, we will need to structure our arrangements with other parties such that such management is not viewed as a mechanism to exchange remuneration for referrals of their patients to us or our allied physicians for healthcare services.

Violations of any of these state laws may result in censure, fines, loss of a healthcare provider’s license, or even criminal penalties. These statutes and regulations vary from state to state and are often vague and subject to differing interpretations.

Federal and state law enforcement authorities may scrutinize arrangements between healthcare providers and potential referral sources to ensure that the arrangements are not designed as a mechanism to exchange remuneration for patient care referrals. Courts have generally adopted a broad interpretation of the scope of the Anti-kickback Statute and have held, for example, that the Anti-kickback Statute may be violated if merely one purpose of a payment arrangement is to induce referrals. Violations of the Anti-kickback Statute can result in both criminal and civil sanctions.

“Corporate Practice of Medicine” Prohibitions

Statutes, regulations, and Attorney General opinions in many states, including Georgia, Michigan, Minnesota, New Jersey, North Carolina, South Carolina, and Texas, have statutes that either expressly prohibit or have been interpreted to prohibit what is known as the “corporate practice of medicine.” These laws are designed to prevent interference in the medical decision-making process from anyone who is not a licensed physician. Application of these prohibitions varies from state to state. Some states may allow a business to exercise significant management responsibilities over the day-to-day operation of a professional practice, while other states restrict or prohibit such activities.

Some of our operations are in states with “corporate practice of medicine” prohibitions. In these states we will be unable to assert financial or operational control of our allied physicians’ practices. If a state in which we operate determines that we are engaged in the corporate practice of medicine, we might be required to restructure or cease such operations and be subject to penalties as well. The need to comply with “corporate practice” prohibitions may also increase our administrative costs or even make allied physicians in certain states unwilling to enter into contractual relationships with us.

Fee-Splitting Laws

Statutes, regulations, and Attorney General opinions in many states, including Florida, Georgia, Michigan, Minnesota, New Jersey, North Carolina, and Texas, have statutes and regulations that either expressly prohibit or have been interpreted to prohibit physicians and other healthcare providers from sharing or splitting fees with unlicensed entities, such as us. Other states have fee-splitting prohibitions that apply when professional fees are shared with a referral source, even an unaffiliated licensed professional. Violations of these state laws may result in censure, fines, loss of a healthcare provider’s license, or even criminal penalties. These statutes and regulations vary from state to state and are often vague and subject to differing interpretations. We have operations in certain states with “fee-splitting” prohibitions. In these states, we will need to ensure that our relationships with our allied physicians comply with applicable state laws in this regard. If a state in which we operate determines that our financial arrangements with allied physicians constitute fee-splitting, we might be required to restructure or cease such operations, and we and/or our allied physicians might be subject to penalties as well.

Self-Referral

Many states, including Florida, Georgia, New Jersey, North Carolina, and South Carolina, have statutes that prohibit physicians from referring patients to other persons or entities in which they have an ownership interest or with which they have some other financial relationship, unless an exception to the statute applies. Violations of these state laws may result in censure, fines, loss of a healthcare provider’s license, or even criminal penalties. These statutes vary from state to state and are often vague and subject to differing interpretations. We will need to ensure that our relationships with our allied physicians comply with applicable state law in this regard. If a state in which we operate determines that our financial arrangements with allied physicians violate the state self-referral prohibition, we might be required to restructure or cease such operations, and we and/or our allied physicians might be subject to penalties as well.

The Federal Physician Self-Referral Law, commonly referred to as the “Stark Law,” prohibits referrals by a physician of Medicare patients to providers for certain “designated health services” if the physician (or his or her immediate family member) has an ownership interest in, or other financial relationship with, the provider, unless an exception applies. We may have arrangements under which we compensate various physicians and other healthcare providers for services, which arrangements would likely constitute financial arrangements under the Stark Law definition. Consequently, to the extent that we seek Medicare reimbursement for the provision of “designated health services” to our clients, we will need to ensure that an exception to the Stark Law is available to cover our financial arrangements. Any determination that we have violated the Stark Law could have a material adverse effect on us and subject us to fines or even civil or criminal sanctions.

Licensing

We may be required to obtain licenses from various federal, state, and local agencies to provide our services. In addition, every state imposes licensing requirements on the individual physicians with whom we intend to enter into arrangements.

FDA Regulation

The Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, and other federal and state statutes govern, among other things, the testing, manufacture, safety, labeling, storage, recordkeeping, advertising and promotion of vein treatment products. The process of maintaining regulatory approvals for our treatment processes or marketing of our services could be costly and time-consuming and is subject to unanticipated delays. Regulatory requirements ultimately imposed could also adversely affect our ability to test or market our services.

Privacy and Security of Patient Information

There are numerous federal and state regulations addressing patient information privacy and security concerns. In particular, the federal regulations issued under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, contain provisions that:

•	protect individual privacy by limiting the uses and disclosures of patient information;
•	require the implementation of security safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form; and
•	prescribe specific transaction formats and data code sets for certain electronic healthcare transactions.

Compliance with these regulations requires us to spend money and our management to spend substantial time and resources. We believe that we are in material compliance with the HIPAA regulations with which we are currently required to comply. The HIPAA regulations expose us to increased regulatory risk if we fail to comply. If we fail to comply with the regulations, we could suffer civil penalties up to $100 per violation with a maximum penalty of $25,000 per each requirement violated per calendar year and criminal penalties with fines up to $250,000 per violation, and our business could be harmed.

K. Insurance

We and our allied physician practices maintain insurance with respect to medical malpractice and associated vicarious liability risks on a claims-made basis in amounts believed to be customary and adequate. We are not aware of any outstanding claims or unasserted claims that are likely to be asserted against us or our allied physician practices, which would have a material impact on our financial position or results of operations.

We maintain all other traditional insurance coverage types on either a fully insured or high deductible basis, loss funds will be used for any estimated losses within the retained deductibles.

L. Employees

As of October 25, 2007, we had eight (8) part-time and fifty-two (52) full-time employees, of which two (2) were our executive officers, fourteen (14) were medical doctors and nurse practitioners or physician assistants and forty-four (44) were non-licensed staff. We also engage the services of independent contractors and other temporary employees from time to time to assist us on specific projects in the areas of operations, finance, and administration. None of our employees are represented by a labor union and we consider our relationship with our employees to be good.

DESCRIPTION OF PROPERTY

Corporate Headquarters

Our corporate headquarters are located in leased premises at 400 International Parkway, Suite 100, Heathrow, Florida 32746. These offices encompass approximately 2,911 square feet. The lease term ends on April 1, 2008. We are currently negotiating an extension of this lease.

Facilities

All of our physician practice facilities are leased properties. The following chart summarizes the relevant data regarding each of our facilities:

City	Address	Facility Size (sq/ft)	Lease Expiration Date	Current Annual Base Rent
Birmingham, AL	700 Montgomery Highway, #210 Vestavia Hills, AL 35216	7,000	9/8/2008	$53,344

Irmo, SC	1 Wellness Boulevard, Suite 103 Irmo, SC 29063	2,573	10/21/2019	$59,579

Durham, NC	5015 Southpark Drive, Suite 100 Durham, NC 27713	2,500	6/29/2012	$72,000

Ship Bottom, NJ	Long Beach Island/Ship Bottom 382 West 9th Street Ship Bottom, NJ 08008	2,200	Month to month	$41,083

Edina, MN	6525 France Avenue South, Suite 305 Edina, MN 55435	1,997	5/1/2008	$33,600

Plano, TX	3405 Midway Road, Suite 400 Plano, TX 75093	1,960	4/30/2008	$43,753

Kerrville, TX	c/o Franklin Clinic 723 Hill Country Drive, Suite C Kerrville, TX 78028	200	Month to month	$6,000

Atlanta, GA(1)	939 Bob Arnold Boulevard, Suite D Lithia Springs, GA 30122	4,276	10/31/2012	$96,210

Frisco, TX	1518 Legacy Drive Frisco, TX 75034	3,947	12/1/2012	$98,675

Tampa, FL(2)	2909 Bay to Bay Blvd., Suite 305 Tampa, FL 33629	2,603	12/31/2008	$56,028

Lexington, SC(2)	4715 Sunset Boulevard, Suite C Lexington, SC 29072	2,500	6/30/2008	$32,436

(1) We anticipate commencing operations at this facility in late November 2007.
(2) These facilities are currently inactive.

On January 16, 2007 we were released from a lease at 1000 East Paris S.E., Grand Rapids, MI 49546, which carried an annual base rent of $32,822.

On July 24, 2007 we were released from a lease at 6001 Vineland Avenue, Suite 104, Orlando, FL 32819, which carried an annual base rent of $44,885.

We believe that our existing corporate headquarters and facilities are suitable and adequate to meet our current needs. We have no current plans to significantly renovate, improve, or develop our leased offices or facilities. We do not have, and do not foresee acquiring, any real estate or investments in real estate, and are not engaged in any real estate activities. In the opinion of our management, our corporate headquarters and all of our facilities are adequately covered by insurance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Overview

We focus on providing management services to clinics that provide high-quality, minimally-invasive vein treatments nationwide. We have sought to engage several well-known and highly experienced physicians to oversee the operation of our clinics. Each physician was hand-selected after an investigation into the individual’s education, experience, and accomplishments. We currently have 10 physicians overseeing 7 managed facilities in the following locations (each a “physician practice” or a “practice”):

a.	Birmingham, Alabama
b.	Irmo, South Carolina
c.	Durham, North Carolina
d.	Ship Bottom, New Jersey
e.	Edina, Minnesota
f.	Plano, Texas
g.	Kerrville, Texas

We operate these 7 physician practices, certain of which we operate through entities owned by physicians in states which prohibit the corporate practice of medicine. We primarily serve as a management service organization under Management Service Agreements with a physician practice. Under a Management Service Agreement, the physician has the exclusive authority and control over the medical aspects of the practice, while we have the sole authority to manage the business and administrative aspects of the physician practice. These services are designed to encompass all of the non-clinical aspects of managing a medical vein treatment practice.

We have also concentrated our efforts on building a strong management team, which is currently comprised of medical specialists, healthcare marketing and consulting professionals, and finance professionals. We are building a core of managers with connections in target U.S. markets, experience in managing growth companies, and in expanding medical outpatient facilities nationwide. During 2007, -we acquired the assets of a clinic owned by Dr. Mark McQuaid, a leader in the vascular and phlebology fields and a clinic owned by Dr. John Mauriello and Joseph Zygmunt, RVT both of which have been practicing in the field of phlebology for the past eighteen years. Dr. Mauriello and Mr. Zygmunt contribute extensively to the American College of Phlebology. Dr. Mauriello has been an active member of the Board of the American College of Phlebology since 2004 and in 2006 he was elected to the Executive Committee and serves as Treasurer. In 2005, Dr. Mauriello was awarded the title of “Fellow” of the American College of Phlebology, today there are 45 physicians worldwide who currently share this distinction. During 2006, we acquired the assets of a clinic owned by Dr. John Kingsley, a leader in the vascular and phlebology fields. Dr. Kingsley has personally trained over 60 physicians practicing vein therapy in the U.S. today. Dr. Kingsley oversees training of our network of physicians and helps ensure that they are up-to-date on the latest techniques and treatments. Dr. Kingsley serves as Chairman of our Medical Advisory Board and our Board of Directors.

Our business strategy is to acquire existing physician practices, train the physicians and support staff, fund each clinic during its initial stages and provide ongoing marketing and administrative support such as centralized scheduling, billing, collection, marketing, and management. We typically initially pay new physicians a salary and then convert them to a performance based compensation arrangement. Upon acquisition of an existing practice that facilitates entrance into a new market we compensate the physician based on the performance of the physician. Under this structure, the physicians can focus on treating patients as the administrative and business functions are centralized in our Orlando headquarters. We acquired our first physician practice in November 2004 and currently manage 7 physician practices across the nation. We have targeted several additional physician practices in new markets and are in negotiations to purchase the assets of and manage several physician practices.

During the fiscal years ended June 30, 2007 and 2006, we have expanded our business and achieved the following milestones:

• Entered into several Management Service Agreements with physician practices located in various states nationwide.

• Acquired the assets of 4 physician practices and added each facility’s primary physician to our employee roster.

• Implemented in-house technological solution which supports medical practice management including resource scheduling, claim processing, and medical accounts receivable (AR) management. The solution provides error checks of claims made, extremely flexible accounts receivable management tools, and secured direct data access for data warehousing allowing for improved proprietary analytics.

• Signed on Dr. John R. Kingsley, a highly regarded phlebology professional who trained over 60 individuals in the vein treatment area, to identify skilled and successful vein physician practices that represent potential asset acquisitions.

• Extended our service offerings to a new line of business where we provide our management billing services to various non-affiliated medical practices. We currently provide this service for one practice and are in negotiations with additional physician practices.

• Doubled the square footage of our Birmingham, Alabama facility by expanding into the adjacent space thereby increasing the number of treatment rooms by seven additional rooms based on patient demand.

• Signed on Dr. James Isobe to complement the surgical team in our Birmingham, Alabama facility to increase the patient flow capacity coupled with the addition of the treatment rooms.

• Signed on Dr. Vincent Gardner for a part-time position to complement the surgical team in our Birmingham, Alabama facility due to continued patient demand.

• Signed on Dr. John Mauriello, a highly regarded phlebology professional who currently serves as Treasurer of the Executive Committee for the American College of Phlebology as well as Chairman of the Communications Board Standing Committee and on the AD Hoc Committee for Board Certification for Phlebology and the Fellowship Training Committee for the American College of Phlebology.

• Signed on Joseph Zymunt, a Registered Vascular Technician with eighteen years experience in starting successful vein practices to help on the operational and marketing side of our business.

• Signed on Dr. Mark McQuaid, a highly regarded phlebologist and surgeon. He was inducted into the American College of Surgeons in 2002 and continues to adhere to their strict guidelines for ongoing education, high practice standards and ethical conduct.

• Began expansion into Atlanta, Georgia, a new market for us, by signing a 60 month lease. We anticipate opening this facility in late November 2007. The space is currently under construction.

• Began expansion into Frisco, Texas, a new market for us, by signing a 60 month lease. We anticipate opening this facility in late November 2007. The space is currently under construction.

Management Agreements

Since inception, we have entered into several Management Service Agreements with various entities and facilities in various locations nationwide. Under each of these Management Service Agreements we agree to provide management and administrative services to professional corporations for a management fee. For certain medical facilities, the Management Service Agreement also sets forth certain restrictions whereby the managed entity must obtain our written consent before entering into certain agreements and actions that involve, among other things, the physician practice’s securities, assets, loans, employment agreements, charter documents, and existence. Each agreement is set for an initial term of 40 years. (For more details, see “Description of Business.”)

We have identified several leaders in the field of phlebology for targeted partnerships. The American Medical Association announced in 2005 that phlebology has been recognized as a medical practice specialty. From a business standpoint it is critical for us to align themselves with current and incoming members of the Board of Directors of the American College of Phlebology due to their reputation as leaders in the industry. For that reason, we have targeted these individuals to grow our network into the forefront of this newly recognized specialty. We are currently in various stages of diligence and negotiations with several existing practices nationwide. These practices are led by doctors who are leaders in the American College of Phlebology and the field of phlebology in general. Our focus for this fiscal year is to continue to target existing vein centers across the US.

Acquisitions

The Vein Center of Orlando, Inc. - Oviedo, Florida

On November 19, 2004, we acquired the tangible and intangible assets of The Vein Center of Orlando, Inc., a vein and hemorrhoid physician practice headquartered in Oviedo, Florida, for $1,049,338, consisting of a promissory note for $310,000, $113,338 in cash, and the issuance of 2,500,000 shares of our common stock valued at $0.25 per share. We paid the amount under the promissory note on January 15 and July 15, 2005. The acquisition included intellectual property and the www.noveins.com and www.noroids.com domain names. Under the terms of the acquisition, Sylvia Torres-Thomas agreed to provide consulting services for 12 months and she and her husband agreed to return 400,000 shares of our common stock in exchange for $1,000. Dr. Daniel Thomas, her husband, also agreed to become our employee.

South Carolina Vein Center, LLC - Lexington, South Carolina

On June 30, 2005, we acquired the tangible and intangible assets of the South Carolina Vein Center, LLC, a vein and hemorrhoid physician practice located in Lexington, South Carolina, for 3,000,000 shares of our common stock valued at $0.50 per share. Pursuant to an Asset Purchase Agreement, we agreed to collect the gross accounts receivable outstanding at June 30, 2005, remitting for one (1) year, 75% to Dr. David Stone, the sole shareholder of the South Carolina Vein Center, LLC, and retaining 25% of the amounts collected. The Asset Purchase Agreement also sets forth a non-competition provision, pursuant to which Dr. Stone may not enter into, directly or indirectly, any business relationship involving the practice of medicine within 35 miles of the South Carolina Vein Center, LLC for 5 years or the primary office of any entity affiliated with us where Dr. Stone was assigned pursuant to an Employment Agreement (see details below), including those offices where Dr. Stone produced more than $50,000 in net collected revenues during the then-prior 12 month period he was employed by us.

We also entered into an employment agreement with Dr. Stone, whereby Dr. Stone agreed to serve as a physician in the State of Florida for 20% of the fees collected from services he performs. The initial term of the agreement is for 3 years, to be renewed in 3 year terms thereafter, unless either party provides written notice 120 days prior to the expiration of the then-current term. The agreement may also be terminated upon 60 days prior written notice and the occurrence of certain events, including sale of all or substantially all of our assets.

On May 15, 2006, we entered into a termination agreement with Dr. Stone whereby his employment agreement would terminate and the Boca Raton facility would close effective May 15, 2006. Under the termination agreement, Dr. Stone agreed to return 250,000 shares of common stock in return for certain assets in the Boca Raton facility.

Franklin Clinic L.P. - Kerrville, Texas

On September 1, 2005, we acquired the tangible and intangible assets of the Franklin Clinic L.P., a vein and hemorrhoid physician practice located in Kerrville, Texas, for 1,200,000 shares of our common stock valued at $0.50 per share. Pursuant to an Asset Purchase Agreement, Dr. Franklin agreed not to compete with us for 12 months following the termination of his employment within 10 miles of the Kerrville, Texas location or any other location to which Dr. Franklin was assigned during his employment. Also in connection with the Asset Purchase Agreement, we entered into a Trade and Domain Name License Agreement, whereby Dr. Martin Franklin, the sole shareholder of Franklin Clinic L.P. granted us a license to use the name “Texas Veins” and the domain name www.texasveins.com in exchange for $300,000, payable in equal monthly installments equal to 15% of receipts personally generated by Dr. Franklin, until paid in full. Upon completion of the license payments, we will have the right to purchase all of the rights of the name and domain name for $10.

John R. Kingsley, M.D., P.C. - Birmingham, Alabama

On May 1, 2006, we acquired substantially all the assets of John R. Kingsley, M.D., P.C. (“Kingsley P.C.”) a vein physician practice located in Birmingham, Alabama, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) under which we paid Kingsley P.C. 5,000,000 shares of our common stock valued at $0.40 per share and issued to certain key employees an aggregate of 105,000 shares of our common stock, vesting in 20% increments over a five year period. We also assumed certain liabilities of Kingsley P.C., including certain operating expenses and accounts payable, and a note payable to Regions Bank. As of June 30, 2006, the principal amount outstanding under the note was $538,170. Under the Asset Purchase Agreement, for 18 months after the closing date of May 1, 2006, Kingsley P.C. had the right to buy-back all the assets sold pursuant to the Asset Purchase Agreement, to the extent that we or any of our affiliates still owns such assets, in return for the 5,000,000 shares of common stock that we used to pay Kingsley P.C. This buy-back right may only be exercised upon certain events related to dissolution, liquidation, and termination of our operations; bankruptcy or insolvency, or if we have not entered into any new Management Service Agreements since May 1, 2006, the date we entered into a Management Service Agreement with Kingsley P.C. for a period of eighteen months. The Asset Purchase Agreement also sets forth a non-competition provision, pursuant to which neither we nor Dr. John Kingsley may enter, directly or indirectly, enter into any business relationship involving the medical treatment of vein or hemorrhoids within 10 miles of the primary office of any entity affiliated with us or any office where Dr. Kingsley produced more than $50,000 in net collected revenues during the then-prior 12 month period he was employed by us.

Vein Associates, P.C., a professional corporation incorporated under the laws of the State of Alabama which is associated with us, also entered into an employment agreement with Dr. Kingsley whereby Dr. Kingsley agreed to (1) serve as a physician for 30% of the fees collected from services he performs, (2) provide professional oversight and direction to one licensed physician’s assistant for 20% of the collections received from services directly generated by this physician’s assistant, (3) provide training and supervision of intravenous therapies to Dr. James H. Isobe for 4 years for $125,000 per year, (4) provide ancillary services incident to services he performed for 30% of the collections net of labor costs of the technician who performed such ancillary services. Under the Employment Agreement, Dr. Kingsley will continue to receive certain collections for 6 months following termination, if the agreement is terminated due to Dr. Kingsley’s death, Dr. Kingsley terminates for cause, or Vein Associates, P.C. terminates without cause. The initial term of the agreement is for 3 years, to be renewed in 3 year terms thereafter, unless either party provides written notice 120 days prior to the expiration of the then-current term. The agreement may also be terminated at any time upon 120 days prior written notice, or 60 days prior written notice and the occurrence of certain events, including sale of all or substantially all of our assets or filing for bankruptcy. Under the Employment Agreement, Vein Associates, P.C. also agreed to expend at least $4,000 a month in marketing expenses in the Birmingham market.

Also in connection with the Asset Purchase Agreement, we entered into a Trade and Domain Name License Agreement, whereby Kingsley P.C. granted us a license to use the name “Alabama Vascular & Veins” and the domain name “Alabamavascular.com” in exchange for $300,000, payable in equal monthly installments over an eighteen month period. Upon completion of the license payments, we will have the right to purchase all of the rights of the name and domain name for $10.

We also entered into a Memorandum Agreement with Dr. Kingsley whereby Dr. Kingsley agreed to provide recruiting and consulting services for compensation of $10,000 for each 8 hour day worked and $20,000 for each practice group that enters into a Management Service Agreement with us, effective for at least 90 days, based on our engagement of Dr. Kingsley’s recruitment efforts in connection with that particular Management Service Agreement. This agreement may be terminated upon 30 days written notice.

Vein Clinic of the Triangle, Inc. - Durham, North Carolina

On May 1, 2007, we acquired substantially all the assets of Vein Clinic of the Triangle, Inc. (“VCT”) in Durham, North Carolina, pursuant to a Stock Purchase Agreement under which we agreed to pay 2,500,000 shares of our common stock valued at $0.20 per share. Simultaneously, we entered into a Management Services Agreement with Vein Help of the Triangle, P.C., which subsequently changed its name to Vein Associates Durham, P.C. The value per share of common stock was determined based on the published market price at the time of the acquisition. As of June 30, 2007, we have issued 850,000 shares of our common stock to the shareholders of VCT. The remaining 1,650,000 shares are being held in an escrow account and will vest equally on the anniversary of the acquisition over the next two years. Under the terms of the Stock Purchase Agreement, we must also pay to the shareholders of VCT an aggregate of $125,000, due in twelve equal installments beginning June 30, 2007 and ending May 31, 2008. We also assumed certain liabilities of VCT, including certain operating expenses and accounts payable, and a note payable to the shareholders of VCT. As of June 30, 2007, the principal amount outstanding under the note was $300,000 bearing interest at 7.25% per annum. Repayment terms have been scheduled for eight (8) equal quarterly installments commencing on September 30, 2007. The Stock Purchase Agreement also sets forth a non-competition provision, pursuant to which shareholders of VCT may not enter, directly or indirectly, into any business relationship involving the medical treatment of veins within 10 miles of the primary office for a period of two years after the termination of any employment agreement with us.

Vein Associates, Professional Corp. (NC) entered into an employment agreement with Dr. Mauriello whereby Dr. Mauriello agreed to (1) serve as a physician for 30% of the fees collected from services he performs, (2) provide professional oversight and direction to duly licensed midlevel providers for 15% of the collections received from services directly generated by duly licensed midlevel providers, (3) for ancillary services provided incident to services performed by Physician, Vein Associates Professional Corp. (NC) will pay Physician fifteen percent (15%) of the collections resulting therefrom after deduction of the direct labor cost (salary and benefits) of the technician who shall have performed such ancillary services. The Company also paid Dr. Mauriello 250,000 shares of our common stock as a signing bonus. Under the Employment Agreement, Dr. Mauriello will continue to receive certain collections for 6 months following termination, if the agreement is terminated due to Dr. Mauriello’s death, Dr. Mauriello terminates for cause, or Vein Associates Professional Corp. (NC) terminates without cause. The initial term of the agreement is for 2 years, to be renewed in 2 year terms thereafter, unless either party provides written notice 90 days prior to the expiration of the then-current term. The agreement may also be terminated at any time upon 90 days prior written notice, or 60 days prior written notice and the occurrence of certain events, including sale of all or substantially all of the assets of Vein Associates Professional Corp. (NC) or its filing for bankruptcy.

Also in connection with the Stock Purchase Agreement, we entered into a Trade and Domain Name License Agreement, whereby VCT granted us a license to use the name “Vein Help at Southpoint” and the domain name “veinhelp.com” in exchange for $50,000, payable in one lump sum payment due April 15, 2008. Upon completion of the license payment, we will have the right to purchase all of the rights of the name and domain name for $10.

Mark A. McQuaid, M.D., P.A.- Plano, Texas

On June 1, 2007, we acquired substantially all the assets of Mark A. McQuaid, M.D., P.A. (“MDPA”) in Plano, Texas, pursuant to an Asset Purchase Agreement under which we paid 2,600,000 shares of our common stock valued at $0.1475 per share. The value per share of common stock was determined based on the published market price at the time of the acquisition. As of June 30, 2007, we have issued 884,000 shares of its common stock to Dr. McQuaid with 1,716,000 vesting equally on the anniversary of the acquisition over the next two years. Dr. McQuaid is holding in reserve 100,000 shares of stock to be issued to certain key employees from his practice, at his discretion. Under the Asset Purchase Agreement we assumed control of the existing accounts receivable for MDPA and at the time of closing the gross value of the accounts receivable was $1,592,967. We also assumed certain liabilities of MDPA, including certain operating expenses and accounts payable, and a capital lease to Key Finance in the amount of $105,492. The total of the capital lease payable to Key Finance as of June 30, 2007 was $105,942. Under the Asset Purchase Agreement, Dr. McQuaid is entitled to $300,000 payable in two equal installments, the first to be paid within thirty days of the Closing Date and the second installment shall be paid within one hundred twenty days of the Closing Date.  As of September 30, 2007 the balance due Dr. McQuaid was $150,000. The Asset Purchase Agreement also sets forth a non-competition provision, pursuant to which MDPA may not enter, directly or indirectly, into any business relationship involving the medical treatment of vein or hemorrhoids within 10 miles of the primary office for a period of two years after the termination of the employment agreement.

Mark A. McQuaid, M.D., P.A. entered into an employment agreement with Dr. McQuaid whereby Dr. McQuaid agreed to (1) serve as a physician for 25% of the fees collected from services he performs for all vein related work and 70% of the fees collected from services he performs for all non-vein general surgery and non-vein ancillary procedures and non-vein evaluation and maintenance, (2) provide professional oversight and direction to duly licensed midlevel providers for fifty percent (50%) of the collections received from services directly generated by duly licensed midlevel providers, (3) in the event Mark A. McQuaid M.D.P.A.hires another physician in the Plano facility or anywhere in the Plano Nielson Designated Market Area, Mark A. McQuaid M.D.P.A. shall pay Physician an amount equivalent to 2% of the net collected receipts directly generated by the Supervised Physician on a quarterly basis for the duration of Dr. McQuaid’s employment. Under the Employment Agreement, Dr. McQuaid will continue to receive certain collections for 6 months following termination. The initial term of the agreement is for 2 years, to be renewed in 2 year terms thereafter, unless either party provides written notice 90 days prior to the expiration of the then-current term. The agreement may also be terminated at any time upon 90 days prior written notice, or 60 days prior written notice and the occurrence of certain events, including sale of all or substantially all of our assets or filing for bankruptcy.

Also in connection with the Asset Purchase Agreement, we entered into a Trade and Domain Name License Agreement, whereby MDPA granted us a license to use the name “North Texas Vascular and Varicose Veins” and the domain name “planolegs.com” in exchange for $50,000, payable in one lump sum payment due April 1, 2008. Upon completion of the license payments, we will have the right to purchase all of the rights of the name and domain name for $10.

Vein Associates Irmo, P.C. - Irmo, South Carolina

On October 12, 2007, we entered into an Asset Purchase Agreement with South Carolina Internal Medicine Associates and Rehabilitation, L.L.C., (“SCIM”) where we acquired substantially all the assets used by SCIM in the operation of its vein practice at the subject premises doing business as Palmetto Vein Center. Simultaneously, we entered into a Management Services Agreement with a newly formed professional corporation, Vein Associates Irmo, P.C., a South Carolina corporation. Pursuant to the Asset Purchase Agreement under which we paid the shareholders of SCIM and Dr. Stephen Miller a total of 2,700,000 shares of our common stock valued at $0.14 per share. The value per share of common stock was determined based on the published market price at the time of the acquisition. Under the Asset Purchase Agreement we assumed control of the existing accounts receivable of the vein operation for SCIM, at the time of closing the gross value of the accounts receivable was $519,218. We assumed certain liabilities of SCIM, including certain operating expenses and accounts payable, and a Line of Credit with Carolina First in the amount of $92,948.82. The Stock Purchase Agreement also sets forth a non-competition provision, pursuant to which shareholders of SCIM may not enter, directly or indirectly, into any business relationship involving the medical treatment of veins within 10 miles of the primary office with the exception of their ownership in a medical spa currently treating superficial veins. Vein Associates Irmo, P.C. also entered into an employment agreement with Dr. Stephen Miller.

Also in connection with the Stock Purchase Agreement, we entered into a Trade and Domain Name License Agreement, whereby SCIM granted us a license to use the name “Palmetto Vein Center” in exchange for $55,000, payable in one lump sum payment due April 1, 2008. Upon completion of the license payments, we will have the right to purchase all of the rights of the name and domain name for $10.

Financing Activities

Share Exchange

On July 20, 2005, we effected a share exchange with Cyberquest Group, Inc. (“Cyberquest”), a publicly traded pink-sheet Florida corporation with no ongoing operations. Pursuant to a Reorganization and Stock Purchase Agreement, we agreed to exchange all of our shares of common stock outstanding for 34,075,315 shares of Cyberquest’s common stock and to pay $125,000 to R Capital, a Cyberquest shareholder. After completion of the share exchange, we became a publicly traded pink sheet company.

In connection with the share exchange, we entered into a Securities Purchase Agreement with Cyberquest, Mr. Larry C. Hopfenspirger, and Mr. & Mrs. Sanford and Linda Brink, JTWROS, under which Mr. Hopfenspirger and Mr. & Mrs. Brink agreed to pay an aggregate purchase price of $170,000, in exchange for an aggregate of 85,000 shares of our common stock and promissory notes in an aggregate principal amount of $170,000. The notes were secured by 500,000 shares of our common stock held by Joseph Morgan. Global Capital, whose CEO Calvin Cao is one of our founders, also agreed to enter into stock option agreements to purchase an aggregate of 310,753 shares of our common stock owned by Global Capital to Mr. Hopfenspirger and Mr. & Mrs. Brink. The options had an exercise price of $0.50 per share and they expired on November 30, 2006. In June 2006, we issued 169,998 shares of common stock as penalty payments for the late repayment of the promissory notes, respectively. The promissory notes were paid in full on May 4, 2006.

Line of Credit

On February 15, 2006, we, along with our Florida, New Jersey, and Texas managed facilities entered into a Loan and Security Agreement with ABS SOS-Plus Partners Ltd. (“ABS”) for a senior secured credit facility, under which we may borrow an amount generally calculated as the lesser of $2,000,000 or 55% percent of certain accounts receivable. This loan is secured by substantially all of our assets including certain commercial paper, cash accounts, tangible and intangible personal property, and letters of credit. Upon an Event of Default, as defined in the agreement, ABS may take possession of any of the eight locations where inventory and equipment, as listed in the agreement, are located. This inventory and equipment represent a portion of the secured assets. In addition, this loan is secured pursuant to a Collateral Assignment of Management Agreements, dated February 15, 2006, under which we assigned as collateral security, all of our rights and benefits under the Management Agreements with Vein Associates, P.A. (Florida), Vein Associates, Inc. (New Jersey), and Vein Associates, Professional Association (Texas); and pursuant to a Stock Pledge Agreement, under which the sole owners of these foregoing three companies, Dr. Theobald, Dr. Clancy, and Dr. Franklin, respectively, granted ABS with a continuing security interest in the capital stock of these companies and limited voting rights associates with the stock.

The Loan and Security Agreement also sets forth certain requirements and limitations, including but not limited to, maintaining a stipulated financial ratio, limits on expenditures of capital assets, adherence to certain limitations when we acquire or merge with another entity, and prohibition on declaring or paying dividends (other than dividends payable solely in stock), repurchasing, redeeming, or retiring stock, or distributions of stock. In connection with the credit facility, certain of our creditors entered into Subordination Agreements, whereby each creditor expressly subordinated his or her debt to the ABS credit facility under the Loan and Security Agreement. All amounts outstanding under the ABS credit facility bear interest at 18% per annum, which may be reduced upon the occurrence of certain events. The credit facility matures on February 15, 2008, however, it may be extended in one year periods upon our written request and ABS’ agreement. The proceeds from the credit facility are being used for ordinary working capital purposes, sales and marketing, and to finance the expansion of our medical facilities network. Pursuant to the ABS credit facility, we issued to ABS warrants to purchase 1,000,000 shares of our common stock at exercise prices ranging from $1.20 to $0.16 per share. The exercise price of all these warrants has been adjusted to $0.10 per share.

As of June 30, 2007, we had borrowed $606,542 and had $32,289 in funds available to us under the loan.

In connection with the Loan and Security Agreement, we also entered into a Registration Rights Agreement (the “Rights Agreement”) dated February 15, 2006, under which we were required use our commercially reasonable efforts to prepare and file (i) within 120 days, a registration statement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) within 210 days, a registration statement under the Securities Exchange Act of 1933, as amended (the “Securities Act”), covering the resale of ABS’s shares, and to cause such registration statement to become effective as soon as practicable. If we have not filed a registration statement under the Securities Act within 210 days, we must issue to ABS (i) for the first 30 days in which the filing is delayed, 1% of the aggregate price to be paid by ABS to exercise its warrants and (ii) for each additional 30 days in which the filing is delayed, 2% of the aggregate price to be paid by ABS to exercise its warrants. Furthermore, pursuant to the Rights Agreement, any time that we propose to register our equity securities for our own sake or on behalf of Barron Partners LP under the Securities Act, and any holder of our common stock is entitled to include its stock in such registration by virtue of an agreement with us, we must give prompt written notice to ABS of our proposal. On January 18, 2007, we entered into the First Amendment to Registration Rights Agreement, whereby we agreed to include an additional warrant to purchase shares of our common stock. In June 2007, ABS agreed to waive its registration rights and rights to penalty payments accruing after April 28, 2007, as set forth in the Rights Agreement.

In connection with the Loan and Security Agreement, ABS entered into Subordination Agreements with each of the following subordinated creditors of ours: Sylvia Torres-Thomas, Eric Luetkemeyer, Joseph Morgan and Daniel Harvey (the “Subordinated Creditors”). Pursuant to such Subordination Agreements, the Subordinated Creditors agreed that until ABS is paid in full, we would not make any payments of any kind associated with the debt owed by us to the Subordinated Creditors.

On August 1, 2006, ABS informed us that we are in default of certain covenants within the Loan and Security Agreement. The defaults related to the acquisition of John R. Kingsley, P.C. and our failure to provide prior notification to ABS that we were assuming certain debt obligations in connection with the acquisition. To remediate this default, we paid a forbearance fee of $5,000 and issued a warrant for 50,000 shares at $0.24 per share. ABS has also notified us that we are in default of our obligation to provide monthly financial statements. We have been working to provide ABS with adequate financial statements. In connection with this default, ABS contracted an outside audit firm to perform an audit of our books, which has been completed. We are currently awaiting a determination regarding our default status from ABS.

On January 18, 2007, we entered into the First Amendment to the Loan and Security Agreement with ABS, by and among us, ABS, Vascular Relief Centers Corp., Vein Associates, PA, Vein Associates Inc., Vein Associates Professional Association, and Vein Associates P.C. (collectively, the “Borrowers”), pursuant to which ABS agreed to advance us a term loan in the amount of $518,000, bearing interest at 18% per annum, payable according to the terms therein, represented by a term note, in exchange for a warrant to purchase 2,000,000 shares of our common stock, exercisable for five (5) years, at a price of $0.20 per share, despite the existence of certain events of default under the Loan and Security Agreement dated February 15, 2006 between ABS and certain Borrowers. The funds from the term loan were used to repay, in full, the Regions Bank loan assumed in connection with the Kingsley P.C. acquisition.

Private Placement - March 2006

On March 20, 2006, we entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Barron Partners LP (“Barron”) and certain other investors (together with Barron, the “Investors”) whereby we sold 27,777,778 shares of Series A convertible preferred stock and warrants to purchase 20,000,000 of our common stock in exchange for $2,000,000 in cash. Each share of Series A convertible preferred stock is convertible into one share of common stock. Half of the warrants are exercisable at $0.16 per share and the other half at $0.24 per share of common stock. Subject to the registration of the shares of common stock underlying the warrants, we can compel exercise of the warrants should the price of our common stock reach at least 175% of the exercise price for a prescribed measuring period.

Under the Purchase Agreement, we agreed (1) not to enter into any new borrowings of more than twice our EBITDA from operations over the then most recent four quarters for 18 months or until the Investors hold less than 15% of the Series A preferred shares, (2) not to issue any debt or equity securities that (a) have a conversion or exercise price based upon our trading price at any time after the issuance of such securities or the occurrence of a specified event related to our business or market for our common stock or (b) grant any investor the right to receive additional shares in the future on terms more favorable than those in the current Purchase Agreement, and (3) to establish an employee stock option plan, following the closing, representing 15% of the common stock outstanding, with half the employee stock option plan vesting immediately to the Company's president, Eric Luetkemeyer, and the remaining 7.5% vesting pro rata over a 5 year period to be distributed as determined by the compensation committee. We are also obligated to (1) assure that our Board of Directors, audit committee, and compensation committee have a majority of independent directors, as defined by the NASD, otherwise, we must pay liquidated damages to the Investors in the amount of 18% per annum based on the $2,000,000 purchase price, payable monthly in cash or Series A preferred stock, (2) for three years after the closing, March 31, 2006, to obtain a unanimous opinion from our compensation committee that any awards, other than salary, are usual, appropriate, and reasonable for any officer, director, employee, or consultant holding a similar position as compared to other reporting public companies with similar market capitalizations in our same industry, (3) prohibit our officers, directors, or other insider from selling their stock until the earlier of (a) March 31, 2008 or (b) the time of such director or officer’s termination from the board or employment, as applicable, (4) to file a Form 10-SB under the Exchange Act by June 30, 2006; otherwise we must pay the Investors liquidated damages of 5% of the purchase price of $2,000,000 per month, payable in cash or Series A preferred stock, at the Investors’ option, until such Form 10-SB is filed.

Pursuant to the Purchase Agreement, an Investor may not convert its Series A preferred shares or exercise its warrants if such conversion or exercise will result in that Investor beneficially owning more than 4.9% of the common shares then outstanding. Moreover, the Investors have a right of first refusal to participate in any of our subsequent financings on a pro rata basis.

In connection with the Purchase Agreement, Calvin Cao, Joseph Morgan, and their affiliates entered into lock-up agreements dated March 27, 2006. Under the lock-up agreements, the forgoing persons agreed not to sell any shares of our common stock for one year following the closing, March 31, 2006. During the period ending on March 31, 2007 or, for certain parties, such later date keyed to the termination of any criminal investigation, proceeding, or prison sentence, the named parties must transfer to Mr. Luetkemeyer, our CEO, the right to vote the shares of our common stock beneficially owned by them. On April 1, 2007, the lock-up agreements expired for Calvin Cao and his affiliates.

In connection with the Purchase Agreement, we also entered into a Registration Rights Agreement with the Investors dated March 20, 2006, whereby we were obligated to prepare and file within 60 days a registration statement covering the resale of the Investors’ shares. This Registration Rights Agreement was amended and restated in its entirety through the Investor Rights Agreements dated June 29, 2007 and July 31, 2007. (For more details of this Investor Rights Agreement, see “June/July 2007 Financing” below.)

On October 24, 2006, we issued to the Investors the penalty shares due as of September 30, 2006, totaling 8,264,874 Series A preferred shares valued at $1,487,677 based on the $0.18 closing price per share on September 29. On December 14, 2006, we paid additional liquidated damages and penalty shares calculated from October 1 to October 31, 2006 totaling 2,514,468 Series A preferred shares valued at $377,170 based on the $0.15 closing price per share on October 31, 2006. The Investors agreed to forego liquidated damages and penalties during the period from November 1, 2006 through December 15, 2006. Additional liquidated damages and penalty shares for the period beginning from December 16, 2006 through April 28, 2007 are past due and payable. On June 26, 2007, the Investors’ entered into a waiver agreement waiving their registration rights and rights to liquidated damages accruing after April 28, 2007 through March 5, 2008, as set forth in the Purchase Agreement and the Registration Rights Agreement.

Bridge Loans

On March 27, 2007, we issued two (2) convertible promissory notes to certain of our existing shareholders, in the aggregate amount of $135,000. The notes bear interest at a rate of 12% per annum and are due upon the earlier of September 24, 2007 or our consummation of a private placement for more than $100,000. In July 2007, the holders of the notes converted the notes into Series B preferred stock and warrants, on the same terms as the June/July 2007 Private Placement described below.

Private Placement - June/July 2007

On June 29 and July 31, 2007, we entered into a series of Subscription Agreements with Barron and certain other investors (the “Series B Investors”), whereby we sold an aggregated of 2,675 shares of Series B convertible preferred stock and warrants to purchase 13,375,000 of our common stock (the “Series B Warrants”) in exchange for $1,337,500 in cash. Each share of Series B convertible preferred stock is convertible into 10,000 shares of common stock. The Series B Warrants are exercisable at $0.10 per share of common stock and shall not be exercisable prior to the Authorized Share Increase (defined below). The Series B Warrants will be exercisable for five (5) years from the date of issuance and will have an exercise price equal to $0.10 per share of Common Stock. We can also compel exercise of the warrants should the price of our common stock reach at least 200% of the exercise price for a prescribed measuring period. We may exercise this call option beginning on the date the initial registration statement, registering the Series B convertible shares and Series B Warrants is declared effective until the Series B warrants expire, provided that the shares of common stock that are the subject of the call remain registered at such time or are otherwise immediately freely tradable.

Pursuant to our Articles of Incorporation, as amended, subject to certain limitations based on the number of shares of Common Stock beneficially owned by each shareholder (the “Beneficial Ownership Limitation”), Series B Preferred Stock will automatically convert into shares of Common Stock upon the happening of the “Authorized Share Increase.” The “Authorized Share Increase” is defined as an amendment to our Articles of Incorporation so that there are a sufficient number of authorized and unissued shares of Common Stock to cover all of the shares of Series A and Series B preferred stock then outstanding. The total number of shares of Common into which Series B Preferred Stock may be converted initially will be 10,000 shares of Common Stock for each 1 share of Series B Preferred. The conversion price will be the subject of adjustment to reflect stock dividends, stock splits and similar events. Subject to the Beneficial Ownership Limitation, a holder of Series B Preferred Stock will have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the holder’s Series B Preferred Stock at the time the shares are voted. The Beneficial Ownership Limitation states that, a Series B Investor may not convert its Series B preferred shares or exercise its Series B Warrants if such conversion or exercise will result in that Investor beneficially owning more than 4.99% of the common shares then outstanding.

In connection with the Subscription Agreements, we also entered into an Investor Rights Agreement with each of the Series B Investors dated as of the date of the investor’s Subscription Agreement. Under the Investor Rights Agreements, the holders of the Series B Preferred Stock will be entitled to registration of the Common Stock underlying the Series B Preferred Stock and the Series B Warrants, to be effected through multiple registration statements. The initial registration statement (the “Initial Registration Statement”) will include shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and issuable upon exercise of the Series B Warrants (collectively, the “Registrable Securities”) and shall be for an amount of shares equal to 33.33% of our issued and outstanding Common Stock that is not beneficially owned by an affiliate and shall be declared effective no later than March 5, 2008. Six months after the Initial Registration Statement is declared effective by the SEC, the stockholders may request an additional Registration Statement. Upon such request, we shall then register a number of Registrable Securities equal to 33.33% of our then issued and outstanding Common Stock that is not beneficially owned by an affiliate and shall be declared effective no later than 250 days after the date of the first investor demand for an additional Registration Statement. This may continue until all Registrable Securities have been registered or such shares may be sold without restriction under Rule 144(k) promulgated under the Securities Act of 1933. All registration expenses (exclusive of commissions and special counsel fees of a selling shareholder) shall be borne by us. The registration rights will only apply to Common Stock issuable upon conversion or exercise of Series A Preferred Stock, Series B Preferred Stock and Warrants, and we will have no obligation to register an offering of Series A Preferred Stock, Series B Preferred Stock or Series B Warrants. The Investor Rights Agreement also contains a provision for penalty shares. In the event that (1) the initial registration statement required to be filed under the Investor Rights Agreement is not declared effective by March 5, 2008 or (2) if after the effective date of a registration statement, the registrable securities (defined therein) cannot be sold pursuant to such registration statement, we shall issue, pro rata, to the holders of registrable securities related to such registration statement, an amount of shares of our common stock equal to 1% of the registrable securities per month, but no more than 20% of the aggregate registrable securities.

Implementation of New Technology

We recently implemented an in-house technological software solution which supports our medical practice management. This solution assists in resource scheduling, claims processing, and medical accounts receivable management. This solution provides error checks of claims, is an extremely flexible AR management tool, and provides secured direct data access for data warehousing allowing for improved proprietary analytics.

Processing occurs on efficient UNIX based servers secured in our corporate datacenter. A clustered environment has been created which allows for additional scale without downtime or hardware replacement. The applications are accessed remotely from each of our clinics through Windows Terminal Services™ technology which allows for a single installation of the application at our corporate headquarters.  Thus, remote access users do not need additional copies of the application to be installed onto the workstations that are used to access the software.  This reduction in the number of copies needed results in lower costs and less support personnel and hardware needed to support the solution.

We are currently in the process of entering a new line of business, whereby we would provide our professional billing service management capabilities to non-affiliated medical practices, including those that do not provide vein services.  We currently provide this service for one practice, our Ship Bottom, NJ location, and are in talks with additional specialty practices. Standard business services agreements and non-disclosure agreements are executed prior to discussions with potential clients interested in retaining us for billing services.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No.157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for us beginning with fiscal year 2009. We are in the process of assessing the effect SFAS No. 157 may have on its consolidated financial statements.

On September 29, 2006, the FASB issued FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R" ("SFAS 158"). This new standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective for our fiscal year ending June 30, 2007. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. We have determined that there is no effect the adoption of SFAS 158 will have on our consolidated financial position and results of operations.

On July 13, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement 109 and prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Additionally, Interpretation 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. We are currently evaluating whether the adoption of Interpretation 48 will have a material effect on our consolidated financial position, results of operations or cash flows.

In September 2006, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No.108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 is effective for our fiscal year ending June 30, 2007. The application did not have a material effect on our financial position or results of operations as of June 30, 2007

On December 21, 2006, the FASB issued Staff Position (FSP EITF 00-19-2) Accounting for Registration Payment Arrangements, which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in this FSP amends FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Others, to include scope exceptions for registration payment arrangements. This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles (GAAP) without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2006. We are currently evaluating the effect that the adoption of this FSP will have on our results of operations and financial condition and are not yet in a position to determine such effects.

In February 2007, the FASB issued Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“FAS No. 159”). FAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The new guidance is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the potential impact of the adoption of FAS No. 159 on our financial position and results of operations.

Results of Operations

	Year Ended June 30,
	2007		2006
Patient fees, net of adjustments	$6,009,587	100.0%	$3,040,122	100.0%
Cost of sales	4,413,824	73.45%	2,523,302	83.00%
Gross Profit	1,595,763	26.55%	516,820	17.00%

Operating expenses:
Selling, general and administrative	2,579,240	42.92%	1,585,551	52.15%
Depreciation and amortization	769,572	12.81%	439,013	14.44%
Loss from operations	(1,753,049)	-29.17%	(1,507,744)	-49.59%

Other (expense) income:
Goodwill Impairment	(527,597)	-8.78%	(1,580,203)	-51.98%
Unrealized loss - convertible securities	(5,184,777)	-86.28%	(4,768,959)	-156.87%
Penalties & liquidated damages	(3,599,154)	-59.89%	(1,553,982)	-51.12%
Dividend - discount on preferred stock	(1,624,622)	-27.03%	(2,000,000)	-65.79%
Interest and financing expense	(228,912)	-3.81%	(265,478)	-8.73%
Gain on sale of assets	(2,131)	-0.04%	35,799	1.18%
Non-qualified 401k contributions	(33,597)	-0.56%	-	0.0%
Gain on termination of contract	132,000	2.20%	-	0.0%
Miscellaneous	-	0.0%	(7,821)	-0.26%
Net loss before provision for income taxes	$(12,821,839)	-213.35%	$(11,648,388)	-383.16%

Income tax expense	1,000	0.02%	-	0.0%

Net loss	$(12,822,839)	-213.37%	$(11,648,388)	-383.16%

Fiscal Year 2007 Compared To Fiscal Year 2006

Patient Fees

Patient fees for the fiscal year ended June 30, 2007 totaled $6,009,587 compared to $3,040,122 for the fiscal year ended June 30, 2006, an increase of $2,969,465 or approximately 97.7%. The increase was primarily due to recognizing a full year from our Birmingham office which was added in May 2006 and the increased capacity in our Birmingham office by increasing the square footage of the office adding more treatment rooms and the addition of another full time surgeon as well as another part time surgeon in June 2007. Another contributing factor was the acquisitions of Durham, North Carolina in May 2007 and Plano, Texas in June 2007. Patient fees from existing operations accounted for 93% and 57% of total patient fees for fiscal 2007 and 2006, respectively. Patient fees from new management agreements entered into during fiscal 2007 and 2006 was 7% and 43% of total patient fees, respectively.

Cost of Sales

Cost of sales for the fiscal year ended June 30, 2007 totaled $4,413,824 compared to $2,523,302 for the fiscal year ended June 30, 2006, an increase of $1,890,522 or approximately 74.9%. The increase was directly related to compensation of medical professionals, medical assistants and the purchase of disposable procedure kits and related materials due to increased revenue. $2,035,816 of our total cost of sales of $4,413,824 as of June 30, 2007 is physician wages, which increased due to the number of physicians and the change to performance-based compensation for certain of our physicians.

Operating Expense

Operating expenses for the fiscal year ended June 30, 2007 totaled $3,348,812 compared to $2,024,564 for the fiscal year ended June 30, 2006, an increase of $1,324,248 or approximately 65.4%. The overall increase was the result of an increase in depreciation and amortization expense of $330,559 and an increase in selling, general, and administrative expense of $993,689. Depreciation and amortization expense increased due to the increase in assets and intangible assets, which resulted from acquiring the assets of various physician practices. The increase in selling, general and administrative expenses for the year ended June 30, 2007 was primarily due to the increased involvement of outside legal and accounting costs resulting in a $533,173 increase in expenses over prior year as well as the addition of full time employees in the corporate office for an increase of $228,582 over prior year.

Loss From Operations

Loss from operations for the fiscal year ended June 30, 2007 totaled $1,753,049 compared to a loss of $1,507,744 for the fiscal year ended June 30, 2006, an increase in losses or a negative change of $245,305 or approximately 16.3%. The increase in losses is directly related to additional infrastructure costs and outside professional services utilized this fiscal year to prepare for the completion of our audit and the filing of a registration statement, the combined cost increase was $761,756 or 1,255% over prior year.

Goodwill Impairment

We annually evaluate our acquisitions and the value assigned to goodwill to determine if there has been any impairment to the value of our goodwill as prescribed under FAS 142 - Goodwill and Other Intangible Assets. At June 30, 2007, the goodwill associated with two of our initial acquisitions resulted in a charge of $527,597 compared to a charge at June 30, 2006 of $1,580,203.

Unrealized Loss - Convertible Securities

Unrealized loss from convertible securities for the fiscal year ended June 30, 2007 totaled $5,184,777 compared to $4,768,959 for the fiscal year ended June 30, 2006, an increase of $415,818. Each reporting period we evaluate the financial impact to its financial statements related to the warrant offering price and the then current market price of our shares using a Black-Scholes model. From June 2006 to June 2007 the market price reduced from its closing price of $0.18 to $0.10 thus increasing the unrealized loss-conventible securities for the year ended June 30, 2007.

Penalties and Liquidated Damages

Penalty and liquidated damages expense for the fiscal year ended June 30, 2007 totaled $3,599,154 compared to $1,553,982 for the fiscal year ended June 30, 2006, an increase of $2,045,172. The increase was directly attributable to non-compliance of covenants within our Series A Preferred Stock Purchase Agreement and revolving line of credit facility. On June 26, 2007, our Series A Preferred shareholders waived penalties beyond April 28, 2007 (through March 5, 2008) for the covenants contained in the Series A Preferred Stock Purchase Agreement and the related Registration Rights Agreement in connection with the closing of our Series B Preferred Stock Purchase Agreement.

Dividend - Discount on Preferred Stock

Dividend - discount on preferred stock expense for the fiscal year ended June 30, 2007 totaled $1,624,622 compared to $2,000,000 for the fiscal year ended June 30, 2006, a decrease of $375,378. The decrease was due to the recognition of the difference in the selling price of the Series B preferred stock to the June 30, 2007 market price and the Series A preferred stock to the June 30, 2006 market price for our common stock.

Interest and Financing Expense

Interest expense for the fiscal year ended June 30, 2007 totaled $228,912 compared to $265,478 for the fiscal year ended June 30, 2006, a decrease of $36,566. Overall interest expense is associated with the financing of our capital leases on certain equipment and our revolving line of credit. The $36,566 decrease is primarily due to the non-recurrence of interest expense and penalties associated with the late payment of a loan that was recorded during fiscal 2006.

Gain on Sale of Assets

Loss on sale of assets for the fiscal year ended June 30, 2007 totaled $2,131 compared to a gain of $35,799 for the fiscal year ended June 30, 2006, a decrease of $37,930. The loss resulted from the disposal of assets from discontinued operations that could not be utilized in existing operations.

Non-Qualified Retirement Contributions

Non-qualified retirement contributions for the year ending June 30, 2007 was $33,597 compared to $0 at June 30, 2006. This increase is primarily attributable non-qualified retirement contributions made pursuant to a Deferred Payment Agreement entered into with our Chairman.

Gain on Termination of Contract

Gain on termination of contract recognized for the fiscal year ended June 30, 2007 totaled $132,000 compared to a gain of $0 for the fiscal year ended June 30, 2006. This increase is due to the recapture of amortization relating to the cancellation of a distribution agreement between us and Medical Professionals, Inc.

Net Loss

Net loss for the fiscal year ended June 30, 2007 totaled $12,822,839 compared to $11,648,388 for the fiscal year ended June 30, 2006, an increase in net losses of $1,173,451 or approximately 10.1%.

Liquidity and Capital Resources

Operations and liquidity needs are funded primarily through funds from private financings, short-term and long-term borrowings, and cash flow from operations. Cash and cash equivalents were $1,270,996 and $80,433 at June 30, 2007 and 2006, respectively. Current assets totaled $3,352,796 at June 30, 2007 and $1,614,375 at June 30, 2006. We have no long term commitments to make significant capital expenditures. Primarily all asset additions have been made through the acquisition of practices. Asset additions, including those through practice acquisition, for June 30, 2007 and 2006 totaled $209,991 and $598,111, respectively.

Our total current liabilities were $7,484,202 at June 30, 2007 and $3,326,982 at June 30, 2006. Working capital at June 30, 2007 was ($4,131,406) and at June 30, 2006 was ($1,712,608).

During the fiscal year ended June 30, 2007 and 2006, net cash used in operating activities was $558,163 and $1,605,164, respectively, a decrease year over year of $1,047,001. Cash used in operations primarily went to fund the addition of resources in our corporate office to further support our practices and our infrastructure.

During the fiscal years ended June 30, 2007, net cash provided by investing activities was $114,943 and during the fiscal year ended June 30, 2006, net cash used was ($619,646). The net cash generated during the fiscal year ended June 30, 2007 was primarily from cash acquired from acquisitions totaling $178,966 offset by purchases of fixed assets of ($64,023).

Net cash provided by financing activities was $1,633,783 and $2,299,459 for the fiscal years ended June 30, 2007 and 2006, respectively. The cash provided by financing activities during the fiscal year ended June 30, 2007 was primarily due to the proceeds received from the sale of our Series B convertible preferred stock of 1,303,053 net of commissions and related expenses of $169,447 and $132,581 in net borrowings received from our line of credit. Similarly, in 2006 we received proceeds of $1,623,178 net of commissions and related expenses $376,822 from the sale of our Series A convertible preferred stock.

Total capital expenditures during the fiscal year ended June 30, 2007 and 2006 were $1,219,434 and $3,445,910, respectively, spent to purchase the assets of various physician practices. (For details, see “Acquisitions” within this “Management’s Discussion and Analysis or Plan of Operations” section.)

Our primary, near term business objective is to raise sufficient capital to pay our cost of sales and selling, general and administrative expenses, and to acquire the assets of additional physician practices. As reflected in our accompanying financial statements, we have limited cash, negative working capital, a net loss from operations and an accumulated deficit of ($26,846,367). These factors indicate that we may be unable to continue in existence in the absence acquiring additional practices of the receiving of additional funding. In addition, our operating expenses (excluding depreciation and amortization) currently average $214,895 per month, which cover our costs to operate and manage our current list of physician practices, accounting and legal fees and general and administrative expenses.

We believe that the funds available to us and those generated from the collection of patient accounts are sufficient to meet our operating needs through June 2008. We will continue to use our revolving line of credit to facilitate the funding of operations until such time that payments from government and private insurance payors exceed daily operating cash requirements. We will also continue to evaluate alternative sources of capital to meet our growth requirements, including additional asset or debt financings, issuing equity securities, and entering into other financing arrangements. There can be no assurance, however, that any of the contemplated financing arrangements described herein will be available and, if available, can be obtained on terms favorable to us. If we fail to raise or generate the necessary funds to continue operations we may be required to significantly reduce the scope of or completely cease our operations.

MANAGEMENT

The following table sets forth the name, age and position of each of our executive officers and directors as of November 10, 2007:

Name	Age	Position	Committees
John R. Kingsley, MD, FACS, RVT	65	Chairman of the Board

Timothy R. Curran	52	Director	Audit, Compensation (Chairman), and Nominating

Steven M. Looney	57	Director	Audit (Chairman), Compensation, and Nominating

Stephen Strauss	59	Director	Audit, Compensation, and Nominating (Chairman)

Eric Luetkemeyer	37	President, Chief Executive Officer, Chief Financial Officer, and Director

Each director is elected by the holders of a majority of our common stock to serve on the board for a one year term until the next annual meeting of shareholders. Officers serve at the will of the Board of Directors.

John R. Kingsley, MD, FACS, RVT - Chairman of the Board

Dr. Kingsley currently practices at the Alabama Vascular and Vein Center in Birmingham, Alabama, which he founded in 2001 and was acquired by us on May 1, 2006. From 1997 to 2002, Dr. Kingsley was the Director of the Vascular Surgery Program at the Carraway Medical Center in Birmingham, Alabama. He is an active member of the Brookwood Medical Center in Birmingham where he practiced vascular surgery and phlebology until 2005. Dr. Kingsley is a member of the Board of Directors of the Alabama Vascular Society, and is a member of the American College of Surgeons, the Society of Vascular Surgery and the American College of Phlebology. Dr. John Kingsley received his Doctor of Medicine degree from the University of Florida College of Medicine in Gainesville, Florida. A Diplomate of the American Board of Surgery, Dr. Kingsley is certified in both vascular surgery and general surgery. In 1998 he was certified as a Registered Vascular Technologist. Dr. Kingsley has served as Chairman of the Board of Directors since June 2006.

Timothy R. Curran - Director

Mr. Curran currently is involved a variety of entrepreneurial activities. From 2001 to the current date, Mr. Curran has engaged in providing companies with various consulting services. He was an executive with Symbol Technologies, Inc., a New York Stock Exchange listed company, from 1984 to 2001. His last position at Symbol was Vice President and General Manager, Worldwide Distribution. Mr. Curran is a non-practicing Certified Public Accountant licensed in New York State. Mr. Curran has served on our Board of Directors since October 2006.

Steven M. Looney - Director

From 2005 to 2006, Mr. Looney served as Special Adviser to Tranmit PLC, a UK-based “procure to pay” financial process software company. From 2000 to 2005 Mr. Looney was the chief financial officer of PCCI, Inc. a private information technology outsourcing firm. From 1986 to 2000, Mr. Looney worked as the CFO of WH Industries. From 1976 to 1984, Mr. Looney was an attorney for and the General Counsel of A.G.Becker-Warburg Paribas Becker, an international investment bank.  From 1974 to 1976, Mr. Looney worked as an attorney with the Securities and Exchange Commission in Washington, D.C.

Mr. Looney is currently a director of Sun Healthcare Group, Inc. a healthcare services firm listed on NASDAQ and a director of GSC Investment Corp., a New York Stock Exchange listed business development company. He also is a director and advisor on strategic and financial matters to WH Industries, Inc., a private manufacturer of diesel engine valve actuation systems.  Mr. Looney has served on our Board of Directors since October 2006.

Stephen Strauss- Director

Since 2005, Mr. Strauss has served as the National Sales Manager of Suracell, Inc. a neutraceutical wellness products company. Prior to Suracell, from 1994 to 2005, he was the National Sales Manager at Ellman International and was responsible for sales of high frequency radiosurgical devices for a variety of surgical procedures. Mr. Strauss has served on our Board of Directors since October 2006.

Eric Luetkemeyer - President, Chief Executive Officer and Director

Mr. Luetkemeyer has been our Chief Executive Officer since September 21, 2005, and our Chief Financial Officer since November 5, 2007 (and from January to September 2005). He has been a Director on our board since January 18, 2005. Before coming to us, from January 1999 to January 2005, Mr. Luetkemeyer worked at Leavitt Management Group, a provider of dermatological services and surgical hair restoration, serving in various roles including Vice President of Finance, Controller and Director of Planning and Control. Prior to 1999 Mr. Luetkemeyer spent more than 6 years with HealthSouth Corp., a provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide and abroad. During his time with HealthSouth Mr. Luetkemeyer served in many capacities both at the local and corporate levels. Mr. Luetkemeyer was also responsible for training and implementation of new acquisitions as well as assessment and due diligence of acquisition prospects.

Audit Committee

Our audit committee is currently composed of Steven M. Looney (Chairperson), Timothy R. Curran, and Stephen Strauss each of whom are not employed by us and have been determined by the audit committee and the Board of Directors to be independent directors as defined in the Nasdaq Marketplace Rules. Mr. Looney has been determined to be a financial expert.

Our audit committee’s principal responsibilities consist of: (i) recommending the selection of independent auditors; (ii) reviewing the scope of the audit conducted by the auditors, as well as the audit itself; (iii) reviewing matters concerning financial reporting, accounting and audit procedures, and policies generally, and (iv) monitoring the independence and performance of our independent auditors.

The responsibilities of the audit committee are set forth in an Audit Committee Charter dated October 16, 2006, approved and recommended by the audit committee and adopted by our Board of Directors on October 16, 2006.

Director Independence

Steven M. Looney, Timothy R. Curran, and Stephen Strauss are each independent directors as defined in the Nasdaq Marketplace Rules. Currently, all directors on our audit, compensation, and nominating committees are independent as defined in the Nasdaq Marketplace Rules.

EXECUTIVE COMPENSATION

The following table shows the total compensation that we paid to our chief executive officer and chief financial for the last two fiscal years. Our chief executive officer position was occupied by Lee T. Fields from January 1, 2005 through August 30, 2005 and Eric Luetkemeyer from September 1, 2005 to the current date. Our chief financial officer position was occupied by Andrew Schenker from June 26, 2006 through November 5, 2007. For purposes of this disclosure, Mr. Fields and Mr. Luetkemeyer are our only “named executive officers” in fiscal 2006 and Mr. Luetkemeyer and Mr. Schenker our only “named executive officer” in fiscal 2007.

Summary Compensation Table

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
Eric Luetkemeyer	2007	175,000	-	-	-	-	-	-		175,000
(President and Chief Executive Officer)	2006	174,792	-	-	-	-	-	2,111		176,903
Andrew Schenker (Chief Financial Officer)	2007	152,885	-	-	-	-	-	18,000	(3)	170,885
Lee T. Fields	2007	-	-	-	-	-	-	69,522	(1)	69,522
(former President and Chief Executive Officer)	2006	70,417	-	-	-	-	-	15,000	(2)	85,417

(1) As part of the settlement agreement we paid Mr. Fields $65,000 during fiscal 2007 and options with a realized fair value of $4,522. (For more details of the settlement, see “Legal Proceedings” below.)

(2) Partial payment of a settlement agreement with Mr. Fields. (For more details of the settlement, see “Legal Proceedings” below.)

(3) Comprised of reimbursements of up to $1,500 per month for housing and related expenses.

Employment Agreements

On November 18, 2004, we entered into an Employment Agreement with Lee T. Fields, effective January 1, 2005. Under the Employment Agreement, Mr. Fields agreed to act as our chief executive officer for an initial annual salary of $140,000. The Agreement stipulates that Mr. Fields will thereafter receive $250,000 or such higher figure as agreed by the Board of Directors at an annual review of compensation and performance, 2,000,000 restricted and fully vested shares of our common stock, contributions to a qualified retirement plan, and various other benefits.

On August 30, 2005, we entered into an Employment Separation Agreement and Release with Mr. Fields, whereby Mr. Fields’ employment was terminated effective August 1, 2005. Pursuant to the Agreement, we agreed to pay six months compensation based on $150,000 per annum, an additional six months compensation based on $112,000 per annum, and provide various benefits through August 31, 2006. In return, Mr. Fields agreed to return 1,250,000 shares of our Common Stock issued under the original Employment Agreement of November 18, 2004. We further agreed to indemnify and hold Mr. Fields harmless against any claims, actions, damages, or penalties brought by any party which is based on any acts Mr. Fields performed on our behalf.

On September 19, 2006, pursuant to a mediated settlement, we agreed to pay Mr. Fields $99,999, payable through October 3, 2007, and issue to Mr. Fields the 750,000 shares of our common stock, of the 2,000,000 shares originally granted under his Employment Agreement, and warrants to purchase up to 200,000 shares of our common stock, the stock and warrants to be issued within 10 business days. The warrants are exercisable for three years from the date of issuance at an exercise price set at $0.18, the closing price of our stock on September 19, 2006.

On November 18, 2004, we entered into an Employment Agreement with Eric Luetkemeyer, effective January 1, 2005. Under the Agreement, Mr. Luetkemeyer agreed to act as our chief financial officer in exchange for an average initial annual salary of $113,000, to increase thereafter to $175,000 or such higher figure as agreed by the Board of Directors upon an annual review of Mr. Luetkemeyer’s compensation and performance, 1,000,000 restricted and fully vested shares of our common stock, contributions to a qualified retirement plan, and various other benefits. We also expressed intent to issue additional shares, such that Mr. Luetkemeyer will ultimately own 3% of our stock outstanding. Under the Employment Agreement, if Mr. Luetkemeyer is terminated without cause, Mr. Luetkemeyer will maintain his rights to any stock granted and any unvested stock will be become immediately vested. Moreover, if the Board of Directors changes Mr. Luetkemeyer duties or authority, such that it can be reasonably found that Mr. Luetkemeyer is no longer acting as the chief financial officer and Mr. Luetkemeyer terminates the Employment Agreement within 90 days; or we are merged, sold, or closed and Mr. Luetkemeyer terminates this Employment Agreement prior to the merger, sale, or closure, we are also obligated to pay Mr. Luetkemeyer six months severance. The agreement also sets forth a non-compete clause, which states that during the term of employment and for 24 months thereafter, Mr. Luetkemeyer may not own or work for any business with which we directly or indirectly compete, limited to a 25 mile radius from our corporate headquarters, provided that Mr. Luetkemeyer may beneficially own 1% or less of any stock that is publicly traded. Also, during the term of employment and for 24 months thereafter, Mr. Luetkemeyer may not employ, solicit, or retain the services of any of our employees without our express written consent. Mr. Luetkemeyer agrees not to interfere with the relationship we have with our employees or to divert any business to which we were actively engaged during Mr. Luetkemeyer’s employment. Mr. Luetkemeyer may terminate his employment for any reason, other than those specified, upon 90 days prior written notice.

On September 1, 2005, Mr. Luetkemeyer became our Chief Executive Officer replacing Mr. Fields. We are currently re-negotiating the terms of his employment agreement and overall compensation, including stock options and similar items.

Outstanding Equity Awards

Outstanding Equity Award at Fiscal Year-End
Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable (b)	Number of Securities Underlying Unexercised Options(#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares of Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Eric Luetkemeyer (Chief Executive Officer)	-	-	-	N/A	N/A	-	-	-	-
Andrew Schenker (Chief Financial Officer)	-	-	-	N/A	N/A	-	-	-	-
Lee T. Fields (former Chief Executive Officer)	200,000	200,000	-	$0.18	9/19/2009	-	-	-	-

Director Compensation

Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
John R. Kingsley, MD, FACS, RVT	-	-	-	-	-		-
Timothy R. Curran	16,000	-	-	-	-	-	-
Steven M. Looney	16,500	-	-	-	-	-	-
Stephen Strauss	16,500	-	-	-	-	-	-
Eric Luetkemeyer	-	-	-	-	-	-	-

Our Board of Directors receives compensation in the form of a quarterly retainer of $3,750 and fees for attending meetings $1,500 in person and $500 telephonically.

(1) Represents Board compensation to Mr. Curran for 3 quarterly retainers, 2 meetings and 3  telephonic Board Meetings.

(2) Represents Board compensation to Messer’s Looney and Strauss for 3 quarterly retainers, 2  meetings and 4 telephonic Board Meetings.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of November 10, 2007, by (i) each person, including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who is known by us to own beneficially 5% or more of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to the shares owned by them.

	Common Stock			Series A Preferred Stock		Series B Preferred Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned	Amount and Nature of Beneficial Ownership (2)	Percent of Shares Beneficially Owned	Amount and Nature of Beneficial Ownership (3)	Percent of Shares Beneficially Owned
Directors and Executive Officers:
Eric Luetkemeyer	1,100,000	(4)	2.30%	—	—	—	—
John R. Kingsley, MD, FACS, RVT	5,250,000		11.00%	—	—	—	—
Steven M. Looney	—		—	—	—	—	—
Timothy R. Curran	—		—	—	—	—	—
Stephan Strauss	—		—	—	—	—	—
Directors and Executive Officers as a Group (Total 5 Persons)	6,350,000	(5)	13.31%	—	—	—	—

5% Shareholders:
Global Capital Corp. 2203 N. Lois Ave. Suite 949
Tampa, Florida 33607	5,047,336	(6)	10.58%	—	—	—	—
Sylvia Torres-Thomas. 706 Canadice Lane Winter Springs, Florida 32708	2,500,000		5.24%	—	—	—	—
David G. Stone, MD 424 Adley Way Greenville, South Carolina 29607	2,800,000		5.87%	—	—	—	—
Barron Partners, LP 730 Fifth Avenue, 9th Floor
New York, New York 10019	2,338,461	(7)	4.99%	9,470,390	70.00%	200	6.15%
Vision Opportunity Master Fund 954 3rd Avenue, Suite 402
New York, New York 10002	2,338,461	(8)	4.99%	1,231,151	9.10%	—	—
Aaron Hanson 15888 Dry Meadow Lane
Apple Valley, MN 55124	4,927,134	(9)	10.32%	—	—	—	—
Daniel Harvey 300 Beach Drive, Unit #2204
St. Petersburg, FL 33701	2,381,412	(10)	4.99%	—	—	451	13.88%

(1)	The address of each person, unless otherwise noted, is c/o Vein Associates of America, Inc., 400 International Parkway, Suite 100, Heathrow, Florida.

(2)	Each share of Series A preferred stock is convertible into 9.11227 shares of our common stock.

(3)	Each share of Series B preferred stock is convertible into 10,000 shares of our common stock.

(4)	Includes beneficial ownership of 100,000 shares held by Mrs. Shelley Luetkemeyer, Mr. Eric Luetkemeyer’s wife.

(5)	Includes 100,000 shares held by an officer and director’s spouse.

(6)
Includes shares beneficially owned by Mr. Calvin Cao, CEO of Global Capital. 1,061,667 of the shares are owned by Thuy-Van Chau, Mr. Cao’s spouse and 3,000,000 shares are held in trust for the benefit of Mr. Cao’s children, Vivianna and Christopher Cao.

(7)
Includes (1) 9,470,390 shares of Series A convertible preferred stock convertible into 86,296,743 shares of common stock, (2) 200 shares of Series B convertible preferred stock convertible into 2,000,000 shares of common stock, and (3) warrants to purchase 15,000,000 shares of our common stock. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series A and Series B convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series A and Series B convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.9%.

(8)
Includes 1,231,151 shares of Series A convertible preferred stock convertible into 11,218,577 shares of common stock and warrants to purchase 1,820,000 shares of our common stock. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series A convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series A convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.9%.

(9)
Includes shares beneficially owned by Mr. Hanson our former Chairman of the Board of Directors. 1,430,000 shares are owned directly by Mr. Hanson, 1,180,000 owned by Adam Hanson his brother, 300,000 shares owned by Jennifer Morris his step-sister, 1,055,467 owned by Robin Behrendt his mother, and 961,667 owned by Joseph Morgan his step-father.

(10)
Represents 451 shares of Series B convertible preferred stock convertible into 4,510,000 shares of common stock, warrants to purchase 2,255,000 shares of common stock, and 1,383,000 shares of common stock. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series B convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series B convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.99%.

SELLING SECURITY HOLDERS

This prospectus relates to the resale from time to time of up to a total of 10,005,389 shares of our common stock by the selling security holders identified in this prospectus. We filed a registration statement, of which this prospectus constitutes a part, in order to permit the selling shareholders to resell to the public the shares of our common stock in connection with this transaction.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders as of November 8, 2007, the number of shares of common stock being offered by the selling shareholders, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder's percentage ownership of our common stock if all the shares in the offering are sold. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately under this prospectus. To prevent dilution to the selling shareholders, the following numbers may change because of adjustments to reflect stock splits, stock dividends, or similar events involving our common stock.

We have been advised that, as noted below in the footnotes to the table, none of the selling shareholders are members of the NASD or are affiliates of a member of the NASD. If the shares are to be sold by transferees of the selling shareholders under this prospectus, and the shares are not sold pursuant to the Plan of Distribution in the registration statement, then we must file a post-effective amendment to the registration statement that includes this prospectus or a prospectus supplement, amending the list of selling shareholders to include the transferee as a selling shareholder. Upon being notified by a selling shareholder that it intends to use an agent or principal to sell their shares, a post-effective amendment to the registration statement that includes this prospectus will be filed, naming the agent or principal as an underwriter and disclosing the compensation arrangement.

None of the selling shareholders have, nor within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates.

	Name (1)	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock to be Sold		Beneficial Ownership After Offering if All Shares are Sold	Percent of Class Owned After Offering if All Shares are Sold
1	Advocates Rx Inc Profit Sharing Plan	1,500,000	(2)	87,556	(3)	1,412,760	2.96%
2	Alan R. Cohen	2,338,461	(4)	259,056	(5)	2,338,461	4.90%
3	Barron Partners LP (6)	2,338,461	(7)	5,212,327	(8)	2,338,461	4.90%
4	Barry Goldstein	1,500,000	(9)	87,556	(10)	1,412,760	2.96%
5	Blue Sky Securities Limited (11)	2,381,412	(12)	437,781	(13)	2,381,412	4.99%
6	Brad Gibson	1,500,000	(14)	87,556	(15)	1,412,760	2.96%
7	Charles M. Carlson	1,031,624	(16)	51,811	(17)	980,000	2.05%
8	Dan Harvey	2,381,412	(18)	394,878	(19)	2,381,412	4.99%
9	Daniel E. Larsen	2,338,461	(20)	138,883	(21)	2,338,461	4.90%
10	David R. Holbrooke	1,500,000	(22)	87,556	(23)	1,412,760	2.96%
11	F&J Partnership	1,500,000	(24)	87,556	(25)	1,412,760	2.96%
12	Frances Luskind	1,791,013	(26)	89,950	(27)	1,701,387	3.57%
13	Frederick Wedell	2,381,412	(28)	175,112	(29)	2,381,412	4.99%
14	Gail Flynn	375,000	(30)	21,889	(31)	353,190	*
15	Hardin III LLC (32)	1,500,000	(33)	87,556	(34)	1,412,760	2.96%
16	Horizon Capital Fund, LP	2,338,461	(35)	224,875	(36)	2,338,461	4.90%
17	IRA FBO J. Wayne Hill (37)	1,500,000	(38)	87,556	(39)	1,412,760	2.96%
18	IRA FBO James G. McDonald, Jr.	750,000	(40)	43,778	(41)	706,380	1.48%
19	IRA FBO James W. Krause	1,500,000	(42)	87,556	(43)	1,412,760	2.96%
20	Joe Wolfe	1,432,811	(44)	71,960	(45)	1,361,111	2.85%
21	John B. Marsala	895,507	(46)	44,975	(47)	850,694	1.78%
22	John P. O'Shea	2,338,461	(48)	252,280	(49)	2,338,461	4.90%
23	John T. Cella & Peggy M. Cella	1,432,811	(50)	71,960	(51)	1,361,111	2.85%
24	Jonathan Dangar	1,432,811	(52)	71,960	(53)	1,361,111	2.85%
25	Leonard Fuchs	1,500,000	(54)	87,556	(55)	1,412,760	2.96%
26	Michel Clemence	2,381,412	(56)	437,781	(57)	2,381,412	4.99%
27	Quarum Capital, LLC	1,289,530	(58)	64,764	(59)	1,225,000	2.57%
28	Richard Louise	1,432,811	(60)	71,960	(61)	1,361,111	2.85%
29	Robert T. Kolb Pension Plan & Trust (62)	1,500,000	(63)	87,556	(64)	1,412,760	2.96%
30	Samir Barakat & Claudia Morseitte	1,500,000	(65)	87,556	(66)	1,412,760	2.96%
31	Scott Bowman	1,432,811	(67)	71,960	(68)	1,361,111	2.85%
32	Thomas Kroeger	1,500,000	(69)	87,556	(70)	1,412,760	2.96%
33	Todd M. DeMatteo	1,886,663	(71)	89,950	(72)	1,797,037	3.77%
34	Vision Opportunity Master Fund, LLC (73)	2,338,461	(74)	654,837	(75)	2,338,461	4.90%
	Totals	56,739,806		10,005,399		54,928,777

*Represents less than 1%.

(1)	We have been advised by the selling shareholder that he, she, or it, as applicable, is or is affiliates with a member of the NASD.

(2)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(3)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(4)
Includes 4,438,118 shares of our common stock issuable upon conversion of Series A and 720,000 shares of our common stock issuable upon exercise of warrants. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series A convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series A convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.9%.

(5)	Includes 258,123 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(6)	We have been advised by the selling shareholder that its controlling person is Andrew B. Worden, managing director of the general partner to Barron Partners L.P.

(7)
Includes 86,296,743 and 2,000,000 shares of our common stock issuable upon conversion of Series A and Series B convertible preferred stock, respectively, and 15,000,000 shares of our common stock issuable upon exercise of warrants. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series A and Series B convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series A and Series B convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.9%.

(8)
Includes 5,019,060 and 116,321 shares of our common stock issuable upon conversion of Series A and Series B convertible preferred stock and 58,160 shares of our common stock issuable upon exercise of warrants.

(9)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(10)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(11)	We have been advised by the selling shareholder that its controlling person is Michel Clemence, managing director.

(12)
Includes 5,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 2,500,000 shares of our common stock issuable upon exercise of warrants. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series B convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series B convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.99%.

(13)	Includes 290,802 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 145,401 shares of our common stock issuable upon exercise of warrants.

(14)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(15)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(16)	Includes 887,624 shares of our common stock issuable upon conversion of Series A convertible preferred stock, respectively and 144,000 shares of our common stock issuable upon exercise of warrants.

(17)	Includes 51,624 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(18)
Includes 4,510,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock, 2,255,000 shares of our common stock issuable upon exercise of warrants, and 1,383,000 shares of our common stock. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series B convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series B convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.99%.

(19)	Includes 262,303 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 131,152 shares of common stock issuable upon exercise of warrants.

(20)
Includes 2,379,324 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 386,000 shares of our common stock issuable upon exercise of warrants. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series A convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series A convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.9%.

(21)	Includes 138,382 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(22)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(23)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(24)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(25)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(26)	Includes 1,541,013 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 250,000 shares of our common stock issuable upon exercise of warrants.

(27)	Includes 89,626 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(28)
Includes 2,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 1,000,000 shares of our common stock issuable upon exercise of warrants. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series B convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series B convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.99%.

(29)	Includes 116,321 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 58,160 shares of our common stock issuable upon exercise of warrants.

(30)	Includes 250,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 125,000 shares of our common stock issuable upon exercise of warrants.

(31)	Includes 14,540 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 7,270 shares of our common stock issuable upon exercise of warrants.

(32)	We have been advised by the selling shareholder that its controlling person are M. Brantley Barron and Allen S. Hardin.

(33)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(34)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(35)
Includes 3,852,533 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 625,000 shares of our common stock issuable upon exercise of warrants. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series A convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series A convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.9%.

(36)	Includes 224,065 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(37)	We have been advised by the selling shareholder that its controlling person is J. Wayne Hill.

(38)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(39)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(40)	Includes 500,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 250,000 shares of our common stock issuable upon exercise of warrants.

(41)	Includes 29,080 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 14,540 shares of our common stock issuable upon exercise of warrants.

(42)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(43)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(44)	Includes 1,232,811 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 200,000 shares of our common stock issuable upon exercise of warrants.

(45)	Includes 71,700 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(46)	Includes 770,507 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 125,000 shares of our common stock issuable upon exercise of warrants.

(47)	Includes 44,813 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(48)
Includes 1,240,000 and 3,082,027 shares of our common stock issuable upon conversion of Series B and Series A convertible preferred stock, respectively, and 500,000 shares of our common stock issuable upon exercise of warrants. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series A convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series A convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.9%.

(49)
Includes 179,252 and 72,119 shares of our common stock issuable upon conversion of Series A and Series B convertible preferred stock, respectively, and 36,059 shares of common stock issuable upon exercise of warrants.

(50)	Includes 1,232,811 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 200,000 shares of our common stock issuable upon exercise of warrants.

(51)	Includes 71,700 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(52)	Includes 1,232,811 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 200,000 shares of our common stock issuable upon exercise of warrants.

(53)	Includes 71,700 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(54)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(55)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(56)
Includes 5,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 2,500,000 shares of our common stock issuable upon exercise of warrants. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series B convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series B convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.99%.

(57)	Includes 290,802 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 145,401 shares of our common stock issuable upon exercise of warrants.

(58)	Includes 1,109,530 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 180,000 shares of our common stock issuable upon exercise of warrants.

(59)	Includes 64,530 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(60)	Includes 1,232,811 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 200,000 shares of our common stock issuable upon exercise of warrants.

(61)	Includes 71,700 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(62)	We have been advised by the selling shareholder that its controlling person is Robert T. Kolb, trustee.

(63)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(64)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(65)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(66)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(67)	Includes 1,232,811 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 200,000 shares of our common stock issuable upon exercise of warrants.

(68)	Includes 71,700 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(69)	Includes 1,000,000 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 500,000 shares of our common stock issuable upon exercise of warrants.

(70)	Includes 58,160 shares of our common stock issuable upon conversion of Series B convertible preferred stock and 29,080 shares of our common stock issuable upon exercise of warrants.

(71)	Includes 1,541,013 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 250,000 shares of our common stock issuable upon exercise of warrants.

(72)	Includes 89,626 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

(73)	We have been advised by the selling shareholder that its controlling person is Adam D. Benewitz.

(74)
Includes 11,218,577 shares of our common stock issuable upon conversion of Series A convertible preferred stock and 1,820,000 shares of our common stock issuable upon exercise of warrants. Pursuant to our Articles of Incorporation, as amended, setting forth the rights and preferences of the Series A convertible preferred stock and the terms of the warrants, however, the holder may only convert or exercise the shares of Series A convertible preferred stock and the warrants only to the extent that its beneficial holdings of the Company’s common stock will not exceed 4.9%.

(75)	Includes 652,477 shares of our common stock issuable upon conversion of Series A convertible preferred stock.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on the trading market or any other stock exchange, market, or trading facility on which our shares of common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	any other method permitted pursuant to applicable law; or

•	under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of our common stock or interests herein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If a selling shareholder is deemed to be an underwriter, the selling shareholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling shareholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The Commission staff is of a view that selling shareholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling shareholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

The resale shares will be sold only through registered or licensed brokers or dealers, if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed for a period of up to five business days before the distribution. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

RELATED PARTY TRANSACTIONS

Related Party Transactions

On November 5, 2004 and January 12, 2005, Joseph Morgan, a holder of more than 5% of our shares at the time, advanced us $250,000 in return for a non-interest bearing unsecured note payable on demand. As of June 20, 2007 and June 30, 2006 the principal amount due was $73,794, reduced for certain expenses we paid on the shareholder’s behalf.

On September 20, 2005, Global Capital, of which Calvin Cao (a founder of our company) is the chief executive officer, advanced us $125,000 in return for an unsecured note payable bearing interest at 7% per annum. On February 4, 2006, Mr. Cao agreed to subordinate Global Capital’s note to ABS’ loan pursuant to the Loan and Security Agreement. (See details of the Loan and Security Agreement in “Management Discussion and Analysis or Plan of Operation.”) As of June 30, 2007 and June 30, 2006, the principal amount due was $0 and $131,505, respectively.

On December 19, 2005 Daniel Harvey, a shareholder, advanced us $125,000 in return for an unsecured note payable on demand, bearing interest at 12% per annum. On February 4, 2006, Mr. Harvey agreed to subordinate his note to ABS’ loan pursuant to the Loan and Security Agreement. In July 2007, Mr. Harvey converted this note for 296 shares of Series B convertible preferred stock, which carry the same rights and designations as those shares of Series B preferred stock issued in our June and July 2007 financing. (For more details of the financing, see “Management’s Discussion and Analysis or Plan of Operations, Financing Activities, Private Placement - June/July 2007.”)

On October 28, 2005, James Luetkemeyer, our Chief Executive Officer’s father, advanced us $115,000 in return for a unsecured note payable on demand bearing interest at 10% per annum and an option to purchase 50,000 shares of our common stock exercisable at one dollar per share. Eric Luetkemeyer, our Chief Executive Officer, has personally guaranteed the note. On February 4, 2006, Mr. James Luetkemeyer agreed to subordinate his note to ABS’ loan pursuant to the Loan and Security Agreement. As of June 30, 2007 and June 30, 2006, the principal and interest due was $111,349 and $102,719, respectively.

    On May 1, 2006, pursuant to a Trade and Domain Name License Agreement, we issued a $300,000 note payable in exchange for a license to use a certain business name and domain name. As of June 30, 2007 and 2006, the principle due was $300,000.

During the fiscal year ended June 30, 2007, we paid $65,000 to Lee Fields, our former chief executive officer, in accordance with a mediated settlement agreement. As of October 25, 2007, we have paid the remaining $14,999 payment to Mr. Fields and have completed all payments under the mediated settlement agreement.

Daniel Harvey, a shareholder, and Mr. Eric Luetkemeyer, our Chief Executive Officer, own a professional office condominium which houses our Lake Mary, Florida medical clinic. We pay rent on this clinic at the cost of carrying the mortgage plus common area maintenance fees. During the periods ended June 30, 2007 and 2006 we paid $38,057 and $60,993 respectively in lease payments. As of June 30, 2007, we have a rent liability of $39,132. We expect to pay $10,962 in lease payments for this property for fiscal year 2008.

On March 27, 2007, we issued convertible promissory notes to Daniel Harvey and John O’Shea, existing shareholders, in the aggregate amount of $135,000. The notes bear interest at a rate of 12% per annum and are due upon the earlier of September 24, 2007 or our consummation of a private placement for more than $100,000. The terms of the notes provide that the noteholders may convert in their terms into securities upon the same terms as those shares of Series B convertible preferred stock issued in the June/July 2007 financing. In July 2007, these note holders converted their notes for an aggregate of 279 shares of Series B convertible preferred stock and warrants to purchase 2,875,000 shares of our common stock. (For more details of the financing, see “Management’s Discussion and Analysis or Plan of Operations, Financing Activities, Private Placement - June/July 2007.”)

The above amounts are not necessarily indicative of the amounts which would have been incurred had comparable transactions been entered into with independent parties.

Parent Holdings

We do not have a parent company that owns voting securities or controls our business.

Transactions with Promoters

Joseph Morgan and Calvin Cao, who acted as our promoters upon commencement of our business, received $60,000 and $28,000 for their services, respectively. These services included the organization of two private placements for an aggregate amount of $1,019,624 and acquiring the assets of our first clinic, the Vein Center of Orlando.

At our first private placement upon startup, we issued to Global Capital Corp. 2,000,000 shares of our common stock in exchange for $2,000 in cash.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, 45,000,000 shares of Series A convertible preferred stock, 1,000,000 shares of Series B convertible preferred stock, and 9,000,000 shares of undesignated preferred stock. As of October 25, 2007, we had 47,723,700 shares of common stock, 41,334,898 shares of Series A convertible preferred stock, 3,250 shares of Series B convertible preferred stock, and no shares of undesignated preferred stock issued and outstanding. The following discussion summarizes our capital stock. This summary is not complete and you should refer to our articles of incorporation and our bylaws, which have been filed as an exhibit to this registration statement.

Common Stock

The voting, dividend, and liquidation rights of the holders of common stock are subject to, and qualified by, the rights of the holders of preferred stock. Dividends may be declared and paid on the common stock from funds lawfully available therefore as and when determined by our Board of Directors, subject to any preferential dividend rights of any then-outstanding shares of preferred stock. Upon our dissolution or liquidation, whether voluntary or involuntary, the holders of common stock will be entitled to receive all of our assets available for distribution to the shareholders, subject to any preferential and participation rights of any then-outstanding shares of preferred stock. The holders of common stock are entitled to one vote for each share held at all meetings of shareholders (and any written actions in lieu of meetings). Except as provided by law, by the provisions in our articles of incorporation, or by the provisions establishing any other series of our preferred stock, the holders of common stock will vote together as a single class with the holders of shares of preferred stock having voting rights. In the election of directors, cumulative voting will not be allowed. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future.

The Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share. Additionally, if the equity security is not registered or authorized on a national securities exchange, the equity security also would constitute a “penny stock.” As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made regarding compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker-dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

Series A Convertible Preferred Stock

No dividends will be paid on the Series A preferred stock. No dividends will be payable on the common stock while there are shares of Series A preferred stock outstanding. The common stock will not be redeemed while the Series A preferred stock is outstanding. The Series A preferred stock will have no voting rights. Upon our liquidation, dissolution, or winding-up, the holders of the Series A preferred stock will be entitled to receive out of our assets, $0.072 for each share of Series A preferred stock, as adjusted, before any distribution or payment is made to the holders of common stock. If our assets are insufficient to pay such amounts, then all of our assets will be distributed to the holders of the Series A preferred stock ratably in accordance with the respective amounts that would be payable on the shares if all amounts had been paid in full. A Fundamental Change or a Change of Control, as defined in our Articles of Incorporation, will be considered a liquidating event upon the holder’s election made at least 2 days prior to the effective date of such transaction. Upon a Change of Control, as defined in the Articles of incorporation, the outstanding shares of Series A preferred stock will be automatically converted into shares of common stock at the close of business on the business day immediately preceding the date fixed for consummation of any transaction resulting in the Change of Control.

Each share of Series A preferred stock is currently convertible into 2.366 shares of common stock at a conversion rate of $0.03042 per share, at the holder’s option; provided that as a result of such conversion the holder of such shares would not beneficially own more than 4.9% of our common stock outstanding. Notwithstanding the foregoing, upon a Change of Control, as defined in our Articles of Incorporation, each share of Series A preferred stock will be automatically converted into one share of common stock. While there are shares of Series A preferred stock outstanding, we will not issue any rights, options, or warrants to the holders of our common stock entitling them to subscribe for or purchase shares of common stock at less than $0.072, as adjusted (currently $0.03042).

Series B Convertible Preferred Stock

Dividends will be paid on the Series B preferred stock at the same time any dividends are paid on the Common Stock, based on the number of shares of Common Stock into which the Series B Convertible Common Stock is convertible on the record date. Upon our liquidation, dissolution, or winding-up, whether voluntary or involuntary, the holders of Series B preferred stock will be entitled to receive any of our assets available for distribution on a pari passu basis as our common stock. The holders of Series B preferred stock will have the same voting rights as the common stock, one vote for each share of Common Stock underlying the Series B Preferred Shares held at all meetings of shareholders (and any written actions in lieu of meetings) and will vote together with the holders of the common stock as one class, subject to the Beneficial Ownership Limitation. A Change of Control, as defined in our Articles of Incorporation, will be considered a liquidating event upon the holder’s election made at least 2 days prior to the effective date of such transaction. Upon conversion after a Change of Control, as defined in the Articles of Incorporation, the holder of Series B preferred stock will have the right to (i) receive shares of common stock of the successor or acquiring entity, or of our stock if we are the surviving corporation, and (ii) any cash or property in addition to or in lieu of such successor securities.

Each share of Series B preferred stock is convertible into 10,000 shares of common stock at the holder’s option after the Authorized Share Increase, defined as an amendment of our Articles of Incorporation so that there are a sufficient number of authorized and unissued shares of Common Stock to cover all of the shares of Series A and Series B preferred stock then outstanding.

Additional Offerings; Potential Dilution

We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock or preferred stock is issued in return for additional funds, property, or services, the price per share could be lower than that paid by our current shareholders.

LEGAL PROCEEDINGS

Dispute With Former Chief Executive Officer

On January 25, 2006 Lee T. Fields, our former chief executive officer, initiated a civil suit in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida against us and Eric Luetkemeyer our Chief Executive Officer. Mr. Fields alleged that we violated the severance provision within Mr. Fields’ Separation Agreement dated August 30, 2006. We counterclaimed that Mr. Fields violated the non-compete covenant in the Employment Agreement dated November 18, 2004, effective January 1, 2005 between us and Mr. Fields. We stopped severance payments to Mr. Fields when we discovered that he had entered into discussions with his former employer, to run a division of their company that provided vein treatment, in direct violation of the Employment Separation Agreement and Release.

On September 19, 2006, the mediator found that a subsequent Employment Separation Agreement and Release between us and Mr. Fields did not adequately address the issue of the non-competition nor did it adequately reference the non-compete provision contained in the original Employment Agreement. As part of the Settlement Agreement, we agreed to pay (1) $99,999 in scheduled amounts through October 2007, (2) court and attorney fees, which amounted to $7,000, and (3) issue an option to purchase 200,000 shares of our common stock at $0.18 per share, the closing price of our common stock on September 19, 2006, the date of the settlement. Pursuant to the Settlement Agreement, Mr. Fields returned 1,250,000 shares of our common stock. As of October 25, 2007, we issued the option and made payments of $99,999 to Mr. Fields and $7,000 for court and attorney fees.

On August 8, 2007, we received notification of a summons and complaint for unspecified damages, filed in the Superior Court of New Jersey, Ocean County naming us, a doctor employed by an entity associated with us, and the chairman of our board. The suit alleges that in October 2005, a certain patient incurred pain and suffering after an in office procedure that led to a permanent disability.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Certain Limited Liability and Indemnification Provisions

We have the authority under Section 607.0850 of the Florida Business Corporation Act (“FBCA”) to indemnify our directors and officers to the extent provided for in such statute. The FBCA provides, in part, that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person: (1) conducted himself in good faith; (2) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

Under the FBCA, a corporation may indemnify a person against judgments, penalties, including excise and similar taxes, fines, settlement, unreasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Charter Documents

Our Articles of Incorporation provide we will indemnify any person who was, is a party, or is threatened to be made a party to any threatened, pending, or completed actions, suit, or proceeding based on the fact that (s)he is or was our officer, director, employee, or agent again expenses (including attorneys’ fees), judgments, fines, settlements, and other expenses reasonably incurred in connection with such action, if the person acted in good faith and in a manner (s)he reasonably believed to be in (or not opposed to) our best interests, or in criminal proceedings, where (s)he had no reasonable cause to believe the conduct was unlawful. Provided that, no indemnification will be made for any claim, issue, or matter where such person has been adjudged to be liable for negligence or misconduct in the performance of his duties to us, unless the court where such action or suit was brought determines that taking into account the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses as the court deems proper.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

Under our bylaws, we have a duty to indemnify our directors, officers, and former directors and officers to the full extent permissible under the law.

Insurance

We have purchased an insurance policy covering our officers and directors, subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been a director or officer of our company.

By Agreement

Under an Employment Separation Agreement and Release, dated August 30, 2005, between us and Lee T. Fields, we agreed to indemnify and hold harmless Mr. Fields against any and all claims, suits, actions, damages, and penalties brought by any party based on acts Mr. Fields performed on our behalf.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Principal Independent Accountants

Our financial statements for the period beginning October 5, 2004, date of inception, through June 30, 2005 were prepared by Pender Newkirk & Company. In July, 2006, we dismissed Pender Newkirk & Company as our principal independent accountants, and engaged Holtz Rubenstein Reminick LLP as our new principal independent accountant.  As described below, the change in our principal independent accountants was not the result of any disagreement with Pender Newkirk & Company. In July, 2006, pursuant to approval by management and the Board of Directors, we dismissed Pender Newkirk & Company as our principal independent accounting firm. Management and the Board of Directors at that time participated in and approved the decision to change principal independent accounts.

During the period beginning October 5, 2005 through July 15, 2006, we have had no disagreements with Pender Newkirk & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Pender Newkirk & Company would have caused it to make reference to the subject matter of any such disagreements in their reports on the financial statement for the period ended June 30, 2005.

We requested that Pender Newkirk & Company furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter will be filed upon receipt of such letter.

New Principal Independent Accountants

Effective July 6, 2006 our Board of Directors engaged Holtz Rubenstein Reminick LLP as our new independent registered public accounting firm. During the period from October 5, 2004, the date of inception, through July 15, 2006, we did not consult with Holtz Rubenstein Reminick LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements, or any written or oral advice that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement.

EXPERTS

Our financial statements as of the year ended June 30, 2007 and 2006, included in this prospectus and in the registration statement of which this prospectus is a part, have been audited by Holtz Rubenstein Reminick LLP, independent registered public accountants to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the consent of Holtz Rubenstein Reminick LLP as an expert in auditing and accounting.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company located at 17 Battery Place, 8th Floor, New York, New York 10004-1123, phone number (212) 509-4000 and facsimile number (212) 509-5150.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the Commission. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the Commission. For further information with respect to Vein Associates of America, Inc. and the shares of common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

You may review a copy of the registration statement and any other materials we filed with the Commission at the Commission's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The registration statement and any other materials we filed with the Commission (including any reports, proxy, information statements, and other information) can also be reviewed by accessing the Commission's Internet site at http://www.sec.gov.

We are not subject to the information and reporting requirements of the Securities Exchange Act of 1934 and thus, do not file periodic reports, proxy statements or information statements, and other information with the Commission. Accordingly, we are not required to deliver an annual report to shareholders and we decline to voluntarily send an annual report that includes audited financial statements.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement Filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the Commission. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Vein Associates of America, Inc.

We have audited the accompanying consolidated balance sheets of Vein Associates of America, Inc. as of June 30, 2007 and 2006, and the related statements of operations, shareholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vein Associates of America, Inc. as of June 30, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses and is dependent upon additional debt or equity financing to provide sufficient working capital to meet its obligations and sustain its operations. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

/s/ Holtz Rubenstein Reminick LLP

New York, New York
November 5, 2007

VEIN ASSOCIATES OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
JUNE 30,	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$1,270,996	$80,433
Accounts receivable, net	1,726,873	1,159,047
Inventories	247,340	278,432
Prepaid expenses and other current assets	107,587	96,463
Total current assets	3,352,796	1,614,375

Property and equipment, net	1,174,698	1,437,537
Intangible assets, net	3,676,636	3,875,664
Deposits and other assets	34,197	27,330
Deferred financing costs, net	21,923	85,366
Total assets	$8,260,250	$7,040,272

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expense	$1,279,914	$743,886
Capital lease obligations, current portion	56,687	27,765
Notes payable, current portion	2,127,313	748,961
Accrued expense - liquidated damages	3,411,554	1,491,649
Accrued payroll	283,442	285,434
Other accrued liabilities	325,292	29,287
Total current liabilities	7,484,202	3,326,982

Notes payable, net of current portion	541,101	1,110,090
Capital leases obligations, net of current portion	106,358	61,502
Convertible warrant liability	9,914,406	4,746,174
Total liabilities	18,046,067	9,244,748

Convertible Preferred Stock:
Authorized 45,000,000 shares; 41,334,898 and 30,555,556 shares of Series A issued and outstanding at 2007 and 2006	3,325,728	1,626,177
Authorized 1,000,000 shares, 3,250 shares of Series B issued and outstanding at 2007	1,451,680	-

Commitment and Contingencies

Stockholders' Deficit:

Common stock - par value $.001, per share; authorized, 100,000,000 shares; 46,063,700 and 44,811,700 shares issued and outstanding	46,064	44,812
Common stock to be issued	633,110	-
Additional paid in capital	11,603,968	10,148,063
Accumulated deficit	(26,846,367)	(14,023,528)
Total stockholders' deficit	(14,563,225)	(3,830,653)
Total liabilities and stockholders' deficit	$8,260,250	$7,040,272

See notes to consolidated financial statements.

VEIN ASSOCIATES OF AMERICA, INC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year ended June 30, 2007	For the Year ended June 30, 2006

Patient fees, net of adjustments	$6,009,587	$3,040,122
Cost of sales	4,413,824	2,523,302

Gross profit	1,595,763	516,820

Operating Expenses:
Selling, general and administrative (of this amount $16,545 and $0 was for stock and option based compensation to employees)	2,579,240	1,585,551
Depreciation and amortization	769,572	439,013

Loss from operations	(1,753,049)	(1,507,744)

Other income and (expense)
Goodwill impairment	(527,597)	(1,580,203)
Unrealized loss - convertible derivatives	(5,184,777)	(4,768,959)
Penalties/liquidated damages	(3,599,154)	(1,553,982)
Dividend - discount on preferred stock	(1,624,622)	(2,000,000)
Interest and financing expense	(228,912)	(265,478)
Gain (loss) on sale of assets	(2,131)	35,799
Non-qualified retirement contributions	(33,597)	-
Gain on termination of contract	132,000	-
Miscellaneous	-	(7,821)

Loss before provision for income taxes	(12,821,839)	(11,648,388)
Provision for income taxes	1,000	-

Net loss	$(12,822,839)	$(11,648,388)

Basic and diluted earnings (loss) per share	($0.29)	($0.29)

Weighted-average shares outstanding-basic and diluted	44,696,700	39,650,555

See notes to consolidated financial statements.

VEIN ASSOCIATES OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Year ended June 30, 2007	For the Year ended June 30, 2006
Operating Activities
Net loss	$(12,822,839)	$(11,648,388)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	769,572	439,013
Stock issued for consulting services	-	25
Gain on termination of contract	(132,000)	-
Loss (gain) on retirement of assets	2,131	(35,799)
Financing expense	37,300	22,785
Provision for contractual adjustments and bad debts	958,413	461,706
Goodwill impairment	527,597	1,580,203
Convertible warrant liability	5,184,777	4,746,174
Penalties / liquidated damages	3,599,154	1,491,649
Deferred financing costs	63,443	(85,366)
Dividend - discount on preferred stock	1,624,622	2,000,000
Retained earnings acquired in reverse merge	-	(7,000)
Change in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable	(1,015,303)	(990,138)
Inventories	(64,134)	(187,412)
Prepaid expenses	(4,190)	(48,104)
Intangibles	-	(25,201)
Deposits and other	(1,877)	(6,118)
Accounts payable	437,958	449,251
Accrued payroll	(18,089)	228,269
Other accrued liabilities	295,302	9,287
Total adjustments	12,264,676	10,043,224
Net cash used by operating activities	(558,163)	(1,605,164)

Investing Activities
Purchases of property and equipment	(64,023)	(704,696)
Proceeds from sale of property and equipment	-	75,000
Cash acquired through acquisitions	178,966	10,050
Net cash provided (used) by investing activities	114,943	(619,646)

Financing activities
Advances from shareholders	-	387,098
Bank overdraft	-	(48,308)
Net Revolving line of credit borrowings	132,581	193,388
Repayment of shareholder advances	-	(21,933)
Payment on acquisition note payable to Vein Clinic Orlando	-	(150,000)
Payments on capital lease obligations	(33,590)	(12,748)
Payment on notes payable trade and domain	(42,000)	(128,770)
Proceeds from notes payable related parties	216,954	-
Proceeds from revolving line and term note	56,785	154,553
Equity and retained earnings acquired in reverse merge		(110,000)
Proceeds from sale of common stock	-	413,001
Proceeds from sale of convertible preferred stock	1,472,500	2,000,000
Payment of expenses related to stock offerings	(169,447)	(376,822)
Net cash provided by financing activities	1,633,783	2,299,459

Net increase in cash	1,190,563	74,649

Cash and cash equivalents at beginning of year	80,433	5,784

Cash and cash equivalents at end of year	$1,270,996	80,433

Noncash operating, investing and financing activities
Inventory reduction through contract termination	$162,000	-
Accounts payable reduction through contract termination	37,000	-
Note payable reduction through contract termination	131,505	-

See notes to consolidated financial statements.

VEIN ASSOCIATES OF AMERICA, INC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

	Common Stock			Additional		Total
	$0.001 Par Value		Common Stock	Paid In	Accumulated	Stockholders'
	Shares	Amount	to be Issued	Capital	Deficit	(Deficit) Equity
Balance, July 1, 2005	34,030,315	$34,030		$5,078,701	($2,368,140)	$2,744,591

Issuance of common stock for cash net of offering costs of $3,000	292,700	293		209,708	-	210,001
Equity in reverse merge corporation - net	5,150,000	5,150		(115,150)	-	(110,000)
Acquired retained earnings from merger	-	-		-	(7,000)	(7,000)
Reclass for prior year shares purchased	-	-		200,000	-	200,000
Issuance of common stock for services	25,000	25		-	-	25
Shares issued for capital loan	85,000	85		169,915	-	170,000
Shares issued for commission related to preferred stock offering	358,687	359		(359)	-	0
Return of shares issued for services	(1,250,000)	(1,250)		1,250	-	0
Stock issued for acquisition of Kerrville, Texas Vein Center	1,200,000	1,200		598,800	-	600,000
Stock issued for acquisition of Alabama Vascular and Vein Center	5,000,000	5,000		1,995,000	-	2,000,000
Shares issued as penalties of late repayment of capital loan	169,998	170		62,163	-	62,333
Stock retired in exchange for purchase of assets	(250,000)	(250)		(74,750)	-	(75,000)
Dividend - discount on preferred stock	-	-		2,000,000	-	2,000,000
Common stock warrant for capital loan	-	-		22,785	-	22,785
Net loss for the year	-	-		-	(11,648,388)	(11,648,388)
Balance, June 30, 2006	44,811,700	44,812		10,148,063	(14,023,528)	(3,830,653)

Issuance of warrants to lenders	-	-		12,000	-	12,000
Stock option issued in settlement of mediation	-	-		4,522		4,522
Stock option issued in settlement	-	-		9,652		9,652
Stock option issued to new employee	-	-		2,371		2,371
Return of shared issued in termination of contract with Medical Professionals	(500,000)	(500)		(499,500)	-	(500,000)
Stock issued for acquisition of Vein Clinic of the Triangle	850,000	850		169,150	-	170,000
Stock issued for acquisition of North Texas Vascular and Varicose Veins	884,000	884		129,506	-	130,390
Issuance of common stock to Alabama employees	18,000	18		3,582	-	3,600
Dividend - discount on preferred stock	-	-		1,624,622	-	1,624,622
Common stock to be issued for acquisition of Vein Clinic of the Triangle and North Texas Vascular and Varicose Veins			633,110			633,110
Net loss for the year	-	-		-	(12,822,839)	(12,822,839)
Balance, June 30, 2007	46,063,700	$46,064	$633,110	$11,603,968	$(26,846,367)	$(14,563,225)

See notes to consolidated financial statements.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

(1) Organization and Summary of Significant Accounting Policies

Nature of Operations

Vein Associates of America, Inc. and subsidiaries (the "Company") is a healthcare management company which manages advanced medical facilities exclusively focused on the treatment of vein diseases. The Company has 6 established clinics. Our treatment centers use the most effective techniques available in phlebology (venous disorders) treatment. The Company’s associated physicians use high-technology laser medical instrumentation in our treatments. These procedures are minimally-invasive, cause little to no pain, and carry minimal risk. Most of the procedures are covered by Medicare and commercial insurance carriers.

The practices are operated by entities owned by the physicians (“PA”) in states which prohibit the corporate practice of medicine. The Company employs all non-medical staff. The Company serves as the Management Services Organization under a Management Service Agreement (“MSA”) with the PA. Under the MSA, the physician has the exclusive authority and control over the medical aspects of the practice while the Company earns management fees for managing the business aspects of the practice.

History of the Company

The Company was formed in October 2004 as National Medi Centers, Inc. organized as a corporation under the laws of the State of Nevada. In December 2004, the Company changed its name to Vascular Relief Centers, Corp. (“VRC”). In July 2005, the Company entered into a Reorganization and Stock Purchase Agreement acquisition as described below, with Cyberquest Group, Inc., a Florida corporation (“CYQS”), a non-reporting over-the-counter pink sheet listed company. After the merger the Company changed its name to Vein Associates of America, Inc. and is listed under the symbol VNAA.PK.

Merger

As indicated above, on July 20, 2005, Vascular Relief Centers Corp. (“VRC”) entered into a Reorganization and Stock Purchase Agreement (“Reorganization”) with CYQS. Prior to the acquisition, CYQS had 15,000,000 common shares outstanding and no preferred shares authorized. After the Reorganization, CYQS shareholders retained 5,150,000 common shares and one shareholder retained a warrant to purchase 250,000 common shares at $1.00 per share. Under the Reorganization, CYQS acquired 100% of the shares of VRC, thus, making VRC a wholly-owned subsidiary of CYQS. The acquisition was completed by issuing to each VRC shareholder one common share of CYQS for each VRC common share held. VRC also paid $125,000 cash for part of the costs CYQS incurred in the acquisition.

On August 24, 2005, the Company filed Articles of Amendment with the Secretary of State in the State of Florida to change the name of the Company from Cyberquest Group, Inc. to Vein Associates of America, Inc.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, VRC and Vein Clinic of the Triangle, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

The Company operates and practices in states with laws governing the corporate practice of medicine. In those states, a corporation is precluded from practicing medicine. Therefore, contractual arrangements are effected to allow the Company to manage the practice. The Financial Accounting Standards Board Emerging Issues Task Force No. 97-2 (“EITF 97-2”) states that consolidation can occur when a physician practice management entity establishes anything other than a temporary controlling financial interest in a physician practice through contractual arrangements. The Company accounts for these practices in the consolidated financials in accordance with EITF No. 97-2.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

Going Concern

The Company’s financial statements for the years ended June 30, 2007 and 2006 have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company has sustained operating losses and negative cash flows from operations in recent years and expects these conditions to continue for the foreseeable future. At June 30, 2007 and 2006, the Company had an accumulated deficit of $26,846,367 and $14,023,528, respectively. The level of cash required for operations during fiscal year 2007 is difficult to estimate. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management may seek additional debt or equity financing as it continues to grow the Company. However, the Company may not be able to obtain such financing on acceptable terms or at all. If the Company is unable to acquire additional practices or obtain such additional financing, it will be required to significantly revise its business plans and drastically reduce operating expenditures such that it may not gain market share in the United States or respond to competitive pressures or unanticipated requirements, which could adversely impact its business, financial position and results of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the period. Such estimates primarily relate to accounts receivable valuation allowances, recoverability of goodwill, and regulatory adjustments. Actual results may differ from those estimates.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

Cash and cash equivalents

The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents.

At various times throughout the year, the Company has had amounts in excess of federally insured limits on deposit with its bank. The Company has not experienced any losses of such amounts and management believes it is not exposed to any significant credit risk on its cash equivalents.

Inventories

Inventories are primarily composed of medical supplies and disposables consumed in the treatment of our patients. All inventories are carried at the lower of cost or market, on a first-in, first-out basis.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight- line method over the estimated useful life of the respective asset. Leasehold improvements are depreciated over the shorter of the term of the lease or the estimated useful life of the respective improvement. Expenditures for repairs and maintenance are charged to expense as incurred. The carrying amount for any asset sold or retired and the related accumulated depreciation is eliminated in the year of disposal and the resulting gain or loss, if any, is included in other income or expense. The estimated useful lives of operating equipment ranges from five to ten years and leasehold improvements are depreciated over three to five years.

Accounts Receivable and Allowance for Doubtful Accounts

Substantially all of the accounts receivable are due under fee-for-service contracts from third party payors, including, but not limited to, insurance companies and government-sponsored healthcare programs or directly from patients. Services are generally provided pursuant to contracts with Medicare, healthcare providers, or directly to patients. Accounts receivable for services rendered have been recorded at their established charges and were reduced by the estimated contractual adjustments and bad debts. Contractual adjustments result from the differences between the rates charged for services performed and reimbursements by government-sponsored healthcare programs and insurance companies. Receivables are generally collected within the number of days considered to be the industry norm. The Company does not charge interest on past due receivables.

The Company continuously monitors collections from our customers and maintains an allowance for doubtful accounts based on specific payor collection issues that have been identified, if any, the historical collection rate by location, and the aging of patient accounts receivable balances. The Company is not aware of any material claims, disputes, or unsettled matters with third-party payors. The Company primarily uses in-house billing or local billing companies in each location it operates. Therefore, the Company analyzes its accounts receivable and allowance for doubtful accounts on a site-by-site basis as opposed to a company-wide basis. This allows the Company to be more detailed and more accurate with its collection estimates. While bad debts have historically been within our expectations and the provisions established, an inability to accurately estimate bad debts in the future could have a material adverse impact on our operating results.

Prior to July 1, 2006, the Company used a third party provider of billing services to submit claims. Currently, the Company has substantially completed the transition of its existing practices to an in-house managed, web based billing system.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

A summary of the activity in allowance for uncollectible accounts and contractual adjustments as of June 30 is as follows:

	2007	2006
Balance, beginning of year	$528,002	$66,296
Additions to provision	958,413	461,706
Balance, end of year	$1,486,415	$528,002

	Balance on
	June 30,2007	Current	31- 60 Days	61- 90 Days	91+ Days
Financial Class
Medicare	$348,803	$117,597	$23,386	$14,691	$193,129
Private Insurance	2,495,570	663,027	232,993	181,314	1,418,236
Patient Responsibility	305,198	39,711	41,011	22,416	202,060
Other	63,717	16,630	6,040	4,435	36,612
Total	3,213,288	$836,965	$303,430	$222,856	$1,850,037
Less: allowance contractual adjustments
and bad debts	(1,486,415)
Net realizable value	$1,726,873

Advertising Expense

Advertising expenditures primarily relate to media and marketing, printing, and trade show expenses, which are expensed as incurred. Advertising expense was $255,182 and $284,021 for fiscal years ended June 30, 2007 and 2006, respectively.

Stock-Based Compensation

The Company adopted the fair value recognition provisions of “FASB Statement No. 123 (R) Share Based Payment”, using the modified prospective -transition method. Under that transition method, compensation cost recognized in the year ended June 30, 2007 and 2006 includes compensation cost for all share-based payment granted based on the grant -date fair value estimated in accordance with provisions of FASB 123 (R).

The fair value of the Company’s option-based awards granted for the year ended June 30, 2007 were estimated using the Black-Scholes option-pricing model with following assumptions:

Expected life in years	3 to 5 years
Risk free interest rate	4.92%
Expected volatility	62.14 to 213.53%
Dividend yield	0%

Computation of expected volatility for the year ended June 30, 2007 is based on the equity volatilities of a comparable company. The computation of expected life is stated in the employment contracts. The risk free interest rates used in the valuations of the fair value are based on risk free bond rates of similar time periods as the expected life of the stock options. Because the Company has no historical forfeiture rates, the stock option expense is not adjusted by an estimate for forfeiture as required used FASB 123 (R).

Deferred Offering and Financing Costs

Deferred offering and financing costs the Company incurs in connection with raising capital through the sale of its preferred and common stock are charged against additional paid-in capital when the offering shares are issued. When stock is issued as payment for deferred offering costs, these costs will be capitalized and included in a contra-equity account.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

Goodwill and Other Intangible Assets

Intangible assets are comprised of goodwill, patient charts, domain and web sites, and certain marketing materials recorded at cost using the straight-line method of amortization over a period of 5 years. Upon review, if intangible assets individually are determined to be materially impaired, intangible assets are written down to its impaired value. The Company has adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized as an operating expense, but instead be tested for impairment at least annually and carried on the balance sheet as permanent assets.

The Company evaluates all intangible assets, including goodwill individually, at a minimum, on an annual basis and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable in accordance with SFAS No. 142. Goodwill is allocated to the Company's individual practices locations. Impairment of goodwill is tested at the individual practice level by comparing the practice’s net carrying amount, including goodwill, to the fair value of the practice. The fair value of each practice is estimated using a combination of the income or discounted cash flows approach and the market approach, which uses comparable market data. If the carrying amount of a practice exceeds its fair value, goodwill is potentially impaired and an amount equal to the impairment loss, if any is written down and charged to the income statement. The goodwill of two (2) practices exceeds their respective carrying values and consequently an impairment charge was recorded for the fiscal years ended June 30, 2007 and 2006 in the amount of $527,597 and $1,580,203, respectively.

Intangible assets as of June 30, consisted of:
	2007	2006
Intangibles subject to amortization:
Patient Charts	$805,000	$805,000
Trade and Domain Names	700,000	600,000
Medical Distribution Agreement	0	500,000
Other	125,415	124,200
Less: accumulated amortization	(419,807)	(238,934)
Intangibles subject to amortization, net	1,210,608	1,790,266
Goodwill	2,466,028	2,085,398
Intangibles, net	$3,676,636	$3,875,664

The following schedule depicts future expected amortization expense as of June 30, 2007:

2008	$326,245
2009	326,245
2010	320,578
2011	217,540
2012	20,000
$1,210,608

On October 26, 2006, the Company entered into a Termination and Release from Master Distribution Agreement (“Termination Agreement”) with Medical Professionals, Inc. (“MedPro”). The original Agreement dated March 29, 2005, established the Company as the exclusive distributor for MedPro and the KM-25 Doppler Guided Hemorrhoid Artery Legation (“DGH”) device. Since the Company is not in the business of selling and distributing products and MedPro was interested in seeking alternative distribution channels, the Company and MedPro agreed that the Company would return all DGH inventory in exchange for cancellation of $131,505 of notes payable to Global Capital, and that MedPro would cancel invoices totaling $37,000 and return of 500,000 shares of the Company’s common stock. The resultant transaction reduced intangible assets by $500,000 or the book value of the agreement.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

Basic and Diluted Net Income per Common Share

Basic net income per common share is based on the weighted average number of shares of common stock outstanding during each fiscal year. Diluted net income per common share is based on the weighted average number of shares of common stock outstanding during each year, adjusted for the dilutive effect of potentially issuable common shares arising from the assumed exercise of stock options and warrants and conversion of preferred shares. Basic loss per common share was computed by dividing net loss by the weighted average number of shares of common stock outstanding. Diluted loss per common share does not include the impact of options, warrants, and conversion of preferred shares because their effect would have been anti-dilutive.

Deferred Financing Costs

Deferred financing costs related to the Company’s credit facilities are amortized over the term of the respective debt instrument. Net unamortized deferred financing costs at June 30, 2007 and 2006 was $21,923 and $85,366.

Revenue Recognition

Revenue consists of net patient fees for medical services. Net patient service revenue is recognized when services are rendered. Net patient service revenue is recorded net of contractual adjustments and other arrangements for providing services at less than established patient billing rates. Allowances for contractual adjustments and bad debts are provided for accounts receivable based on estimated collection rates. The Company estimates contractual allowances based on the different types of services patients receive or the financial situation of each patient at each location, the impact of contract pricing, and historical collection information.

New Accounting Pronouncements Affecting the Company

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No.157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Company beginning with fiscal year 2009. The Company is in the process of assessing the effect SFAS No. 157 may have on its consolidated financial statements.

On September 29, 2006, the FASB issued FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R" ("SFAS 158"). This new standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective for the Company's fiscal year ending June 30, 2007. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company has determined that there is no effect the adoption of SFAS 158 will have on the Company’s consolidated financial position and results of operations.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

On July 13, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement 109 and prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Additionally, Interpretation 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. We are currently evaluating whether the adoption of Interpretation 48 will have a material effect on our consolidated financial position, results of operations or cash flows.

In September 2006, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No.108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 is effective for the Company’s fiscal year ending June 30, 2007. The application did not have a material effect on our financial position or results of operations as of June 30, 2007

On December 21, 2006, the FASB issued Staff Position (FSP EITF 00-19-2) Accounting for Registration Payment Arrangements, which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in this FSP amends FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Others, to include scope exceptions for registration payment arrangements. This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles (GAAP) without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2006. We are currently evaluating the effect that the adoption of this FSP will have on our results of operations and financial condition and are not yet in a position to determine such effects.

In February 2007, the FASB issued Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“FAS No. 159”). FAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The new guidance is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the potential impact of the adoption of FAS No. 159 on our financial position and results of operations.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

(2) Acquisitions

Franklin Clinic, LP - acquired September 1, 2005

On September 1, 2005, the Company acquired the Franklin Clinic, a vein physician practice located in Kerrville, Texas, to expand its presence into a new geographic area and hire Dr. Martin Franklin, a doctor with extensive vein disorder experience. The Company acquired the Franklin Clinic pursuant to an asset purchase agreement with Dr. Franklin, the sole shareholder of the clinic. The total consideration paid for the Franklin Clinic was negotiated with Dr. Franklin based on the unaudited operating results for the previous two years. Management determined that the total consideration, which approximated three times the average annual earnings of the two previous years, was a fair valuation based on market conditions for the sale of similar businesses.

The purchase price consisted of 1,200,000 shares of the Company’s common stock valued at $0.50 per share. The value per share of common stock was determined based on the sale price of the common stock in a private placement memorandum completed at or around the time of the acquisition. As of June 30, 2006, the Company has issued 1,200,000 shares of its common stock to Dr. Franklin. The acquisition has been accounted for using the purchase method of accounting. As part of the acquisition, the Company also purchased Dr. Franklin’s trade and domain names in exchange for a note payable for $300,000. This note was payable beginning October 1, 2005 in monthly installments equal to 15% of receipts for twenty-three (23) months, then any unpaid balance is payable in full on September 1, 2007. As of June 30, 2007 and 2006, the outstanding balance on the note payable to Dr. Franklin was $129,230 and $171,230, respectively. In connection with the acquisition, Vein Associates, P.A., a newly formed professional association. entered into an employment agreement with Dr. Franklin. Prior to the acquisition, Dr. Franklin purchased 485,714 shares of the Company’s common stock for cash in a private transaction from another shareholder. The Statement of Operations as of June 30, 2006 includes the results of operations for the Franklin Clinic from the date of acquisition (September 1, 2005) to June 30, 2006.

Below are the estimated unaudited fair values of the Franklin Clinic, L.P. at September 1, 2005.

Accounts receivable	$131,277
Supplies inventory	1,200
Medical equipment	42,308
Intangibles subject to amortization	325,000
Goodwill	400,215
Total Assets	$900,000

Liabilities assumed	$0
N/P Trade and Domain	300,000
Equity	600,000
Total Liabilities and Equity	$900,000

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

John R. Kingsley, M.D., P.C. - acquired May 1, 2006

On May 1, 2006, the Company acquired John R. Kingsley, M.D., P.C., doing business as Alabama Vascular and Vein, a vein physician practice located in Birmingham, Alabama, to expand its presence into a new geographic area and hire Dr. John R. Kingsley, a doctor with extensive vein disorder experience. The Company acquired John R. Kingsley, M.D., P.C. pursuant to an asset purchase agreement with Dr. Kingsley, the sole shareholder of the practice. The total consideration paid was negotiated with Dr. Kingsley based on the unaudited operating results of the practice for the previous two years. Management determined that the total consideration, which approximated three times the average annual earnings of two years prior to the acquisition, was a fair valuation based on market conditions for the sale of similar businesses.

The purchase price consisted of 5,000,000 shares of the Company’s common stock valued at $0.40 per share. The value per share of common stock was determined based on the published market price at the time of the acquisition. As of June 30, 2006, the Company has issued 5,000,000 shares of its common stock to Dr. Kingsley. The acquisition has been accounted for using the purchase method of accounting. As part of the acquisition, the Company also purchased Dr. Kingsley’s trade and domain names in exchange for a note payable for $300,000. This non-interest bearing note was payable in 18 equal installments, post the closing date. To date no payments have been made against this note. As of June 30, 2007 and 2006, the outstanding balance on the note payable to Dr. Kingsley is $300,000. In connection with the acquisition, the Company also entered into an employment agreement with Dr. Kingsley.

Prior to the acquisition, the Company issued 250,000 shares of our common stock to Dr. Kingsley for taking on the role of Chairman of the Board. After the acquisition, Dr. Kingsley was also appointed to serve on the Company’s Medical Advisory Board.

The Statement of Operations as of June 30, 2006 includes the results of operations for the John R. Kingsley, M.D., P.C. from the date of acquisition (May 1, 2006) to June 30, 2006.

Below are the estimated unaudited fair values of the John R. Kingsley, M.D., P.C. at May 1, 2006.

Cash	$10,050
Accounts receivable	378,884
Supplies inventory	64,000
Medical equipment	555,803
Intangibles subject to amortization	1,090,000
Goodwill	1,032,584
Total Assets	$3,131,321

Liabilities assumed	$831,321
N/P Trade and Domain	300,000
Equity	2,000,000
Total Liabilities and Equity	$3,131,321

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

Vein Clinic of the Triangle, Inc. - acquired May 1, 2007

On May 1, 2007, the Company acquired Vein Clinic of the Triangle, Inc., (“VCT”) a healthcare practice management company located in Durham, North Carolina. VCT had a Management Services Agreement with Vein Help of the Triangle, P.C. (“VHT”) a vein practice also located in Durham, North Carolina operated by John Mauriello, M.D., a doctor with extensive vein disorder experience. The Company acquired VCT pursuant to a stock purchase agreement with the two shareholders of the management company. The total consideration paid was negotiated based on the unaudited operating results of the corporation for the previous two years. Management determined that the total consideration, which approximated three times the average annual earnings of two years prior to the acquisition, was a fair valuation based on market conditions for the sale of similar businesses. Post closing VCT became a wholly owned subsidiary of VNAA, VHT was renamed Vein Associates Durham, P.C. and a new Management Services contract was entered into directly with VNAA.

The purchase price consisted of 2,500,000 shares of the Company’s common stock valued at $0.20 per share and a note payable of $125,000. The value per share of common stock was determined based on the published market price at the time of the acquisition. As of June 30, 2007, the Company has issued 850,000 shares of its common stock to the shareholders of VCT with 1,650,000 being held in an escrow account, vesting equally on the anniversary of the acquisition over the next two years. The $125,000 note is payable in twelve equal installments of $10,417 and are due through May 2008 with the first payment due made at closing. The acquisition has been accounted for using the purchase method of accounting.

As part of the acquisition, the Company also purchased VHT’s trade and domain names in exchange for a note payable for $50,000. This note is payable on April 15, 2008. In connection with the acquisition, the Company and the professional association also entered into employment agreements with Joseph Zygmunt and Dr. Mauriello respectively, principals of VCT.

As part of his employment agreement with the Company Dr. Mauriello was granted 250,000 fully vested shares of our common stock as a sign on bonus. Said shares have not been issued.

The Statement of Operations as of June 30, 2007 includes the results of operations for Vein Clinic of the Triangle, Inc. and Vein Associates Durham, P.C. from the date of acquisition (May 1, 2007) to June 30, 2007.

Below are the estimated unaudited consolidated fair values for Vein Clinic of the Triangle, Inc. and Vein Associates Durham, P.C. at May 1, 2007.

Cash	$152,832
Accounts receivable	28,571
Supplies inventory	23,895
Medical & office equipment	23,660
Intangible subject to amortization	50,000
Goodwill	844,728
Total Assets	$1,123,686

Liabilities assumed	$320,744
Due to shareholders	127,942
N/P Shareholders	125,000
N/P Trade and Domain	50,000
Equity	500,000
Total Liabilities and Equity	$1,123,686

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

Mark A. McQuaid, M.D., P.A. - acquired June 1, 2007

On June 1, 2007, the Company acquired substantially all of the assets of Mark A. McQuaid, M.D., P.A., doing business as North Texas Vascular and Varicose Veins, a vein physician practice located in Plano, Texas, to expand its presence into a new geographic area and hire Dr. McQuaid, a doctor with extensive vein disorder experience. The Company acquired substantially all of the assets of the professional association pursuant to an asset purchase agreement with Dr. McQuaid, the sole shareholder of the practice. The total consideration paid was negotiated with Dr. McQuaid based on the unaudited operating results of the practice for the previous two years. Management determined that the total consideration, which approximated three times the average annual earnings of the two years prior to the acquisition, was a fair valuation based on market conditions for the sale of similar businesses.

The purchase price consisted of 2,600,000 shares of the Company’s common stock valued at $0.1475 per share and a note payable of $300,000. The value per share of common stock was determined based on the published market price at the time of the acquisition. As of June 30, 2007, the Company has issued 884,000 shares of its common stock to Dr. McQuaid with 1,716,000 vesting equally on the anniversary of the acquisition over the next two years. Dr. McQuaid is holding in reserve 100,000 shares of stock to be issued to certain key employees from his practice, at his discretion. The note payable is due in two equal installments of $150,000. As of November 5, 2007 the Company had issued the first installment with the remaining installment to be paid before the end of this fiscal year . The acquisition has been accounted for using the purchase method of accounting.

As part of the acquisition, the Company also purchased Dr. McQuaid’s trade and domain names in exchange for a note payable for $50,000. This note is payable on April 15, 2008. In connection with the acquisition, the professional association also entered into an employment agreement with Dr. McQuaid.

The Statement of Operations as of June 30, 2007 includes the results of operations for the Mark A. McQuaid, M.D., P.A. from the date of acquisition (June 1, 2007) to June 30, 2007.

Below are the estimated unaudited fair values of the Mark A. McQuaid, M.D., P.A. at June 1, 2007.

Cash	$34,187
Accounts receivable-net	480,051
Supplies inventory	42,880
Medical & office equipment-net	186,331
Prepaid insurance	6,634
Intangibles subject to amortization	51,215
Goodwill	63,500
Total Assets	$864,798

Liabilities assumed	$131,298
N/P Shareholder	300,000
N/P Trade and Domain	50,000
Equity	383,500
Total Liabilities and Equity	$864,798

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

Vein Associates of America, Inc.
Pro Forma Statement of Operations
For the period from July 1, 2006
Thru June 30, 2007
(Unaudited)

	Vein	Vein	Mark A.
	Associates	Clinic of the	McQuaid,
($'s)	of America	Triangle, Inc.	M.D., P.A.
	Historical	(1)	(2)	Pro Forma
Patient Fees	6,009,587	872,732	1,347,820	8,230,139
Cost of Sales	4,413,824	551,388	956,707	5,921,919
Gross Profit	1,595,763	321,344	391,113	2,308,220

Operating Expenses:

Selling, General & Administrative	3,348,812	208,362	245,446	3,802,620

(Loss) Income from Operations	(1,753,049)	112,982	145,667	(1,494,400)

Other (expense) Income	(11,068,790)	1,120	10,367	(11,057,303)

Net (loss) Income before taxes	(12,821,839)	114,102	156,034	(12,551,703)
Income Tax Expense	1,000	-	-	1,000
Net (loss) Income	(12,822,839)	114,102	156,034	(12,552,703)

Primary and fully-diluted net (loss) per share				($0.281)
Weighted average number of common shares outstanding				44,696,700

(1)	Represents the results from the period beginning on July 1, 2006 to April 30, 2007.
(2)	Represents the results from the period beginning on July 1, 2005 to May 31, 2007.

(3) Property and Equipment

Property and equipment, net at June 30, consisted of:

	2007	2006
Computer and Office Equipment	$571,800	$502,543
Medical Equipment	975,025	841,910
Leasehold Improvements	357,754	334,760
Total Cost	1,904,579	1,679,213
Less: accumulated depreciation	729,881	241,676
Property and equipment, net	$1,174,698	$1,437,537

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

(4) Long-Term Debt

Long-term debt consisted of the following:

	June 30,
	2007	2006
Unsecured note payable to shareholder, non-interest bearing, due on demand	$73,794	$73,794
Subordinated promissory note to Global Capital (1)	-	131,505
Revolving line of credit, trade receivables - ABS SOS-Plus (2)	606,542	193,388
Revolving line of credit, trade receivables - Regions Bank (3)	-	215,370
Note payable - Regions Bank (4)	-	538,170
Note payable - ABS SOS-Plus (5)	529,752	-
Subordinated note payable - shareholder (6)	-	132,875
Subordinated note payable - officer (7)	111,349	102,719
Note payable - license agreement trade & domain Kingsley (8)	300,000	300,000
Note payable - license agreement trade & domain Franklin (9)	129,230	171,230
Note payable - license agreement trade & domain Mauriello/Zygmunt (10)	50,000	-
Note Payable - related to acquisition of Vein Clinic of the Triangle (11)	114,584	-
Note payable assumed in acquisition of Vein Clinic of the Triangle (12)	300,000	-
Note payable - related to acquisition of McQuaid, M.D., P.A. (13)	300,000	-
Note payable - related to acquisition of McQuaid, M.D., P.A. (14)	50,000	-
Unsecured note payable to shareholder, bearing interest at 12%, due on demand (15)	103,163	-
	2,668,414	1,859,051
Less current maturities	2,127,313	748,961
	$541,101	$1,110,090

1.
Notes payable to Global Capital for working capital, bearing interest at 7% per annum. On February 4, 2006, Mr. Calvin Cao, CEO of Global Capital agreed to subordinate his note to the ABS SOS-Plus agreement referenced in footnote 2 below and Note 9, Revolving Line of Credit - Loan and Security Agreement. On October 26, 2006, the Company entered into a Termination and Release from Master Distribution Agreement (“Termination Agreement”) with Medical Professionals, Inc. (“MedPro”). The original Agreement dated March 29, 2005, established the Company as the exclusive distributor for MedPro and the KM-25 Doppler Guided Hemorrhoid Artery Legation (“DGH”) device. Since the Company is not in the business of selling and distributing products and MedPro was interested in seeking alternative distribution channels, the Company and MedPro agreed that the Company would return all DGH inventory in exchange for cancellation of $131,505 of notes payable to Global Capital, and that MedPro would cancel invoices totaling $37,000 and return of 500,000 shares of the Company’s common stock.

2.
Revolving line of credit payable to ABS SOS-Plus Partners, Ltd. a maximum facility of $2,000,000 or 55% of eligible accounts receivable less than 180 days outstanding. Advances accrue interest at PRIME plus 2.0%, payable monthly once various rate reduction conditions are met. As of June 30, 2007 and 2006, the Company did not meet these conditions and was subject to an interest factor of approximately 18%. This agreement automatically renewed in February 2007. As of June 30, 2007 and 2006, the Company was in default of certain covenants, to which the Company is resolving. In January 2007 the accounts receivable associated with our Alabama practice was included in our borrowing base.

3.
Revolving line of credit payable to Regions Bank matured in March 2007 for $250,000, facilitating borrowings against accounts receivable from the Alabama practice bearing a variable interest rate based on Regions Financial Corp Commercial Rate, which at June 30, 2006 was 8.0%. In January 2007 this note was satisfied in full and cancelled.

4.
Note payable to Regions Bank maturing January 2009 for $750,000 used for capital improvements and working capital for John R. Kingsley, M.D., P.C. Interest is variable based on Regions Financial Corp Commercial Rate, which at June 30, 2006 interest was 8.0%. This note was personally guaranteed by John R. Kingsley, M.D. In January 2007 this note was satisfied in full and cancelled.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

5.
Term note payable to ABS SOS-Plus Partners, Ltd. replacing the note payable to Regions Bank. Lender agreed under a First Amendment to the Loan and Security Agreement for our revolving line of credit to loan the Company $518,000. The outstanding principle balance shall be due and payable in equal monthly installments of $9,000, beginning on March 1, 2007, and upon the earlier of July 1, 2007 or the next capital raise in an amount equal to $250,000. Any remaining balance would be payable should an additional equity offering close. The current interest rate of 18% is equal to our default rate under the revolving line of credit. During the first quarter of fiscal year ending June 30, 2008 the Company made two payments equaling $250,000. No additional payments have been made against this obligation.

6.
Working capital loan by Daniel Harvey bearing interest at 12% per annum, payable on demand. On February 4, 2006, Mr. Harvey agreed to subordinate his note to the ABS SOS-Plus agreement referenced in footnote 2 above and Note 12, Revolving Line of Credit - Loan and Security Agreement. Mr. Harvey elected to convert his note and accrued interest under the same terms and conditions as our Series B equity offering.

7.
On October 28, 2005, the Company issued a note payable to James Luetkemeyer, the CEO’s father, for $115,000 due on demand and bearing interest at 10% per annum. Mr. Eric Luetkemeyer has a personal guarantee to James Luetkemeyer for the original principal under the same terms. Mr. James Luetkemeyer’s note includes a warrant to purchase 50,000 shares at a purchase price of $1.00 per share. In December 2005, the Company paid $20,000 of the principal balance on James Luetkemeyer’s note, plus interest accured to date. On February 4, 2006, Mr. Eric Luetkemeyer agreed to subordinate his note to the Loan Agreement referenced in footnote 2 above and Note 9, Revolving Line of Credit - Loan and Security Agreement.

8.
Under the terms of the Asset Purchase Agreement to acquire the assets of John R. Kingsley, M.D. P.C., the Company entered into a Trade and Domain License Agreement to purchase Dr. Kingsley’s trade and domain names. Under the License Agreement, the Company must make 18 equal installment payments, no payments have been made against this obligation to date. This payable does not bear interest. Upon payment of the final installment, the Company can acquire all rights to the name Alabama Vascular & Veins and Alabamavascular.com. for ten dollars ($10).

9.
Under the terms of the Asset Purchase Agreement to acquire the assets of the Franklin Clinic P.C., the Company entered into a Trade and Domain License Agreement to purchase Dr. Franklin’s trade and domain names. Under the License Agreement, the note was payable beginning October 1, 2005 in monthly installments equal to 15% of receipts for 23 months, than any unpaid balance is payable in full September 1, 2007. This payable does not bear interest. Upon payment of the final installment, the Company can acquire all rights to the name Texas Veins and Texasveins.com. for ten dollars ($10).

10.
Under the terms of the Stock Purchase Agreement to acquire the Vein Clinic of the Triangle, Inc, the Company entered into a Trade and Domain License Agreement to purchase Dr. Mauriello’s and Joseph Zygmunt’s trade and domain names. Under the License Agreement, the Company will make one equal payment in April 2008. This payable does not bear interest. Upon payment of the final installment, the Company can acquire all rights to the name Vein Help at Southpoint and Vein Clinic of the Triangle, Inc. and veinhelp.com for ten dollars ($10).

11.
Under the terms of the Stock Purchase Agreement to acquire the Vein Clinic of the Triangle, Inc. a cash consideration in addition to common stock of the Company of $125,000 is due. Twelve equal installments of $10,417 are due through May 2008 with the first payment having been made at closing.

12.
Under the terms of the Stock Purchase Agreement to acquire the Vein Clinic of the Triangle, Inc. the Company assumed a liability payable to the principals bearing simple interest at 7.25% per annum. Repayment terms have been modified to 8 equal quarterly installments commencing at the end of the September 30, 2007.

13.
Under the terms of the Asset Purchase Agreement dated June 29, 2007 to acquire the Mark A. McQuaid, MD, PA, in addition to common stock of the Company. A note payable of $300,000 is due. The Note is payable is in two equal installments of $150,000. As of November 5, 2007 the Company had issued the first installment with the remaining installment to be paid before the end of this fiscal year.

14.
Under the terms of the Asset Purchase Agreement to acquire the Mark A. McQuaid, M.D., P.A. the Company entered into a Trade and Domain License Agreement to purchase Dr. McQuaid’s trade and domain names. Under the License Agreement, the Company will make one equal payment in April 2008. This payable does not bear interest. Upon payment of the final installment, the Company can acquire all rights to the name North Texas Vascular and Varicose Veins and planolegs.com for ten dollars ($10).

15.	Demand note payable dated January 18, 2007 to O. Martin Franklin, D.O. for accrued wages. Note is payable within 10 days of demand notice, note bears interest at 10% per annum.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

(5) Common Stock to be Issued

Common stock to be issued represents the unissued portion of the common stock consideration for the transaction entered into with each acquisition, valued at market on the day of closing. On June 30, the unissued amounts are as follows:

John Mauriello, M.D. & Joseph Zygmunt, RVT, 1,650,000 shares	$330,000
John Mauriello, M.D.	50,000
Mark A. McQuaid, M.D., 1,716,000 shares	253,110
$633,110

 (6) Employment Contracts

The Company has entered into employment agreements with each of its employed physicians for an initial term of at least three (3) years. Physician employees of professional corporations that have entered into management agreements with the Company have entered into employment agreements with those corporations. Basic compensation to all physicians is paid as a percentage of net receipts ranging from 14% to 30%. One of the physicians currently maintains a general surgery (non-vein) practice for which he receives 70% of collected fees. Certain agreements contain additional incentives for sales of related medical devices, administrative or oversight compensation for company related activities, or the training of a new physician. Company sponsored benefit plans are paid based on the full or part-time status of the physician.

(7) Obligations Under Capital Leases

The Company has capitalized rental obligations under equipment leases. The obligations, which mature in May 2008 through December 2011, represent the total present value of future rental payments discounted at the interest rates implicit in the leases. Future minimum lease payments under capital leases are:

Year ending June 30,
2008	$62,316
2009	37,128
2010	35,454
2011	24,149
2012	11,245
Total minimum lease payments	170,292
Less amount representing interest	7,247
Present value of net minimum lease payments	163,045
Less current portion	56,687
Non-current portion of obligations under capital leases	$106,358

Year ending June 30,	2007	2006
Total assets under capital leases	$234,057	$119,128
Less: accumulated depreciation	98,468	41,888
Net book value	$135,589	$77,240

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

(8) Commitment and Contingencies

Commitment

The Company leases office space, ranging from 200 to 7,000 square feet with terms expiring through January 2012, and certain office or medical equipment, which are included under the terms of the South Carolina office space lease on a month-to-month basis. Certain of the lease terms require 30 days prior written notice to terminate the respective lease.

Rent expense amounted to $528,646 and $539,384 for the fiscal year ended June 30, 2007 and 2006.

The following is a schedule by year of future minimum rental payments required under operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of June 30, 2007:

Year Ending June 30,
2008	$507,901
2009	384,026
2010	330,904
2011	334,479
2012	337,496
Thereafter	508,107
$2,402,913

The Company expects to open a new location in the greater Atlanta, Georgia area in November 2007. A new 60 month lease was entered into for approximately 4,200 square feet with an annual base rent commencing at $96,210 per year.

As part of the acquisition of the Plano, Texas location, a planned relocation of the practice is expected to take place in April 2008. A new 60 month lease was entered into for approximately 4,000 square feet with a base rent commencing at $98,675 per year.

As part of the acquisition of the Irmo, South Carolina location on October 12, 2007, the Company entered into a 12 year sub-lease commencing October 22, 2007 for approximately 2,573 square feet with a base rent commencing at $59,579 per year.

Contingencies

On August 8, 2007 the Company received notification of a summons and complaint for unspecified damages, filed in the Superior Court of New Jersey, Ocean County naming one of the Companies Doctors, the Company and its Chairman. The suit alleges that in October 2005, a certain patient incurred pain and suffering post an in office procedure that has lead to a permanent disability. The Doctor has notified his medical malpractice insurer as well as the Company and its Chairman has notified their respective insurers. Each of the insurance companies are planning to vigorously defend each of the defendants.

The Company is involved in litigation arising in the ordinary course of business. While the ultimate outcome of these matters is not presently determinable, it is the opinion of management that the resolution of outstanding claims will not have a material adverse effect on the financial position or results of operations of the Company.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

(9) Preferred Stock Purchase Agreements Series A and B

Series A

In March 2006, the Company entered into, and closed on May 1, 2006 (“Closing Date”) a Preferred Stock Purchase Agreement (“Agreement”) with Barron Partners, LP purchasing 70% of the offering and 15 other investors comprising the balance (“Investors”) to purchase 27,777,778 preferred shares at seven and 20/100 cents ($0.072) per share. As part of the Agreement, the Company issued warrants to purchase 20,000,000 shares of the Company’s common stock at exercise prices of sixteen cents ($0.16) and twenty-four cents ($0.24) per share. Each share of Preferred Stock may initially be converted into one (1) share of the Company’s common stock. The Investors will not be entitled to convert their shares if any holder’s beneficial ownership will exceed 4.9% of the then outstanding common stock.

Additionally, the Agreement required that certain founding shareholders, namely Calvin Cao and Joseph Morgan, transfer all voting rights associated with their holdings in the Company to Eric Luetkemeyer the Company’s President and CEO, for a period of one (1) year. On the date of the Agreement, Mr. Morgan was the subject of a securities fraud investigation from transactions not associated with the Company. Thus, Mr. Morgan has agreed that until he ceases to be the subject of any criminal investigation or any conviction arising there from, Mr. Morgan’s voting rights will remain with Mr. Luetkemeyer.

Covenants within the Agreement require that the Company:

▪	Register the underlying common shares and retain the effectiveness of such registration pursuant to the Registration Rights Agreement referenced within the Agreement,

▪
Reserve a sufficient number of common shares to cover any conversions of the preferred shares and warrants issued under the Agreement. At June 30, 2007 and 2006, the Company did not have a sufficient reserve of shares of common stock authorized and unissued to cover all the shares of common stock underlying the preferred shares and warrants sold under the Agreement, The Company currently does not have enough common or preferred stock to issue all shares due to the preferred shareholders. On October 12, 2007 the Board of Directors, subject to the approval of the Company's shareholders, authorized the Company to increase the authorized of both classes of stock.

▪
Register under Section 12(g) of the Securities and Exchange Act of 1934 (the “1934 Act”) and comply with all of the reporting requirements thereunder. As of June 30, 2007 and 2006, the Company has not filed the documents necessary to comply with this covenant and the Company shall pay the Investor liquidated damages 13,699 preferred shares per day until such time as the Company is registered under the 1934 Act. On April 27, 2007, the Investor calculated the penalty as 3,123,372 preferred shares for the period from the due date July 2, 2006 to the settlement date. The Investors opted to accept this penalty in preferred shares.

▪
File a Form 10-SB under the 1934 Act within sixty (60) days of the Closing Date. If the Company does not comply, it shall pay the Investor liquidated damages of five percent (5%) per month in cash or preferred stock until such time as the Form 10-SB is filed. As of June 30, 2007 and 2006, the Company had not filed Form 10-SB. On April 27, 2007, the Investor calculated the penalty as 13,842,592 preferred shares for the period from the due date July 2, 2006 to the settlement date. The Investors opted to accept this penalty in preferred shares.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

▪
Effectiveness of Registration Statement within one hundred eighty (180) days of the Closing Date. If the Company does not comply, it shall pay the Investor liquidated damages of 13,699 preferred shares per day until such time as the Registration Statement is effective. As of June 30, 2007 and June 30, 2006, the Company did not meet this requirement. On April 27, 2007 the Investor calculated the penalty as 1,479,492 preferred shares for the period from the due date of October 30, 2006 to the settlement date. The Investors opted to accept this penalty in preferred shares.

▪
Have a majority of the Board of Directors comprised of qualified independent directors as defined by the NASD within ninety (90) days of the Closing Date. If at anytime the Board is not comprised of a majority of independent directors, the Company shall pay the Investor liquidated damages of eighteen percent (18%) per annum, payable in cash or preferred stock, pro rated until cured. On October 31, 2006, the Investor calculated the penalty as 821,918 preferred shares for the period from the due date July 2, 2006 to September 30, 2006. The Investors opted to accept this penalty in preferred shares. On October 1, 2006, the Company appointed an independent board of three qualified directors, which constitutes a majority of the Board.

▪
Have independent directors appointed to the audit and compensation committees within ninety (90) days of the Closing Date. If at any time each of these committees is not comprised of a majority of independent directors, the Company shall pay the Investor liquidated damages of eighteen percent (18%) per annum, payable in cash or preferred stock, pro rated until cured. On October 31, 2006, the Investor calculated the penalty as 821,918 preferred shares for the period from the due date July 2, 2006 to September 30, 2006. The Investors opted to accept this penalty in preferred shares. At the first board meeting of the Company held on October 16, 2006, each board member accepted assignment to a committee (audit, compensation and nomination committees) and the respective charters were adopted.

▪
Effectuate a reverse split of no less than one for six within ninety (90) days of the Closing Date. If the Company does not comply, it shall pay the Investor liquidated damages of twenty eight percent (28%) pre annum, pro rated until cured in cash or preferred stock. On April 27, 2007, the Investor calculated the penalty as 4,219,178 preferred shares for the period from the due date July 2, 2006 to the settlement date. The Investors opted to accept this penalty in preferred shares.

▪
On April 27, 2007, the Investor calculated the total penalty shares due the preferred Series A shareholders at 24,308,470 for a total cost of $5,081,832. The Company has issued 10,779,342 shares at a cost of $1,699,550 prior to June 30, 2007 and 13,529,128 shares are still owed and accrued at a value of $3,382,282 as of June 30, 2007.

▪	Make a price adjustment based on earnings per share:

o
In the event the Company’s Fully Diluted Pre-Tax Income Per Share (as defined below) for the year ended June 30, 2006 is between $0.01 and $0.006, after having reversed the impact on the Statement of Consolidated Statements of Income of the Employee Stock Option Plan adopted under paragraph 6.22 of the Agreement and all fees paid or accrued by the Company during the fiscal year ended June 30, 2006 in connection with the Agreement, then the conversion price of the preferred stock must be reduced proportionately by 0% if the Fully Diluted Pre-Tax Income is $0.01 per share or greater and by 35% if the Fully-Diluted Pre Tax Income is $0.006 per share (35% decrease) or less. For example if the earnings are $0.008 per share (20% Decline) then the Conversion Price, as defined in the Certificate of Designation, shall be reduced by 20% of the then current conversion price per share.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

o
In addition to any adjustment pursuant to Section 6.15.1 of the Agreement, if the Company’s Fully Diluted Pre-Tax Income Per Share (as defined below), for the year ended June 30, 2007 is between $0.056 and $0.036, then the conversion price must be reduced proportionately by 0% if the fully-diluted Pre Tax Income is $0.056 per share or greater and by 35% if the fully-diluted Pre Tax Income is $0.036 per share or less. For example if the earnings are $0.045 per share (20% Decline) then the conversion price, as defined in the Certificate of Designation, must be reduced by 20% of the then current conversion price per share. “Fully-diluted Pre-Tax Income Per Share” shall be based on the number of outstanding shares of Common Stock plus all shares of Common Stock issuable upon conversion of all outstanding convertible securities and upon exercise of all outstanding warrants, options and rights, regardless of whether (i) such shares would be included in determining diluted earnings per share and (ii) such convertible securities are subject to a restriction or limitation on exercise. Thus, for purpose of determining Fully-Diluted Pre-Tax Income Per Share, the four and nine tenths percent (4.9%) limitation should be disregarded. The adjustment to the conversion price shall be made within five business days of the audited numbers being reported to the SEC.

o
In either case above the Company did not meet the EPS targets as set.  On April 27, 2007, the Investor calculated the additional shares due the preferred Series A shareholders as 71,194,812 preferred shares in addition to the initial investment of 27,777,778 plus penalty shares totaling 24,308,470.

▪
Establish an employee stock option plan representing 15% of the primary shares outstanding. Fifty percent (50%) of the initial options are to be assigned to the Company’s President and CEO, Mr. Luetkemeyer, as fully vested. The balance is to be distributed as determined by the Compensation Committee, each grant to have a five year vesting period. On June 15, 2007 the Board of Directors adopted a Stock Incentive Plan. As of June 30, 2007 two former and one current non-executive employee have been issued stock options totaling 650,000 shares with a vesting period of 3 to 5 years and an exercise prices between $0.18 and $0.25. A charge to earnings has been made for $16,546 related to the cost of these options.

▪
On March 20, 2006, the Board approved an amendment to the Articles of Incorporation to increase the authorized capital stock to one hundred million (100,000,000) common shares and forty-five million (45,000,000) shares of preferred stock of which thirty-five million are to be designated Series A preferred stock.

▪
On June 26, 2007 the Company entered into an agreement with its Preferred Series A shareholders to permit an offering of Series B shares, a waiver of any further accrual of liabilities post April 28, 2007 and to replace the Registration Rights Agreement with an Investors Rights Agreement. In addition, a final calculation of liquidated damages was approved, issuing 13,529,128 preferred Series A shares. Finally, the Series A shareholders where notified that pursuant to their original private placement agreement the Company had certain EPS targets as referenced above. In both cases the Company failed to meet those targets. As such the original purchase price and the warrant purchase prices was decreased resulting in additional shares and included in the final liquidated damages calculation.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

Series B

In 2007 the Company offered and closed on a secondary offering of a Series B Convertible Preferred Stock and Warrants (“Series B”). The offering consisted of $1.5 million of Series B in units of $50,000 each. Each unit comprised (i) 100 shares of Series B Convertible Preferred Stock, par value $0.001 per share with each one share of Series B Convertible Preferred Stock convertible into 10,000 shares of our Common Stock, par value $0.001 and (ii) a warrant to purchase 500,000 shares of Common Stock at an initial exercise price of $0.10 per share.

▪
Prior to the offering and closing two investors made interest bearing loans of $60,000 and $75,000 to the Company convertible into the Series B offering subject to the Company closing on a minimum $100,000 private offering. Both notes plus accrued interest have been converted into 124 and 155 shares, respectively of the Series B Convertible Preferred Stock plus warrants for 620,000 and 775,000 common shares.

▪
An initial closing of $1,000,000 of the Series B offering took place netting the Company $899,765 after placement fees and expenses. The Company issued 2,000 shares of Series B Preferred stock and warrants for 10,000,000 common shares.

▪
A second closing took place for $337,500 netting the Company $300,777, for investors that had their paperwork in prior to June 30, 2007. The Company issued 675 Series B Preferred Shares and warrants for 3,375,000 common shares.

▪
On June 30, 2007 Daniel Harvey elected to convert a working capital loan and a bridge loan he previously made to the Company into the Series B offering, resulting in the issuance of 296 shares of Series B Preferred stock and a warrant for 1,480,000 common shares.

(10) Common Stock Warrants

On February 15, 2006, the Company entered into a renewable Revolving Loan and Security Agreement (“Loan Agreement”) with ABS SOS-Plus Partners LTD (“Lender”) to make advances on the Company’s eligible accounts receivable for a one year term. The loan is for up to 2,000,000 or 55% of eligible accounts receivable and bears interest at eighteen percent (18%) per annum. As an incentive to enter into the Loan Agreement, the Company issued to the Lender two (2) five (5) year warrants to purchase 350,000 and 650,000 common shares at $1.20 and $2.00, respectively. The warrant provides for a price adjustment to the lower price should any shares or warrants be sold or issued at a price lower than the price at which the warrants were issued. The fair value of the ABS-SOS (CTI) Warrants on February 15, 2006 was calculated in the amount of $768,291.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

On May 3, 2006, the Company entered into a preferred stock purchase agreement (see below) which triggered the aforementioned provision, and the initial exercise price of $1.20 per share for warrants to purchase 350,000 shares of common stock and $2.00 per share for warrants to purchase 650,000 shares of common stock was changed to reflect the exercise price of the preferred stock agreement of $0.16 and $0.24, respectively. This resulted in a revaluation of the warrants and recording an additional expense of $371,312 as of May 3, 2006 for a total warrant value of $396,979. As of June 30, 2007 and 2006 the fair value of the warrants was calculated to be $150,230, resulting in a mark to market adjustment of $(13,811) and $197,633, resulting in a mark to market adjustment of $199,346 respectively.

In March 2006, the Company entered into, and closed on May 3, 2006 a Preferred Stock Purchase Agreement with Barron Partners, LP purchasing 70% of the offering and 15 other investors comprising the balance to purchase 27,777,778 preferred shares at seven and 20/100 cents ($0.072) per share. The Company evaluated the embedded conversion feature of the Preferred Stock Agreement to determine if a separate instrument with the same terms as the embedded conversion option meets all the characteristics of a derivative instrument under FASB Statement No. 133. The Company concluded that the convertible preferred stock is convertible into a large number of shares of common that are publicly traded but which could not be sold rapidly into the market without the share price being significantly affected, then the embedded conversion feature would not meet the net settlement criteria in paragraph 6(c) of FASB Statement No. 133, and thus, not require bifurcation. Each share of Preferred Stock may initially be converted into one (1) share of the Company’s common stock. On June 30, 2006, the Company’s conversion rate of $.072 for preferred stock was reduced 35% based on certain financial benchmarks not being achieved as stated in the agreement. The new conversion rate is $.0468 per share. The Company, due to the decrease in exercise price, will have to issue an additional 14,957,265 shares upon conversion. On June 30, 2007 the Company’s adjusted conversion rate of $.0468 for preferred stock was further reduced 35% based on certain financial benchmarks not being achieved as stated in the agreement. The new and final conversion rate is $.03 per share. The Company, due to the decrease in exercise price, will have to issue an additional 23,011,177 shares upon conversion. As part of the agreement, the Company issued warrants to purchase 20,000,000 shares of the Company’s common stock at exercise prices of sixteen cents ($0.16) and twenty-four cents ($0.24) per share. On May 3, 2006 the Company recorded the fair value of the warrants using the black-scholes model to be $9,093,601. The Company failed to meet the financial benchmarks as defined in the warrant agreement resulting in a 99% decrease in the exercise price of the warrants. As of June 30, 2007 and 2006, the Company has recorded the fair value of the warrants using the black-scholes model to be $5,551,797 and recorded a mark to market adjustment of $1,003,256 and $4,548,541 and recorded a mark to market adjustment of $4,545,060 respectively. The Company did recognize a beneficial conversion feature and recorded a beneficial conversion equal to the proceeds received of $2,000,000, which was accreted back immediately as a dividend. In EITF Topic D-98, the EITF addresses the classification outside of permanent equity of securities that are redeemable for cash or other assets. EITF Topic D-98 requires companies to present these securities separately as mezzanine equity if redemption is not within the Company’s control. The agreement calls for redemption upon change of control and would, thus require classification outside of permanent equity.

On January 18, 2007 the Company entered into a First Amendment to Loan and Security Agreement (See Note 11) with ABS SOS-Plus Partners LTD. As an incentive to enter into this agreement a warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.20 per share. The warrant contained a cashless exercise option and anti-dilution clause. On January 18, 2007 the Company recorded the fair value of the ABS-SOS (CTI) Warrants to be $492,953. As of June 30, 2007, the Company has recorded the fair value of the warrants using the black-scholes model to be $374,488 and recorded a mark to market adjustment of $118,465.

On June 29, 2007, the Company entered into a series B preferred stock purchase agreement (see note 9). The agreement offered 50% warrant coverage at $0.10 per share for a total of 16,250,000 common stock warrants. As of June 30, 2007 the fair value of the warrants was calculated to be $3,804,298. The Company did recognize a beneficial conversion feature and recorded a beneficial conversion equal to the proceeds received of $1,624,622, which was accreted back immediately as a dividend. In EITF Topic D-98, the EITF addresses the classification outside of permanent equity of securities that are redeemable for cash or other assets. EITF Topic D-98 requires companies to present these securities separately as mezzanine equity if redemption is not within the Company’s control. The agreement calls for redemption upon change of control and would, thus require classification outside of permanent equity.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

The Company has evaluated both the Loan Agreement with warrants attached and the convertible preferred stock agreement with warrants under applicable GAAP and has determined that all the warrants should be reflected as liabilities. The Company measures them at fair value and marks to market the value of the warrants as of each reporting period.

(11) Stock Options and Warrants

Stock Options

The following table presents the activity of stock options issued for the years ended June 30, as follows:

Stock Options	Number of Shares	Weighted Average Exercise Price per share $	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($)
Outstanding at July 1, 2005
Granted	605,000	$0.40	4.84	$-
Exercised
Expired
Canceled

Outstanding June 30, 2006	605,000	$0.40	4.84	-
Granted	650,000	$0.24	3.80	-
Exercised
Expired
Canceled

Outstanding at June 30, 2007	1,255,000	$0.32	3.82	$-

Exercisable at June 30, 2007	118,000	$0.40	3.84	$-

As of June 30, 2007 there was $225,454 of unrecognized compensation cost, related to non-vested options granted under employment contracts, which is expected to be recognized over a weighted average period of 4 years.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

Stock Warrants

The following table presents the combined activity of stock warrants issued for the years ended June 30, as follows:

Stock Warrants	Number of Shares	Weighted Average Exercise Price per share $	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($)
Outstanding at July 1, 2005
Granted	23,777,778	$0.01	4.84	$4,455,156
Exercised
Expired
Canceled

Outstanding June 30, 2006	23,777,778	$0.01	4.84	4,455,156
Granted	18,250,000	$0.10	5.00	2,737,500
Exercised
Expired
Canceled

Outstanding at June 30, 2007	42,027,778	$0.05	4.34	$8,381,544

Exercisable at June 30, 2007	42,027,778	$0.05	4.34	$8,381,544

Of above warrants, 23,777,778 expire in fiscal year June 30, 2011 and 18,250,000 expire in fiscal year June 30, 2012.

(12) Revolving Line of Credit - Loan and Security Agreement

On February 15, 2006, the Company entered into renewable Revolving Loan and Security Agreement (“Loan Agreement”) with ABS SOS-Plus Partners LTD (“Lender”) to make advances on the Company’s eligible accounts receivable for a one year term. The loan is for up to $2,000,000 or 55% of eligible accounts receivable and bears interest at eighteen percent (18%) per annum. Under the Loan Agreement, once certain conditions are satisfied, the interest rate will be reduced to prime plus two percent (2%) but no less then the higher of 8.75% or $3,000 per month. The Loan Agreement provides for the Lender to receive an annual facility fee on each anniversary of 1% of the maximum line amount, a collateral management fee of 0.25% of the average daily balance outstanding and certain nominal fees for late reporting and over-advances. The Loan Agreement also provides that all current and acquired physician practice accounts receivable be added to the borrowing base and that all cash collections be deposited into a lockbox and swept into the Lender’s collection account.

As an incentive to enter into the Loan Agreement, the Company issued to the Lender two (2) five (5) year warrants to purchase 350,000 and 650,000 common shares at $1.20 and $2.00, respectively. The warrant provides for a price adjustment to the lower price should any shares or warrants be sold or issued at price lower than the warrants issued.

Revolving Line of Credit Facility Default Notification and Remediation -
On August 1, 2006, the Lender informed the Company that it was in default of certain covenants within the Loan Agreement. The defaults related to the acquisition of John R. Kingsley, M.D., P.C. and the Company’s failure to provide prior notification to the Lender that it was assuming certain debt obligations in connection with the acquisition. The Lender provided an extension, until August 31, 2006, to remediate this default. In return, the Company paid a forbearance fee of $5,000 and issued a warrant for 50,000 shares at $0.24 per share with the same terms as their previously issued warrants. All debt is included in current liabilities. As of February 2007 the above default has been remedied by consolidating the debt obligations with our lender. The Company remains in default under its agreement with the lender for failing to provide certified and monthly financial statements.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

First Amendment to Loan and Security Agreement -
On January 18, 2007, the Company entered into a First Amendment to Loan and Security Agreement for a term note of $518,000 at 18% interest replacing the Regions Bank debt assumed as part of the John R. Kingsley, M.D., P.C. acquisition. Repayment terms where due as follows (i) $9,000 per month beginning March 1, 2007 and the first day each month thereafter, (ii) the earlier of (a) July 1, 2007, and (b) the initial capital raise and amount equal to $250,000, (iii) any capital rise thereafter the remaining balance shall be paid. On July 10 and August 10, 2007 the Company made principal reduction payments totaling $250,000.

As an incentive to enter into this agreement a warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.20 per share. The warrant contained a cashless exercise option and anti-dilution clause.

ABS-SOS Warrant Anti-dilution Provision -
Effective with the closing of our Series B offering the lenders warrant contained a provision to re-price each of the warrants described above. Included within the provision was a maximum price reduction to $0.10. As of June 30, 2007, all of the lenders warrants have been re-priced to the maximum price reduction,

(13) Related Party Transactions

During the period from October 5, 2004 (date of inception) through June 30, 2005, a shareholder advanced the Company $250,000. At June 30, 2005, the balance remaining due to this shareholder was $75,727 and was formalized into a non-interest bearing unsecured note payable due on demand. As of June 30, 2007 and 2006 the amount due is $73,794 reduced for certain expenses charged to the company on behalf of the shareholder.

A shareholder and the Company’s CEO each advanced the Company working capital supported by an unsecured, subordinated note. At June 30, 2007 and 2006, the balances on the notes held by the shareholder and the CEO were $111,349 and $102,719, respectively.

A shareholder and the Company’s current Chief Executive Officer own a professional office condominium which housed our Lake Mary, Florida medical clinic. Rent is charged to the Company at the cost of carrying the mortgage plus common area maintenance fees. During the period ended June 30, 2007 and 2006, the Company paid $38,057 and $60,993, respectively. As of June 30, 2007, the Company has a liability to the landlord of $39,132. Further, on August 31, 2007 the lease was terminated and the space rented to an unrelated third party. On September 1, 2007, the Company returned this property back to the landlord.

The above amounts are not necessarily indicative of the amounts which would have been incurred had comparable transactions been entered into with independent parties.

(14) Deferred Payment Agreement

The Company entered into a one time agreement (signed September 17, 2007) to defer on behalf of its Chairman/Director an amount equal to $29,000. On the anniversary of this deferral the amount will be adjusted for earnings based on the annual return of the John Hancock Freedom 529 Fixed Income Portfolio, class A shares (or an investment with similar risk and return characteristics, as determined by the Company, in the event such investment return becomes unavailable). Such payment shall be on or as soon as practicable following the first day of the month coincident with or immediately following Executive’s attainment of age seventy (70) (the “Commencement Date”). In the event Executive dies prior to receiving such payment, the payment shall be paid to a beneficiary designated in writing and submitted to the Company by Director.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

(15) Income Taxes

The provision for income taxes at June 30, consisted of:

	2007	2006
Current:
Federal	$-	$-
State	1,000	-
	1,000	-

Deferred:
Federal	-	-
State	-	-
	-	-
Provision for income taxes	$1,000	$-

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference at June 30, are as follows:

	2007 $	2007%	2006 $	2006%
Tax benefit at U.S. statutory rate	4,387,994	34.2%	3,976,936	34.1%
State income tax benefit, net of federal benefit	465,469	3.6	422,836	3.6
Effect of non-deductible expenses	(2,569,398)	(20.2)	(2,561,412)	(21.9)
Change in valuation	(2,284,065)	(17.8)	(1,838,360)	(15.8)

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at June 30, are as follows:

Deferred tax assets (liabilities):	2007	2006
Allowance for contractual adjustments and bad debt	$ 559,338	$ 198,687
Amortization variance	(63,910)	381
Accrued wages and liability	106,659	107,409
Net operating loss	4,254,192	2,386,432
Valuation allowance	(4,856,279)	(2,692,909)
	$ -	$ -

Management has established a valuation allowance equal to the amount of the deferred tax assets due to the uncertainty of the Company’s realization of the benefit.

As of June 30, 2007 and 2006 respectively, the Company had federal and state net operating loss carry-forwards totaling $11,305,321 and $6,341,833 which begin expiring in 2025.

Vein Associates of America, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal years ending June 30, 2007 and June 30, 2006.

(16) Subsequent Events

New Practice Acquisition -
On October 12, 2007 the Company entered into an asset purchase agreement to acquire the vein clinic from South Carolina Internal Medicine Associates and Rehabilitation, LLC. A new professional corporation was formed to incorporate the clinic operations into called Vein Associates Irmo, P.C.

Notice of Warrant Exercise
On November 6, 2007 the Company received notification from its lender ABS SOS-Plus, LTD (“ABS”) exercising a cashless acquisition of all warrants issued to them. In addition, each warrant contained an anti-dilution clause that was triggered upon the closing of the Series B transaction. Initially ABS had warrants to purchase 3,050,000 common shares which under the anti-dilution clause converted to 6,240,000.

VEIN ASSOCIATES OF AMERICA, INC.

10,005,389
Shares
Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

__________, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Certain Limited Liability and Indemnification Provisions

We have the authority under Section 607.0850 of the Florida Business Corporation Act (“FBCA”) to indemnify our directors and officers to the extent provided for in such statute. The FBCA provides, in part, that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person: (1) conducted himself in good faith; (2) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

Under the FBCA, a corporation may indemnify a person against judgments, penalties, including excise and similar taxes, fines, settlement, unreasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Charter Documents

Our Articles of Incorporation provide we will indemnify any person who was, is a party, or is threatened to be made a party to any threatened, pending, or completed actions, suit, or proceeding based on the fact that (s)he is or was our officer, director, employee, or agent again expenses (including attorneys’ fees), judgments, fines, settlements, and other expenses reasonably incurred in connection with such action, if the person acted in good faith and in a manner (s)he reasonably believed to be in (or not opposed to) our best interests, or in criminal proceedings, where (s)he had no reasonable cause to believe the conduct was unlawful. Provided that, no indemnification will be made for any claim, issue, or matter where such person has been adjudged to be liable for negligence or misconduct in the performance of his duties to us, unless the court where such action or suit was brought determines that taking into account the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses as the court deems proper.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

Under our bylaws, we have a duty to indemnify our directors, officers, and former directors and officers to the full extent permissible under the law.

Insurance

We have purchased an insurance policy covering our officers and directors, subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been a director or officer of our company.

By Agreement

Under an Employment Separation Agreement and Release, dated August 30, 2005, between us and Lee T. Fields, we agreed to indemnify and hold harmless Mr. Fields against any and all claims, suits, actions, damages, and penalties brought by any party based on acts Mr. Fields performed on our behalf.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

Registration fee	$44
Fees and expenses of accountants	125,000
Fees and expenses of legal counsel	50,000
Printing and engraving expenses	$5,000
Miscellaneous expenses	10,000
Total	$190,044

Item 26. Recent Sales of Unregistered Securities

We had 47,723,700 shares of common stock, 41,334,898 shares of Series A convertible preferred stock, 3,250 shares of Series B convertible preferred stock, and no shares of undesignated preferred stock issued and outstanding as of October 25, 2007. The issuances discussed under this section are exempted from registration under Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 4(2) of the Securities Act, as indicated. All purchasers of the issued securities represented to us that they acquired the shares for investment purposes only with a view to or for sale in connection with any distribution thereof. Moreover, all stock certificates contain appropriate restrictive legends. No underwriters or brokers or dealers were involved in connection with the sales of securities referred to in this section. Each investor had adequate access, through his relationship with us, to information about us.

On November 18, 2004, we agreed to issue 2,000,000 restricted and fully vested shares of our Common Stock to Lee T. Fields pursuant to an Employment Agreement whereby Mr. Fields agreed to serve as our chief executive officer. On August 15, 2005, pursuant to an Employment Separation Agreement and Release, Mr. Fields agreed to return 1,250,000 shares to us and to retain 750,000 shares of our Common Stock. As part of the settlement, we issued to Mr. Fields an option to purchase 200,000 shares of our common stock at ) $0.18 per share which expires on September 19, 2009. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

Also, on November 18, 2004, we agreed to issue 1,000,000 restricted and fully vested shares of our Common Stock to Eric Luetkemeyer pursuant to an Employment Agreement whereby Mr. Luetkemeyer agreed to serve as our chief financial officer. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On November 19, 2004, we issued 2,500,000 shares of common stock to Sylvia Torres-Thomas in connection with the acquisition of the assets of the Vein Center Orlando, valued at $625,000. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On December 1, 2004, we issued 10,000 and 5,000 shares of common stock to two employees of the Vein Center Orlando clinic in connection with an employment agreement whereby the employees were compensated for services rendered. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On December 28 2004, we issued 25,000 shares of common stock to an employee of the Vein Center Orlando clinic in connection with an employment agreement as a signing bonus. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

In January 2005, we issued 234,000 shares of common stock to certain individuals including employees in a series of closings in connection with a private placement for an aggregate of $88,046, net of offering costs of $28,954. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On February 14, 2005, pursuant to an Employment Agreement, we granted to Joseph Patrick Clancy, Jr., M.D., 250,000 shares of restricted Common Stock, for Dr. Clancy’s agreement to serve as a part-time staff physician for three years. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

Between February 2005 and May 2005 we issued 1,702,600 shares of our common stock at $0.50 per share to certain individuals, including an employee, in connection with a private placement for $851,300. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On March 1, 2005, we issued 325,000 shares of our common stock to Michael Oswalt pursuant to an Employment Agreement whereby Mr. Oswalt agreed to serve as our Vice President and Information Technology Director. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On March 1, 2005, we issued 150,000 shares of our common stock to Martin Freeman pursuant to an Employment Agreement whereby Mr. Freeman agreed to become an employee. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On March 1, 2005, we issued 200,000 shares of our common stock to Daniel Sullivan pursuant to a Consulting Agreement for accounting serviced rendered during the fiscal year ended June 30, 2005. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On March 1, 2005, we issued 100,000 shares of our common stock to Douglas Selander pursuant to a Consulting Agreement for financial consulting services rendered. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On March 29, 2005, pursuant to an Assignment of Master Distribution Agreement, we agreed to issue to Medical Professionals, Inc. 500,000 shares of common stock and to Charles Kessock, 500,000 shares of common stock as partial payment for exclusive rights to the KM-25. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance. On October 26, 2006, we entered into a Termination and Release From the Master Distribution Agreement with Medical Professionals, whereby, among other things, Medical Professionals agreed to return the 500,000 shares of common stock issued under the original agreement.

On April 26, 2005, pursuant to an Employment Agreement, we granted to Robert Theobold, D.O., 300,000 shares of our common stock for Dr. Theobold’s agreement to serve as a staff physician for three years. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On May 1, 2005, pursuant to an Employment Agreement, we granted to Robert Reese, D.O., 250,000 shares of our common stock for Dr. Reese’s agreement to serve as a staff physician for three years. These shares are fully vested and transferable from the date of grant. We also issued an aggregate of 5,000 shares of common stock to two of Dr. Reese’s employees in connection with his employment. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On May 12, 2005, pursuant to an Employment Agreement, we granted to Paul Espinoza, M.D., 500,000 shares of our Common Stock as a signing bonus. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On May 20, 2005, we issued 100,000 shares of our common stock to Jenny Yoshida pursuant to an Employment Agreement whereby Dr. Yoshida agreed to become an employee. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On June 1, 2005, we issued 450,000 shares of our common stock to Neal Linnihan as compensation for marketing services rendered. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On June 15, 2005, we issued 250,000 shares of our common stock to Dr. John R. Kingsley as compensation for agreeing to serve as our chairman of the board. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On June 21, 2005, pursuant to an employment agreement, we issued 50,000 shares of our common stock to Marlie Clay for her agreement to serve as a licensed physician’s assistant. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

In June 2005, pursuant to an Asset Purchase Agreement we issued 3,000,000 shares of common stock to Dr. David Stone in exchange for the assets of the South Carolina Vein Center, valued at $1,500,000. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.  On May 15, 2006, we entered into a termination agreement with Dr. Stone whereby his employment agreement would terminate and the Boca Raton facility would close effective May 15, 2006. Under the termination agreement, Dr. Stone agreed to return 250,000 shares of common stock in return for certain assets in the Boca Raton facility.

On July 20, 2005, in connection with the share exchange between us and Cyberquest Group, Inc. we issued 5,150,000 shares of our common stock. (For more details, see “Description of Business” and “Managements Discussion and Analysis or Plan of Operation.”) We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On August 6, 2005, we issued 25,000 shares of common stock to Cutler Law Group, Inc. as payment for legal services rendered to us in connection with certain securities matters. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On August 18, 2005, we issued an aggregate of 85,000 shares of common stock to Larry Hopfenspirger and Sanford Brink in connection with a loan for an aggregate of $170,000 for which we issued two promissory notes. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

In September 2005, we issued 358,687 shares of common stock to Westminster Securities as a contingency payment for investment banker fees in connection with the Preferred Stock Purchase Agreement dated March 31, 2006. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On September 1, 2005, pursuant to an Asset Purchase Agreement with Dr. Martin Franklin, we issued 1,200,000 shares of our common stock for substantially all of the assets of the Kerrville, Texas Vein Center. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

On November 2, 2005, in connection with a private placement, we issued an aggregate of 292,700 shares of common stock to the following persons: David M. Freeman 40,000 shares, Martin P. Freeman 40,000 shares, Paul Vandersluis 40,000 shares, RES Holdings Corp 66,700 shares, Michael and Julie Snooke 40,000 shares, Julie Snooke Roth IRA 16,000 shares, Michael Snooke 16,000 shares, Christopher Eberle 20,000 shares, and Luis Torres 14,000 shares. We received $146,350, net of offering costs of $3,000, from this private placement. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

On February 15, 2006, pursuant to a Loan and Security Agreement with ABS, we issued warrants to purchase 2,120,000 shares of our common stock, as adjusted, to induce ABS to provide us with a credit facility of up to $2,000,000. The warrants are exercisable at $0.10 per share (which were originally issued at exercise prices of $1.20, $0.24, and $0.16 per share, but were reduced in accordance with the terms of the warrant). We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On March 31, 2006, we sold to Barron and certain other investors 27,777,778 shares of Series A convertible preferred stock and warrants to purchase 20,000,000 of our common stock in exchange for $2,000,000 cash, pursuant to a Preferred Stock Purchase Agreement. 10,000,000 of the warrants are exercisable at $0.16 per share and expire on March 31, 2011. The remaining 10,000,000 of the warrants are exercisable at $0.24 per share of common stock and expire on March 31, 2011. Subject to the registration of the shares of Common Stock underlying the warrants, we can compel exercise of the warrants should the price of the Common Stock be at least 175% of the exercise price for a prescribed measuring period. Under the Agreement, Barron and the other investors may not convert its Series A preferred shares or exercise its warrants if such conversion or exercise will result in Barron beneficially owning more than 4.9% of the common shares then outstanding. We relied on an exemption from securities under Rule 506 of Regulation D and Section 4(2) both under the Securities Act.

On May 1, 2006, pursuant to an Asset Purchase Agreement with Kingsley P.C. we granted 5,000,000 shares of our common stock for substantially all of the assets of Kingsley P.C. In connection with the Asset Purchase Agreement, we also granted an aggregate 105,000 shares to certain employees of Kingsley P.C. These latter shares vest in 20% increments over the next 5 years. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

On May 5, 2006, the Board of Directors granted an aggregate of 2,777,778 shares of Series A preferred shares convertible into 2,777,778 shares of common stock to the following persons: Cody Corrubia 585,650 shares, Todd M. DeMatteo 585,648 shares, Robert Onesti 585,649 shares, and Westminster Securities Corp 1,020,831 shares for services as placement agent in the March 2006 financing. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

On May 26, 2006 Dr. David Stone returned 250,000 shares of common stock in pursuant to his Termination Agreement, terminating his employment. We retired these shares in accordance with the terms thereof.

On June 12, 2006, the Board of Directors granted an aggregate of 169,998 shares of common stock to Larry C. Hopfenspirger (150,000 shares) and Sanford and Linda Brink JTWROS (19,998 shares). These shares were granted as penalty shares for the late repayment of the promissory notes issued on August 18, 2005. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

On August 1, 2006, we issued a warrant to purchase 120,000 shares of common stock, as adjusted, exercisable for 5 years, at a price of $0.10 per share to ABS. This warrant was issued as a forbearance fee pursuant to the Loan and Security Agreement between us and ABS. The default which triggered the need for the forbearance fee has since been cleared. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On September 19, 2006, we issued a warrant to purchase 200,000 shares of common stock exercisable for 3 years, at a price of $0.18 per share to Lee Fields, our former CEO. These warrants were issued in connection with a mediated settlement agreement whereby we agreed to issue warrants to Mr. Fields. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On November 30, 2006, pursuant to a stock transfer and separation agreement between us and Robert Theobard III, D.O., we issued an option to purchase 300,000 shares of common stock exercisable for 3 years, at a price of $0.28 per share to Robert Theobald III, D.O. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On December 12, 2006, the Board of Directors granted 2,514,468 shares of Series A convertible preferred stock to holders of Series A convertible preferred stock entitled to liquidated damages under the Preferred Stock Purchase Agreement and the Registration Rights Agreement entered in connection thereto. We relied upon the exemption from registration found under Rule 506 of Regulation D and Section 4(2) both under the Securities Act.

On January 18, 2007, we issued a warrant to purchase 4,000,000 shares of our common stock, as adjusted, exercisable for five (5) years, at a price of $0.10 per share to ABS. This warrant was issued in return for a term loan in the amount of $518,000, bearing interest at 18% per annum. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On March 1, 2007, we issued an option to purchase 150,000 shares of our common stock exercisable for 5 years at a price of $0.25 per share to an employee. This option was issued as an incentive option in connection with our employee retention initiative. We relied upon the exemption from registration found in Section 4(2) in connection with this issuance.

On May 1, 2007, pursuant to a Stock Purchase Agreement with Vein Associates Durham, P.C. (formerly known as Vein Help of the Triangle, P.C.) we issued 850,000 shares of our common stock valued at $0.20 per share to the shareholders of Vein Associates Durham, P.C. as partial payment for substantially all of the assets of Vein Associates Durham, P.C. We also agreed to issue an additional 1,650,000 shares which will vest in two equal installments on May 1, 2008 and May 1, 2009. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

    On May 1, 2007, pursuant to an Employment Agreement with Dr. John Mauriello we agreed to pay Dr. Mauriello 250,000 shares of our common stock as a signing bonus. Upon issuance, we will rely upon the exemption from registration found in section 4(2) of the Securities Act.

On June 1, 2007, pursuant to an Asset Purchase Agreement with Mark A. McQuaid, M.D., P.A. we issued 884,000 shares of our common stock valued at $0.1475 per share to Dr. McQuaid, the sole shareholder, as partial payment for substantially all of the assets of Mark A. McQuaid, M.D., P.A. We also agreed to issue an additional 1,716,000 shares which will vest in two equal installments on June 1, 2008 and June 1, 2009. In connection with the Asset Purchase Agreement, we also granted Dr. McQuaid 100,000 shares of common stock to be issued to certain employees of Mark A. McQuaid, M.D., P.A. within Dr. McQuaid’s discretion. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

On June 15, 2007, the Board of Directors granted 18,000 shares of common stock that vested to certain employees of Kingsley P.C. pursuant to the Asset Purchase Agreement between us and Kingsley P.C. The Board of Directors also granted 13,529,003 shares of Series A convertible preferred stock to holders of Series A convertible preferred stock entitled to liquidated damages under the Preferred Stock Purchase Agreement and the Registration Rights Agreement entered in connection thereto. These shares were issued on September 5, 2007. We relied upon the exemption from registration found under Rule 506 of Regulation D and Section 4(2) both under the Securities Act.

On June 29, 2007 and July 31, 2007, pursuant to a series of Subscription Agreements between us and the investors of Series B convertible preferred stock, we issued an aggregate of 2,675 shares of Series B convertible preferred stock and warrants to purchase 13,375,000 shares of common stock. We relied upon the exemption from registration found under Rule 506 of Regulation D and Section 4(2) both under the Securities Act.

On July 15, 2007, Daniel Harvey converted his promissory notes dated March 22, 2007 and December 19, 2005, in the amounts of $75,000 and $125,000, respectively, into an aggregate of 451 shares of Series B convertible preferred stock and warrants to purchase 2,255,000 shares of common stock. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

On July 15, 2007, John O’Shea converted his promissory note issued in March 2007 in the amount of $60,000, into 155 shares of Series B convertible preferred stock and warrants to purchase 620,000 shares of common stock. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

On August 8, 2007, the Board of Directors granted 250,000 shares of common stock to Dr. John Mauriello in connection with the Asset Purchase Agreement between us and Dr. Mauriello dated May 1, 2007. These shares were issued in October 2007. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

On August 8, 2007, the Board of Directors also granted 10,000 shares of common stock to Dr. Nickolas J. Colucci in connection with the Employment Separation Agreement and Release dated March 25, 2005. These shares were issued in October 2007. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

On October 2, 2007, pursuant to an Asset Purchase Agreement with South Carolina Internal Medicine Associates and Rehabilitation, L.L.C. we agreed to issue 2,500,000 shares of our common stock valued at $0.14 per share to Dr. Stephen Miller and the other shareholders of South Carolina Internal Medicine Associates and Rehabilitation, L.L.C. for substantially all of the assets used in conjunction with the operation of Palmetto Vein Center, a wholly owned division of South Carolina Internal Medicine Associates and Rehabilitation, L.L.C. In connection with the Asset Purchase Agreement, we agreed to issue 200,000 shares of common stock to be issued to certain employees of this facility within shareholders of South Carolina Internal Medicine Associates and Rehabilitation, L.L.C.’s discretion. We relied upon the exemption from registration found in Section 4(2) in connection with these issuances.

Item 27. Exhibits.

Exhibit Number	Description	Footnote Reference
3.1	Articles of Incorporation of National MediCenter Corp., dated October 5, 2004.	*
3.2	Certificate of Amendment of National MediCenter Corp., dated October 7, 2004.	*
3.3	Certificate of Amendment of National MediCenter Corp., dated December 6, 2004.	*
3.4	Articles of Amendment to the Articles of Incorporation of Cyberquest Group, Inc., dated August 24, 2005.	*
3.5	Articles of Amendment to the Articles of Incorporation of Vein Associates of America, Inc., dated September 2, 2005.	*
3.6	Articles of Amendment to the Articles of Incorporation of Vein Associates of America, Inc., dated May 3, 2006.	*
3.7	Amendment to the Articles of Incorporation of Vein Associates of America, Inc. filed June 27, 2007.	*
3.8	Bylaws of Vein Associates of America, Inc.	*
4.1	Form of Warrant, issued by Vein Associates of America, Inc. in favor of ABS SOS-Plus Partners, Ltd.	*
4.2	Option, dated September 19, 2006 by Vein Associates of America, Inc. in favor of Lee T. Fields.	*
4.3	Option, dated November 30, 2006 by Vein Associates of America, Inc. in favor of Robert J. Theobald III, D.O.	*
4.4	Form of Warrant, dated March 20, 2006 by Vein Associates of America, Inc. in favor of investors under the Preferred Stock Purchase Agreement.	*
4.5	Form of Warrant by Vein Associates of America, Inc., dated June 29, 2007 and July 31, 2007 in favor of investors under the Subscription Agreements.	*
4.6	Registration Rights Agreement, dated February 15, 2006 by and between Vein Associates of America, Inc. and ABS SOS-Plus Partners, Ltd.	*
4.7	First Amendment to Registration Rights Agreement, dated January 18, 2007 by and between Vein Associates of America, Inc. and ABS SOS-Plus Partners, Ltd.	*
4.8	Form of Registration Rights Agreement, dated March 20, 2006 by and between Vein Associates of America, Inc. and certain investors.	*
4.9	Form of Investor Rights Agreement, dated June 29, 2007 and July 31, 2007 by and between Vein Associates of America, Inc. and certain investors.	*
5.1	Opinion of Troutman Sanders LLP.	(1)
10.1	Employment Agreement, dated November 18, 2004 between National MediCenters Inc. and Eric Luetkemeyer.	*

Exhibit Number	Description	Footnote Reference
10.2	Employment Agreement, dated May 1, 2006 between Vein Associates, P.C. and John R. Kingsley, M.D.	*
10.3	Asset Purchase Agreement, dated May 1, 2006 by and between John R. Kingsley and Vein Associates of America, Inc.	*
10.4	Asset Purchase Agreement, dated as of June 1, 2007, by and between Mark A. McQuaid, M.D. P.A., Mark A. McQuaid, M.D., FACS and Vein Associates of America	*
10.5	Asset Purchase Agreement, dated June 24, 2005 by and among Vascular Relief Centers Corp. and South Carolina Vein Center, LLC.	*
10.6	Asset Purchase Agreement, dated September 1, 2005 by and between Vascular Relief Centers Corp. and Martin Franklin, D.O.	*
10.7	Stock Purchase Agreement, dated as of May 1, 2007 by and among the Shareholders of Vein Clinic of the Triangle, Inc., Vein Clinic of the Triangle, Inc. and Vein Associates of America, Inc.	*
10.8
Memorandum of Mediated Settlement, dated, September 19, 2006 between National MediCenters Inc. n/k/a Vascular Relief Centers Corp., Vein Associates of America, Inc. f/k/a CyberQuest, Inc. and Eric Luetkemeyer.
*
10.9	Memorandum Agreement, dated May 1, 2006 between Vein Associates, P.C. and John R. Kingsley, M.D.
10.10	Loan and Security Agreement, dated February 15, 2006 between Vein Associates of America, Inc. and ABS SOS-Plus Partners Ltd.	*
10.11
Term Note, dated January 18, 2007 between Vein Associates of America, Inc., Vein Associates, PA, Vein Associates Inc., Vascular Relief Centers Corp., Vein Associates Professional Association, Vein Associates P.C., and ABS SOS-Plus Partners Ltd.
*
10.12	Revolving Note, dated February 15, 2006 between Vein Associates of America, Inc., Vein Associates, PA, Vein Associates Inc., Vein Associates Professional Association, and ABS SOS-Plus Partners Ltd.	*
10.13
First Amendment to the Loan and Security Agreement, dated January 18, 2007 by and among Vein Associates of America, Inc., ABS, Vascular Relief Centers Corp., Vein Associates, PA, Vein Associates Inc., Vein Associates Professional Association, and Vein Associates P.C.
*
10.14	Preferred Stock Purchase Agreement, dated March 20, 2006 by and between Vein Associates of America, Inc. and certain investors.	*
10.15	Reorganization and Stock Purchase Agreement, dated July 20, 2005 between Vascular Relief Centers Corp. and Cyberquest Group, Inc.	*
10.16	Securities Purchase Agreement, dated August 18, 2005 by and among Cyberquest Group, Inc., Vascular Relief Centers Corp., Larry Hopfenspirger, and Sandford and Linda Brink.	*

Exhibit Number	Description	Footnote Reference
10.17	VNAA Associates Forbearance Agreement, dated August 18, 2005 between Vein Associates of America, Inc., Larry Hopfenspirger and Sandford & Linda Brink.	*
10.18	Note, dated August 18, 2005 between Cyberquest Group, Inc. and Larry C. Hopfenspirger.	*
10.19	Note, dated August 18, 2005 between Cyberquest Group, Inc. and Sandford and Linda Brink.	*
10.20	Form of Subscription Agreement, dated June 29, 2007 and July 31, 2007 between Vein Associates of America, Inc. and certain investors.	*
10.21	Asset Purchase Agreement, dated October 12, 2007 by and between South Carolina Internal Medicine Associates and Rehabilitation, LLC and Vein Associates of America, Inc.	*
10.22	Management Services Agreement, dated May 1, 2006 by and between Vein Associates of America, Inc. and Vein Associates, P.C.	*
10.23	Management Services Agreement, dated January 1, 2005 by and between Vascular Relief Centers Corp and Vein Associates, P.A.	*
10.24	Amendment to the Management Services Agreement, dated June 20, 2005 by and between Vascular Relief Centers Corp and Vein Associates, P.A.	*
10.25	Management Services Agreement, dated April 1, 2005 by and between Vascular Relief Centers Corp and Vein Associates, Inc.	*
10.26	Management Services Agreement, dated September 1, 2005 by and between Vein Associates of America, Inc. and Vein Associates, Professional Association.	*
10.27	Management Agreement, dated May 1, 2007 by and between Vein Associates of America, Inc. and Vein Associates Durham, P.C.	*
10.28	Management Agreement, dated June 1, 2007 by and between Vein Associates of America, Inc. and Mark A. McQuaid.	*
10.29	Employment Agreement, dated November 18, 2004 between National MediCenters Inc. and Lee T. Fields.	*
10.30	Employment and Separation Agreement and Release, dated August 30, 2005 between MediCenters, Inc., Vascular Relief Centers Corp., CyberQuest, Inc., Vein Associates of America, Inc., and Lee T. Fields.	*
16	Letter from Pender Newkirk & Company.	(1)
21	List of Subsidiaries.	*
23.1	Consent of Holtz Rubenstein Reminick LLP.	*
23.2	Consent of Troutman Sanders LLP (included in Exhibit 5.1).	(1)

* Filed herewith

(1)  To be filed by amendment.

Item 28. Undertakings

1.	The undersigned registrant (the “Registrant”) hereby undertakes:

a.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.	include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	include any additional or changed material information on the plan of distribution.

b.
For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

c.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

d.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

2.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Heathrow, State of Florida on November 9, 2007.

Date: November 9, 2007	VEIN ASSOCIATES OF AMERICA, INC. By: /s/ Eric Luetkemeyer Name: Eric Luetkemeyer Title: Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Vein Associates of America, Inc., a Florida corporation that is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, hereby constitute and appoint Eric Luetkemeyer his true and lawful attorney-in-fact and agent; with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such amendment to registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Eric Luetkemeyer
Eric Luetkemeyer Chief Executive Officer (Principal Executive Officer)	Director	November 9, 2007

/s/ Eric Luetkemeyer
Eric Luetkemeyer Chief Financial Officer (Principal Financial and Accounting Officer)		November 9, 2007

/s/ John R. Kingsley
John R. Kingsley, MD, PACS, RVT	Chairman of the Board of Directors	November 9, 2007

/s/ Steven M. Looney
Steven M. Looney	Director	November 9, 2007

/s/ Timothy R. Curran
Timothy R. Curran	Director	November 9, 2007

/s/ Stephen Strauss
Stephen Strauss	Director	November 9, 2007